   As filed with the Securities and Exchange Commission on February 3, 1998.

                                                       Registration No.333-44331

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ___________

                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                   __________

                      COMMERCIAL BANCSHARES, INCORPORATED
             (Exact name of registrant as specified in its charter)


       West Virginia                             6711                      55-0622108
(State or other jurisdiction of           (Primary Standard              (I.R.S. Employer
incorporation or organization)      Industrial Classification Code)     Identification No.)

                      Commercial BancShares, Incorporated
                               415 Market Street
                     Parkersburg, West Virginia 26102-1427
                                 (304) 424-0300
         (Address and telephone number of principal executive offices)
                                   __________

                      Larry G. Johnson
                      Commercial BancShares, Incorporated
                      415 Market Street, P. O. Box 1427
                      Parkersburg, West Virginia  26102-1427
                      (304) 424-3131

                      (Name, address and telephone number of agent for service)

                      Copy:  Sandra M. Murphy, Esq.
                      Bowles Rice McDavid Graff & Love, P.L.L.C.
                      600 Quarrier Street
                      Charleston, WV  25301
                      (304) 347-1131

                                   __________

   Approximate date of commencement of the proposed sale of securities to the public:
  As soon as practicable after this Registration Statement becomes effective.
                                   __________


       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

--------------------------------------------------------------------------------

  COMMERCIAL BANCSHARES, INCORPORATED
  CROSS REFERENCE SHEET PURSUANT TO RULE 501(b)

            Form S-4                                      Section Caption
            Item Number and Caption                       in Prospectus*
            -----------------------                       ----------------
  1.        Forepart of Registration Statement
            and Outside Front Cover Page of
            Prospectus..................................  Cross Reference Sheet;
                                                          Prospectus Page;
                                                          Outside Front Cover
                                                          Page

  2.        Inside Front and Outside Back Cover Pages
            of Prospectus...............................  TABLE OF CONTENTS
                                                          INCORPORATION OF
                                                          CERTAIN
                                                          DOCUMENTS BY REFERENCE

  3.        Risk Factors, Ratio of Earnings to Fixed
            Charges and Other Information...............  SUMMARY, THE PROPOSED
                                                          TRANSACTION

  4.        Terms of the Transaction ...................  SUMMARY, THE PROPOSED
                                                          TRANSACTION

  5.        Proforma Financial Information..............  SUMMARY, SELECTED
                                                          FINANCIAL DATA, PRO
                                                          FORMA STATEMENTS

  6.        Material Contracts with the Company Being
            Acquired....................................  INTERESTS OF CERTAIN
                                                          PERSONS IN THE
                                                          MERGER AND THE
                                                          WESBANCO MERGER

  7.        Additional Information Required for
            Reoffering by Persons and Parties Deemed to
            be Underwriters.............................  Not Applicable

  8.        Interests of Named Experts and Counsel......  LEGAL MATTERS, EXPERTS

  9.        Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities.................................  PART  II

  10.       Information with Respect to S-3
            Registrants.................................  SUMMARY, INFORMATION
                                                          CONCERNING COMMERCIAL
                                                          BANCSHARES,
                                                          INCORPORATED

  11.       Incorporation of Certain Information by
            Reference...................................  PART I

  12.       Information with Respect to S-2 or S-3
            Registrants.................................  SUMMARY,
                                                          INCORPORATION OF
                                                          CERTAIN DOCUMENTS BY
                                                          REFERENCE

  13.       Incorporation of Certain Information by
            Reference...................................  ADDITIONAL INFORMATION

  14.       Information with Respect to Registrants
            Other than S-3 or S-2 Registrants...........  Not Applicable

  15.       Information with Respect to S-2 or S-3
            Companies...................................  Not Applicable

  16.       Information with Respect to Companies Other
            than S-3 or S-2 Companies...................  SUMMARY, INFORMATION
                                                          WITH RESPECT TO
                                                          GATEWAY BANCSHARES,
                                                          INC.


            Form S-4                                      Section Caption
            Item Number and Caption                       in Prospectus*
            -----------------------                       ----------------
  17.       Information if Proxies, Consents or
            Authorizations are to be Solicited..........  SPECIAL MEETING OF
                                                          GATEWAY SHAREHOLDERS

  18.       Information if Proxies, Consents or
            Authorizations are to be Solicited..........  Not Applicable

  19.       Indemnification of Directors and Officers...  PART II
                                                          Indemnification of
                                                          Directors and
                                                          Officers of
                                                          Commercial and its
                                                          Subsidiaries

  20.       Exhibits and Financial Statement Schedules..  EXHIBIT INDEX, INDEX
                                                          TO FINANCIAL
                                                          STATEMENTS

  21.       Undertakings................................  PART II



* This Registration Statement on Form S-4 contains a prospectus/proxy statement to be sent to the shareholders of the company the Registrant proposes to acquire via a merger transaction, Gateway Bancshares, Inc.

                     [GATEWAY BANCSHARES, INC. LETTERHEAD]


                               February 3, 1998



  Dear Shareholder:


            You are cordially invited to attend a Special Meeting of Shareholders of Gateway Bancshares, Inc. to be held at the main office of the Bank of McMechen, 700 Marshall Street, McMechen, West Virginia, on March 9, 1998 at 10:00 a.m., local time. At this meeting, you will be asked to consider and approve the Agreement and Plan of Merger dated as of August 15, 1997, and as amended as of September 30, 1997 and December 15, 1997, (the "Merger Agreement") among Commercial BancShares, Incorporated ("Commercial") and the parties to the Plan of Merger, Gateway Bancshares, Inc. ("Gateway") and CBG Holding Company ("CBG Holding Company"), a wholly owned subsidiary of Commercial formed solely to facilitate the acquisition of Gateway by Commercial. The Merger Agreement sets forth the terms and conditions under which Commercial will acquire Gateway (the "Merger").


            Pursuant to the terms of the Merger Agreement and upon the effective date of the Merger, shareholders of Gateway will be entitled to receive not less than 1.742 nor more than 2.129 shares of Commercial common stock in exchange for each share of Gateway common stock owned. The exact number of shares of Commercial common stock shareholders of Gateway will be entitled to receive will be determined by dividing $80.00 by the average price of Commercial common stock reported on the American Stock Exchange for the twenty
  (20) trading days preceding Closing; provided such consideration shall be paid for no more than 66,652 shares of Gateway common stock. In the event there are no reported trades on any day during such twenty (20) day period, then the closing price for such a day for purposes of calculating the average price ("Average Price"), shall be the closing price last reported on a date preceding the date on which no trade occurred. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial Common Stock. If such quotient is greater than or equal to 2.129, then the exchange ratio will be 2.129 and Gateway shareholders will receive 2.129 shares of Commercial common stock for each share of Gateway stock they own. No fractional shares of Commercial common stock will be issued in connection with the acquisition and, in lieu thereof, Commercial will pay Gateway shareholders the value of any fractional shares of Commercial common stock in cash based on the Average Price.


            As discussed more fully in the enclosed proxy materials, on September 30, 1997, Commercial entered into a definitive Agreement and Plan of Merger (the "WesBanco Merger Agreement") with WesBanco, Inc., a West Virginia bank holding company ("WesBanco") whereby Commercial will be merged with and into CBI Holding Company, a West Virginia corporation and wholly-owned subsidiary of WesBanco ("CBI"). Under the terms of the WesBanco Merger Agreement, each issued and outstanding share of Commercial Common Stock, par value $5.00 per share, immediately prior to the effective time of the merger of Commercial and CBI (the "WesBanco Merger") will be converted into the right to receive 2.85 shares of WesBanco common stock. On January 28, 1998, the closing price of WesBanco common stock as reported on NASDAQ was $30.81.

            Accordingly, in the event Gateway shareholders approve the Merger shareholders of Gateway who do not dissent from the Merger will become Commercial shareholders, and as such will be entitled to vote on the WesBanco Merger and will also have dissenter's rights with respect to the WesBanco Merger. There is a possibility that the WesBanco Merger will not be consummated. In the event the WesBanco Merger is not consummated, shareholders of Gateway who do not dissent from the Merger will become shareholders of Commercial. These proxy materials should be read by Gateway shareholders with the knowledge that the WesBanco Merger may not be consummated and that they may ultimately remain shareholders of Commercial.


            Under West Virginia corporate law, the Merger is subject to approval of the holders of a majority of the outstanding shares of Gateway. The Merger is further subject to receipt of all required regulatory approvals and other conditions described in the enclosed materials.

            A notice of the Special Meeting, a proxy for your use in connection with that meeting, and a Prospectus/Proxy Statement describing the proposed transaction in detail accompany this letter. We urge you to read all of these documents carefully before deciding how to vote your shares.

            Your Board of Directors has unanimously determined that the Merger is fair to and in the best interests of Gateway and its shareholders. Accordingly, your Board of Directors unanimously recommends that you vote "FOR" approval of the Merger Agreement.

            We hope that you will attend the Special Meeting. Regardless of your plans to attend, we urge you, because of the importance of this matter, to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.

                                     Sincerely,


                                     /s/ Michael E. Moore
                                     _______________________________________
                                      Michael E. Moore
                                      President and Chief Executive Officer

                            GATEWAY BANCSHARES, INC.

                              700 Marshall Street
                         McMechen, West Virginia 26040
                                 (304) 232-5750

       NOTICE OF SPECIAL MEETING OF GATEWAY BANCSHARES, INC. SHAREHOLDERS


  TO THE SHAREHOLDERS:


            NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of Gateway Bancshares, Inc. will be held at the main office of the Bank of McMechen, 700 Marshall Street, McMechen, West Virginia on March 9, 1998 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matter:


            To consider and vote upon an Agreement and Plan of Merger dated as of August 15, 1997 and as amended as of September 30, 1997 and December 15, 1997, among Commercial BancShares, Incorporated, Gateway Bancshares, Inc. and CBG Holding Company, a wholly-owned subsidiary of Commercial. A copy of the Merger Agreement is attached as Annex A to the accompanying Prospectus/Proxy Statement.


            The close of business on January 23, 1998, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Special Meeting.




            The Board of Directors of Gateway Bancshares, Inc. has unanimously determined the Merger to be fair to and in the best interests of Gateway Bancshares, Inc. and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the Agreement.



  McMechen, West Virginia                 By Order of the Board of Directors
  February 3, 1998
                                          Dr. Thomas O. Dickey
                                          Secretary



         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT.
         ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                      COMMERCIAL BANCSHARES, INCORPORATED
                                  PROSPECTUS

                   GATEWAY BANCSHARES, INC. PROXY STATEMENT

                        141,902 Shares of Common Stock


           This Prospectus/Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Gateway Bancshares, Inc. ("Gateway") to be used at a special meeting of stockholders of Gateway, to be held on March 9, 1998 (the "Gateway Special Meeting"). The purpose of the Gateway Special Meeting is to consider and take action upon an Agreement and Plan of Merger, dated as of August 15, 1997, as amended on September 30, 1997 and December 15, 1997 (the "Merger Agreement"), among Commercial, and the parties to the Plan of Merger, Gateway and CBG Holding Company, which provides, among other things, for the merger of Gateway with and into CBG Holding Company (the "Merger").


           Upon consummation of the Merger, one share of common stock of Gateway, par value $12.50 per share ("Gateway Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive not less than 1.742 nor more than 2.129 shares of common stock of Commercial, par value $5.00 per share ("Commercial Stock"), plus cash in lieu of any fractional share interest, as described in this Prospectus/Proxy Statement. See "Summary," "The Merger" and Annex A.

           The exact number of shares of Commercial stock shareholders of Gateway will be entitled to receive will be determined by dividing $80.00 by the average price of Commercial stock reported on the American Stock Exchange for the twenty (20) days preceding the closing of the Merger (the "Closing"), provided such consideration shall be paid for no more than 66,652 shares of Gateway Stock. In the event there are no reported trades on any day during such twenty (20) day period, then the closing price for such a day for purposes of calculating the average price ("Average Price"), shall be the closing price last reported on a date preceding the date on which no trade occurred. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial Common Stock. If such quotient is greater than or equal to 2.129, then the exchange ratio will be 2.129 and Gateway shareholders will receive 2.129 shares of Commercial common stock for each share of Gateway stock they own.

           This Prospectus/Proxy Statement also constitutes a prospectus of Commercial relating to the shares of Commercial Stock issuable to holders of Gateway Stock upon consummation of the Merger. Based on 66,652 shares of Gateway Stock outstanding on the date hereof, a maximum of 141,902 shares of Commercial Stock will be issuable upon consummation of the Merger.

           THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           Information included or incorporated by reference in this Proxy Statement/Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results encompassed within the forward-looking statements will be achieved. Important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results encompassed within such forward-looking statements are discussed herein under the option "Risk Factors" and in other information included or incorporated by reference herein. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. This prospectus/proxy statement and accompanying proxy cards are first being mailed to shareholders of Gateway on or about February 3, 1998.

           The date of this Prospectus/Proxy Statement is February 3, 1998.

                             AVAILABLE INFORMATION

            Commercial is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with those requirements, files reports, proxy and information statements, and other information with the Securities and
     Exchange Commission (the "SEC").   The documents filed by Commercial with
     the SEC can be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 and at the SEC's Regional Office in New York, which is located at 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's web site address, http://www.sec.gov.

            Commercial Common Stock is listed on the American Stock Exchange (the "AMEX") and accordingly, periodic reports, proxy and information statements concerning Commercial may be inspected at the offices of AMEX, 86 Trinity Place, New York, New York 10006-1881.

            Gateway Common Stock is not listed on a stock exchange or stock quotation system.

            All information concerning Commercial contained herein has been provided by Commercial and all information concerning Gateway has been supplied by Gateway.

            This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Prospectus/Proxy Statement is a part, and the exhibits thereto (together with the amendments thereto, the "Registration Statement") which has been filed by Commercial with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and the regulations thereunder, certain portions of which have been omitted pursuant to the regulations of the SEC and to which portions reference is hereby made for further information.

            No person has been authorized to give any information or make any representation not contained in this Prospectus/Proxy Statement in connection with the offer and proxy solicitations contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by Commercial. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of the securities to which this Prospectus/Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the affairs of Commercial or Gateway since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus/Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or solicitation to buy such securities in any circumstances in which such an offer or solicitation is not lawful.

                     INFORMATION INCORPORATED BY REFERENCE

     Commercial

            The following documents previously filed with the SEC by Commercial (File No. 1-11791) are hereby incorporated herein by reference:

                 1. Annual Report on Form 10-K, for the fiscal year ended December 31, 1996;

                 2.   The Proxy Statement filed pursuant to
                      Section 14 (a) of the Securities Act of 1934 on April 21, 1997;

                 3. Quarterly Report on Form 10-Q, for the quarter ended June 30, 1997;

                 4.   Form 8-K filed on August 21, 1997;

                 5.   Form 8-K filed on September 27, 1997;

                 6.   Quarterly Report on Form 10-Q, for the
                      quarter ended September 30, 1997; and

                 7.   Form 8-K filed on October 6, 1997.

               All documents filed by Commercial pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other such subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.


               This Prospectus/Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge upon written or oral request from Larry G. Johnson, Commercial BancShares, Incorporated, 415 Market Street, Parkersburg, West Virginia 26101 (telephone number (304) 424-3131). Requested documents will be sent by first class mail within one business day of receipt of the request. In order to ensure timely delivery of the documents, any request should be made by March 2, 1998.

                               TABLE OF CONTENTS

RECENT DEVELOPMENTS......................................................................................      1

SUMMARY..................................................................................................      2

    The Special Meeting..................................................................................      2
    Parties to the Agreement and Plan of Merger..........................................................      2
    The Merger...........................................................................................      3
    Gateway's Reasons for the Merger/Opinion of Financial Advisor........................................      3
    Commercial's Reasons for the Merger..................................................................      3
    Interests of Certain Persons in the Merger and WesBanco Merger.......................................      4
    Accounting Treatment.................................................................................      4
    Risk Factors.........................................................................................      4
    Certain Federal Income Tax Consequences..............................................................      5
    Regulatory Approvals.................................................................................      5
    Conditions to Consummation of the Merger.............................................................      5
    Payment of Merger Consideration......................................................................      5
    Dividend Policy of Commercial........................................................................      5
    Resale of Commercial Stock...........................................................................      5
    Dissenters' Rights...................................................................................      6

COMPARATIVE STOCK PRICES AND DIVIDENDS...................................................................      6

COMPARATIVE PER SHARE DATA...............................................................................      8

COMMERCIAL BANCSHARES, INC. AND GATEWAY BANCSHARES, INC.
    SELECTED CONSOLIDATED FINANCIAL DATA.................................................................      9

    Commercial BancShares - Historical Basis.............................................................     10
    Gateway Bancshares - Historical Basis................................................................     11
    Commercial BancShares Selected Financial Data - Pro Forma Combined...................................     12

WESBANCO, INC. FIVE YEAR SELECTED PRO-FORMA COMBINED FINANCIAL SUMMARY...................................     13

INTRODUCTION.............................................................................................     14

SPECIAL MEETING OF GATEWAY SHAREHOLDERS..................................................................     14

    Time and Place.......................................................................................     14
    Shares Outstanding and Entitled to Vote; Record Date.................................................     14
    Purpose and Vote Required............................................................................     14
    Proxies..............................................................................................     15
    Accountants..........................................................................................     15

INFORMATION WITH RESPECT TO GATEWAY BANCSHARES, INC......................................................     16

    Organizational History...............................................................................     16
    Business of McMechen.................................................................................     16
    Concentrations.......................................................................................     16
    Employees............................................................................................     17
    Competition..........................................................................................     17
    Properties...........................................................................................     17
    Legal Proceedings....................................................................................     17
    Transactions with Directors, Executive Officers and Principal Shareholders...........................     17


    Executive Compensation...............................................................................     17
    Employment Agreements................................................................................     18

CERTAIN BENEFICIAL OWNERS OF GATEWAY STOCK...............................................................     18

INFORMATION WITH RESPECT TO COMMERCIAL...................................................................     20

    History..............................................................................................     20
    Operations...........................................................................................     20

CERTAIN BENEFICIAL OWNERS OF COMMERCIAL STOCK............................................................     23

    Principal Shareholders...............................................................................     23
    Competition..........................................................................................     23
    Commercial KSOP......................................................................................     23
    Directors and Executive Officers.....................................................................     23
     Executive Compensation..............................................................................     23
    Certain Relationships and Related Transactions.......................................................     23

THE MERGER...............................................................................................     24

    General..............................................................................................     24
    The Merger Consideration.............................................................................     24
    Exchange of Gateway Stock Certificates...............................................................     24
    Background of and Reasons for the Merger.............................................................     25
    Opinion of Financial Advisor.........................................................................     27
    Summary of Selected M & A Transactions Where Target is a Banking Institution.........................     28
    Certain Federal Income Tax Consequences..............................................................     29
    Conditions to Consummation of the Merger.............................................................     30
    Regulatory Approvals.................................................................................     31
    Business Pending the Merger..........................................................................     31
    Effective Time of the Merger; Termination and Amendment..............................................     33
    Interests of Certain Persons in the Merger and the WesBanco Merger...................................     34
    Resale of Commercial Stock...........................................................................     34
    Expenses of the Merger...............................................................................     35
    Accounting Treatment.................................................................................     35


THE WESBANCO MERGER AGREEMENT............................................................................     37

    The WesBanco Merger..................................................................................     37
    Conversion of Securities.............................................................................     37
    Representations and Warranties.......................................................................     38
    Certain Covenants....................................................................................     38
    Conditions...........................................................................................     39
    Termination:  Expenses...............................................................................     40
    Amendment or Waiver..................................................................................     40


INFORMATION WITH RESPECT TO WESBANCO.....................................................................     41

    History..............................................................................................     41



    Recent Acquisitions..................................................................................    41
    Future Acquisitions..................................................................................    41
    Operations...........................................................................................    41


COMPARISON OF SHAREHOLDERS' RIGHTS.......................................................................     43

    General..............................................................................................     43
    Amendment of Articles of Incorporation and Bylaws....................................................     43
    Authorized Capital Stock.............................................................................     43
    Issuance of Capital Stock............................................................................     44
    Size and Classification of Board of Directors........................................................     44
    Vacancies and Removal of Directors...................................................................     44
    Directors Liability and Indemnification..............................................................     44
    Special Meetings of Shareholders.....................................................................     45
    Director Nominations.................................................................................     45
    Shareholder Voting Rights in General.................................................................     45
    Antitakeover Provisions..............................................................................     46
    Dividends and Other Distributions....................................................................     46
    Shareholders' Right to Examine Books and Records.....................................................     46


DISSENTERS' RIGHTS.......................................................................................     47

    CBG Holding Company Approval.........................................................................     48

MANAGEMENT OF COMMERCIAL AFTER THE MERGER................................................................     48

DESCRIPTION OF COMMERCIAL STOCK..........................................................................     49

COMMERCIAL BANCSHARES, INC. PRO FORMA COMBINED FINANCIAL STATEMENTS......................................     50

COMMERCIAL BANCSHARES, INC. NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
    FINANCIAL STATEMENTS.................................................................................     57

REGULATION AND SUPERVISION OF COMMERCIAL.................................................................     58

    General..............................................................................................     58
    Non-banking Activities Permitted to Commercial.......................................................     58
    Credit and Monetary Policies and Related Matters.....................................................     59
    Capital Requirements.................................................................................     59
    Commercial BancShares, Inc. Risk Based Capital Ratio & Leverage Ratio................................     61
    Gateway Bancshares, Inc. Risk Based Capital Ratio & Leverage Ratio...................................     62
    Commercial BancShares, Inc. Pro Forma Risk Based Capital Ratio & Leverage Ratio......................     63
    Federal Deposit Insurance Corporation Improvement Act of 1991........................................     64
    Reigle-Neal Interstate Banking Bill..................................................................     64
    Community Reinvestment Act...........................................................................     64
    Deposit Acquisition Limitation.......................................................................     65

RELATIONSHIP WITH INDEPENDENT AUDITORS...................................................................     65

LEGAL MATTERS............................................................................................     65



LEGAL PROCEEDINGS........................................................................................     66

EXPERTS..................................................................................................     66

FINANCIAL INFORMATION CONCERNING GATEWAY BANCSHARES, INC.................................................   F-1

    Management's Discussion and Analysis of Financial Condition and Results of Operations
       (For the Quarter and Nine Months Ended September 30, 1997 and for the years ended
       December 31, 1996 and the period ended December 31, 1995).........................................    F-3
    Financial Statements (For the Quarter and Nine Months Ended September 30, 1997.......................   F-10
    Audited Financial Statements (As of December 31, 1996 and 1995)......................................   F-14

ANNEX A  -  Agreement and Plan of Merger.................................................................    A-1

ANNEX B  -  Fairness Opinion.............................................................................   A-53

ANNEX C  -  Dissenters Rights Provision..................................................................   A-56

ANNEX D  -  Tax Opinion..................................................................................   A-60


       RECENT DEVELOPMENTS


            On September 30, 1997, Commercial entered into a definitive Agreement and Plan of Merger (the "WesBanco Merger Agreement") with WesBanco, Inc., a West Virginia bank holding company ("WesBanco") whereby Commercial will be merged with and into CBI Holding Company, a West Virginia corporation and wholly-owned subsidiary of WesBanco ("CBI").
     Under the terms of the WesBanco Merger Agreement, each issued and outstanding share of Commercial Common Stock, par value $5.00 per share, immediately prior to the effective time of the merger of Commercial and CBI (the "WesBanco Merger") will be converted into the right to receive 2.85 shares of WesBanco common stock.


            As of September 30, 1997, WesBanco had five banking affiliates, located in Wheeling, Parkersburg, Charleston and Fairmont, West Virginia and Barnesville, Ohio. On a consolidated historical basis, as of September 30, 1997, WesBanco had assets of approximately $1.761 billion, net loans of approximately $1.0 billion, deposits of approximately $1.4 billion and shareholders equity of $247 million. As of December 31, 1996, WesBanco had approximately 4,627 shareholders and 10,521,854 shares of common stock outstanding. As of December 18, 1997, WesBanco had approximately 4,391 shareholders, and 16,064,449 shares of common stock outstanding. WesBanco has no preferred stock issued and outstanding. As of January 28, 1998, the closing price of WesBanco common stock was $30.81 as reported on NASDAQ.

            Accordingly, in the event Gateway shareholders approve the Merger, shareholders of Gateway who do not dissent from the Merger will become Commercial shareholders, and as such will be entitled to vote on the WesBanco Merger and will also have dissenters' rights with respect to the WesBanco Merger. For a more detailed discussion of the WesBanco Merger, shareholders are referred to the sections captioned herein "THE MERGER - Interests of Certain Persons in the Merger and the WesBanco Merger" and "The WesBanco Merger". Selected Financial Data, giving a Pro Forma effect of the WesBanco Merger is presented under the caption "WesBanco, Inc." - Selected Financial Data - Pro Forma Combined." See also "Comparative Stock Prices and Dividends" and "Comparative Per Share Data."

            There is a possibility that the WesBanco Merger will not be consummated. See "The WesBanco Merger Agreement-Conditions." In the event the WesBanco Merger is not consummated, shareholders of Gateway who do not dissent from the Merger will become shareholders of Commercial. These proxy materials should be read by Gateway shareholders with the knowledge that the WesBanco Merger may not be consummated and that they may ultimately remain shareholders of Commercial.

                                    SUMMARY



               The following is a summary of the information contained in this Prospectus/Proxy Statement. This summary is not intended to be a complete statement of all material contained in this Prospectus/Proxy Statement and it is qualified in its entirety by reference to the more detailed discussions contained elsewhere in this document, in the accompanying Annexes attached hereto and the information incorporated herein by reference. Shareholders should read this entire Prospectus/Proxy Statement carefully.

      The Special Meeting


               The Gateway Special Meeting will be held at the main office of the Bank of McMechen, 700 Marshall Street, McMechen, West Virginia, on March 9, 1998, at 10:00 a.m., local time. Only the holders of record of outstanding shares of Gateway Stock at the close of business on January 23, 1998 (the "Gateway Record Date"), respectively, are entitled to notice of and to vote at the Gateway Special Meeting. At the Gateway Record Date, 66,652 shares of Gateway Stock were outstanding and entitled to be voted.


               At the Special Meeting and at any adjournment or adjournments thereof, stockholders of Gateway will consider and vote upon the matters presented in the Notice of Meeting.

               At the Gateway Special Meeting, shareholders will vote upon the Merger Agreement. The affirmative vote of the holders of a majority of each of the issued and outstanding shares of Gateway Stock, voting in person or by proxy, is necessary to approve the Merger Agreement.

               As of the Gateway Record Date, the directors and executive officers of Gateway and their affiliates in the aggregate beneficially owned 8,415 shares, or 12.6%, of the outstanding Gateway Stock. Each of the directors and executive officers of Gateway has entered into an agreement with Commercial which requires, among other things, that each such person vote all shares of Gateway Stock beneficially owned in favor of the Agreement and Plan of Merger. See "Certain Beneficial Owners of Gateway Stock."

      Parties to the Agreement and Plan of Merger

             Gateway.  Gateway is a West Virginia bank holding company.
     Gateway was incorporated on October 20, 1983 and organized on February 27, 1984. Gateway has one subsidiary bank, The Bank of McMechen ("McMechen"), with its main office located in McMechen, West Virginia, and a branch office in Benwood, West Virginia. McMechen is a state banking corporation which accepts deposits and utilizes its deposits as the primary source of funds to originate loans. As of September 30, 1997, Gateway had consolidated assets of $31.1 million and shareholders' equity of $3.39 million. Gateway is a party to the Agreement and Plan of Merger.

             Commercial. Commercial is a West Virginia corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended ("BHCA"). It was incorporated on October 23, 1983. As a bank holding company, Commercial's present business is the operation of its subsidiaries, including seven banking subsidiaries, one finance company and a brokerage subsidiary. As of September 30, 1997, Commercial had consolidated assets of approximately $425 million and stockholders' equity of $ 43.3 million. Commercial is a party to the Agreement but is not a party to the Plan of Merger.

            CBG Holding Company. CBG Holding Company, Inc. ("CBG") is a wholly owned subsidiary of Commercial which was formed solely to facilitate the
     acquisition of Gateway.   CBG is a party to the Agreement and Plan of
     Merger.

      The Merger

            In accordance with the terms of and subject to the conditions set forth in the Merger Agreement, Gateway will be merged with and into CBG, with CBG as the surviving corporation. Pursuant to the terms of the Merger Agreement and upon the effective date of the Merger, shareholders of Gateway will be entitled to receive not less than 1.742 nor more than 2.129 shares of of Commercial Stock for each share of Gateway they own (the "Exchange Ratio"), plus cash in lieu of any fractional share interest (the "Merger Consideration"). The exact number of shares of Commercial Stock which shareholders of Gateway will be entitled to receive will be determined by dividing $80.00 by the average price of Commercial Stock reported, on the American Stock Exchange for the twenty (20) days preceding the Closing of the Merger, provided such consideration shall be paid for no more than 66,652 share of Gateway Stock. In the event there are no reported trades on any day during such twenty (20) day period, then the closing price for such a day for purposes of calculating the average price ("Average Price"), shall be the closing price last reported on a date preceding the date on which no trade occurred. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial Common Stock. If such quotient is greater than or equal to 2.129, then the exchange ratio will be 2.129 and Gateway shareholders will receive 2.129 shares of Commercial common stock for each share of Gateway stock they own. No fractional shares of Commercial Stock will be issued in connection with the Merger and, in lieu thereof, Commercial will pay shareholders the value of any fractional shares of Commercial Stock in cash, as described herein. See "THE MERGER-Merger Consideration."

            For further information on the Merger Agreement and its terms and the related Merger, see "The Merger" and Annex A hereto.

      Gateway's Reasons for the Merger/Opinion of Financial Advisor

            The Board of Directors of Gateway evaluated numerous financial, legal and market considerations in deciding to approve the Merger Agreement. See "The Merger-Background of and Reasons for the Merger - Gateway."

            The Board of Directors of Gateway has received a written opinion from Charles Webb & Company , a Division of Keefe, Bruyette & Woods, Inc. ("Charles Webb & Company") to the effect that, based on the factors stated therein, the Exchange Ratio to be received by stockholders of Gateway pursuant to the Merger Agreement is fair to the stockholders of Gateway from a financial point of view. For information on the assumptions made, matters considered and limits of the review by Charles Webb & Company, see "The Merger - Opinion of Financial Advisor." A copy of the opinion of Charles Webb & Company is attached hereto as Annex B and should be read in its entirety.

      Commercial's Reasons for the Merger

            Commercial's management and Board of Directors view the proposed transaction as a desirable opportunity to add a new geographic market and new product markets to the Commercial organization. The Merger will further expand its presence into the northern panhandle of West Virginia. See "The Merger-Background of and Reasons for the Merger."

      Interests of Certain Persons in the Merger and WesBanco Merger

            Pursuant to the Merger Agreement, if the WesBanco Merger is not consummated, Commercial has agreed to appoint to the Board of Directors of Commercial one representative from Gateway, to be selected by Gateway and approved by Commercial; and the current Board of Directors of the Bank of McMechen will continue to constitute a majority of its Board for at least two (2) years from the Closing, unless any such member shall resign, die or be removed for cause; and Commercial will select up to two (2) additional representatives to serve on the Board of Directors of the Bank of McMechen.

            Michael E. Moore, President of the Bank of McMechen, has executed an Employment Continuity Agreement with Commercial pursuant to which he will continue to be employed by Commercial for 3 years after consummation of the Merger. Linda Miller, Vice President of the Bank of McMechen, has executed a Change in Control Agreement pursuant to which, subject to certain conditions, her employment will be guaranteed in the event a change in control of Commercial occurs. See "Interests of Certain Persons in the Merger."

            On September 30, 1997, Gateway, Commercial and WesBanco entered into a First Amendment Agreement (the "First Amendment") whereby the Merger Agreement was amended in anticipation of the WesBanco Merger. Under the First Amendment, if the WesBanco Merger is consummated, as of the effective date of the Merger of Commercial with and into CBI Holding Co., Inc., a wholly-owned subsidiary of WesBanco, McMechen will be merged with and into WesBanco Bank Wheeling, a wholly-owned subsidiary of WesBanco. Under the First Amendment, the current Board of Directors of McMechen will be entitled to serve as members of an Advisory Board to WesBanco Bank Wheeling for a two-year period. Each such director will be entitled to receive a monthly director fee while serving on the Advisory Board equal to the monthly amount currently being received by such director.

            Under the First Amendment, if the WesBanco Merger is consummated, it is further agreed that upon acquisition of Commercial, Michael E. Moore will be President of the Marshall County branches of WesBanco reporting to the Chief Executive Officer or Chief Operating Officer of WesBanco Bank Wheeling, and Linda Miller will be Vice President of the Marshall County branches of WesBanco reporting to Mr. Moore. Mr. Moore and Ms. Miller will perform substantially the same functions, duties and responsibilities as are currently being performed by them for McMechen. See "Interests of Certain Persons in the Merger and the WesBanco Merger."

            The WesBanco Merger Agreement provides that William E. Mildren, Jr., Robert K. Tebay, James W. Swearingen and Larry G. Johnson, Commercial directors, or directors of one of Commercial's affiliate banks, will become directors of WesBanco on the WesBanco Effective Date. In addition, it is a condition of the WesBanco Merger that William E. Mildren, Jr., Larry G. Johnson, W. Bryan Pennybacker, James A. Meagle, Jr., C. Randall Law and Thomas M. Lookbaugh enter into Employment Agreements with WesBanco.

      Accounting Treatment

            The parties expect the Merger to be accounted for under the pooling method of accounting. See "The Merger - Accounting Treatment."

     Risk Factors

            Gateway shareholders who do not exercise their dissenter's rights will be exchanging their Gateway Stock for Commercial Stock. Many of the risks associated with holding Gateway Stock will be similar to the risks of holding Commercial Stock. There are risks inherent in any equity investment. Both companies are subject to substantial state and federal regulation, including regulation of business opportunities and the ability to pay dividends. For information on the impact of regulation see "Regulation and Supervision".

            As to the transaction described herein, there is a risk that the Merger will not receive the required shareholder approvals or that other conditions to consummation will not be met. See the Section entitled "Conditions to Consummation of the Merger".

      Certain Federal Income Tax Consequences

            The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Gateway has received an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C. to the effect that, assuming the Merger is consummated and subject to certain qualifications set forth in the opinion, a Gateway stockholder who receives shares of Commercial Stock in exchange for shares of Gateway Stock pursuant to the Merger will recognize no gain or loss as a result of the Merger, except that gain or loss will be recognized with respect to any cash received by a Gateway stockholder in lieu of any fractional share interests. The income tax basis of the Commercial Stock received will equal the income tax basis of the Gateway Stock surrendered; and, provided that the surrendered Gateway Stock was held as a capital asset on the date of the Merger, the holding period of the Commercial Stock received will include the holding period of the Gateway Stock surrendered. Gateway shareholders are urged to consult their tax advisors concerning all tax consequences of the consummation of the Merger as it relates to their own circumstances, including but not limited to, consequences under federal, state and local income tax and other tax laws. For a more detailed discussion of the tax consequences of the Merger, including the tax consequences to Gateway shareholders who elect to exercise dissenters' rights, and the opinion of counsel to be rendered regarding the federal income tax consequences of the Merger in connection with the closing thereof, see "The Merger - Certain Federal Income Tax Consequences."

      Regulatory Approvals

            The Merger is subject to the prior approval or consent of certain federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System ("FRB"), and the West Virginia Board of Banking and Financial Institutions ("WV Board"). As of the date of these proxy materials, all required regulatory approvals have been obtained.

      Conditions to Consummation of the Merger

            Consummation of the Merger is subject to various conditions, including the approval of the Merger Agreement by the requisite Gateway shareholder vote, receipt of all necessary regulatory approvals of the Merger and other requirements set forth in the Merger Agreement. For further information as to these and the other conditions to consummation of the Merger, see "The Merger - Regulatory Approvals" and "The Merger - Conditions to Consummation of the Merger."

      Payment of Merger Consideration

            As soon as practicable after the consummation of the Merger, shareholders of Gateway will be mailed written materials with instructions as to how to exchange their certificates for the Merger Consideration. Certificates evidencing Gateway Stock should not be returned to Gateway with the enclosed proxy and should not be forwarded until after receipt of a letter of transmittal which will be provided to Gateway shareholders upon consummation of the Merger.

     Dividend Policy of Commercial

            Commercial shareholders are entitled to receive dividends when and as declared by Commercial's Board of Directors as funds are legally available. Therefore, payment of dividends by Commercial is dependent upon payment of dividends by its banking subsidiaries. Historically, Commercial has paid dividends on a quarterly basis. See "Comparative Per Stock Prices and Dividends".

      Resale of Commercial Stock

            The shares of Commercial Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, provided that the resale of shares held by persons who may be deemed to be "affiliates" of Gateway and Commercial under applicable federal securities laws will be subject to the requirements of such laws and regulations thereunder. See "The Merger - Resale of Commercial Stock."

      Dissenters' Rights

            Pursuant to Sections 31-1-122 and 31-1-123 of the WVCA, holders of Gateway Stock who (i) file with Gateway prior to or at the Gateway Special Meeting a written objection to the Merger Agreement and (ii) do not vote in favor of the Merger Agreement, may make a written demand of Gateway within ten days after the date of the Gateway Special Meeting for the payment of the fair value of their shares of Gateway Stock as of the day prior to the date on which the vote was taken on the Merger Agreement at the Gateway Special Meeting, excluding any appreciation or depreciation in anticipation of such corporate action. The written objection and written demand required to be delivered by a dissenting Gateway stockholder is in addition to and separate from any proxy or vote against the Merger Agreement. The procedures which must be followed in connection with the exercise of dissenters' rights by dissenting stockholders of Gateway are described herein under "Dissenters' Rights" and in Sections 31-1-122 and 31-1-123 of the WVCA, copies of which are attached hereto as Annex C to this Prospectus/Proxy Statement. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.


                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Commercial BancShares, Inc.

     On June 27, 1996, Commercial BancShares, Inc. common stock began trading on the American Stock Exchange under the symbol CWV. The following stock prices of Commercial BancShares, Inc. represent the range of published quotations by the American Stock Exchange for each quarter following the June 27, 1996 date. For the quarters presented prior to June 27, 1996, the data presented relating to the price of Commercial BancShares, Inc. common stock is based on information available to Commercial from one or more of the parties involved or from local brokers who have handled transactions in the stock.

     Gateway Bancshares, Inc.

     There is no established public trading market for Gateway Bancshares, Inc. and Gateway Bancshares, Inc. is not aware of the terms of any trades by private individuals or organizations in its stock during the periods presented. The data presented relating to the price of Gateway Bancshares, Inc. common stock is based on purchases by Gateway of its own shares.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

                          Commercial BancShares, Inc.*            Gateway Bancshares, Inc.
                 ---------------------------------------  ---------------------------------
                                            Dividends                           Dividends
                                             Declared                            Declared
                   High         Low         Per Share      High       Low       Per Share
                 --------  -------------  --------------  -------  ----------  ------------
    1994
1/st/ Quarter     $ 26.82        $ 25.91          $.2273   $36.00      $35.00          $.20
2/nd/ Quarter     $ 26.82        $ 25.91          $.2273   $36.00      $35.00          $.20
3/rd/ Quarter     $ 26.82        $ 25.91          $.2273   $36.00      $35.00          $.20
4/th/ Quarter     $ 27.73        $ 26.82          $.2545   $36.00      $35.00          $.20

    1995
1/st/ Quarter     $ 28.18        $ 27.27          $.2545   $36.00      $35.00          $.20
2/nd/ Quarter     $ 28.41        $ 27.50          $.2545   $36.00      $35.00          $.20
3/rd/ Quarter     $ 30.00        $ 29.09          $.2545   $36.00      $35.00          $.20
4/th/ Quarter     $ 30.91        $ 30.00          $.2545   $36.00      $35.00          $.25

    1996
1/st/ Quarter     $ 31.82        $ 30.23          $.2727   $36.00      $35.00          $.20
2/nd/ Quarter     $ 34.09        $ 31.14          $.2727   $36.00      $35.00          $.20
3/rd/ Quarter     $ 35.80        $ 34.09          $.2727   $36.00      $35.00          $.20
4/th/ Quarter     $ 38.18        $ 35.45          $.2727   $36.00      $35.00          $.30

    1997
1/st/ Quarter     $39.375        $ 37.78          $.2800   $36.00      $35.00          $.20
2/nd/ Quarter     $ 42.25        $39.375          $.3000   $36.00      $35.00          $.20
3/rd/ Quarter     $ 77.00        $ 42.50          $.3000   $36.00      $35.00          $.20
4/th/ Quarter     $ 85.00        $ 77.75          $.3000   $36.00      $35.00          $.20

* Prior periods were restated to reflect a ten percent (10 %) stock dividend paid March 14, 1997.

     On August 15, 1997, the last full trading day before the announcement of the Merger Agreement, the closing price of Commercial Common Stock as reported on the AMEX was $47.00 per share. On January 28, 1998, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price of Commercial Common Stock as reported on the AMEX was $85.00 per share.


     Shareholders are urged to obtain current market quotations for Commercial and Gateway common stock. The market price of the Commercial Common Stock upon consummation of the Merger may be higher or lower than the market price at the time the Merger Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.

     It is anticipated that the annual rate of cash dividends to be declared on shares of Commercial Common Stock following the Merger will initially be $1.20 per share. It should be noted that no such dividends have been declared and that future dividends will be determined by Commercial's Board of Directors in light of the earnings and financial condition of Commercial and its subsidiaries and other factors deemed relevant by its Board of Directors.

           Stockholders are advised to obtain current market quotations for the Commercial Stock and the Gateway Stock. Because the Exchange Ratio is (i) based on $80.00 divided by the average price of Commercial stock reported on the American Stock Exchange for the twenty (20) trading days preceding the Closing, and (ii) will be not less than 1.742 nor more than 2.129, stockholders of Gateway are assured only of receiving consideration equal to $80.00 per share of Commercial Stock upon consummation of the Merger.
     In the event there are no reported trades on any day during such twenty
     (20) day period, then the closing price for such a day for purposes of calculating the Average Price, shall be the closing price last reported on a date preceding the date on which no trade occurred. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial Common Stock. If such quotient is greater than or equal to 2.129, then the exchange ratio will be 2.129 and Gateway shareholders will receive 2.129 shares of Commercial common stock for each share of Gateway stock they own. The market price of the Commercial Stock upon consummation of the Merger may be higher or lower than the market price at the time the Merger Agreement was executed, at the date of mailing of this Prospectus/Proxy Statement or at the time of the Special Meetings.

     Commercial Dividend Policy

           It has been the policy of Commercial to declare and pay cash dividends on a quarterly basis. However, declaration and payment of future dividends will depend upon the earnings of Commercial and its subsidiaries, their financial condition and other factors, including applicable governmental regulations and policies. The principal source of Commercial's income is dividends from its subsidiary banks.

           Dividends may be paid on Commercial Common stock at the discretion of Commercial's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if Commercial is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend on the earnings of Commercial, its financial condition and other relevant factors. See "Regulation and Supervision." The WesBanco Merger Agreement provides that Commercial may not pay or declare dividends or other distributions on Commercial Common Stock other than cash dividends which do not in the aggregate exceed the lesser of $1.20 per share or 50% of the after-tax income of Commercial for the tax year in which paid. See "the WesBanco Merger Agreement."

                           COMPARATIVE PER SHARE DATA
                    (In Dollars, Except for Average Shares)
                                  (Unaudited)

     The table which follows presents certain consolidated historical per share financial information for Commercial BancShares, Inc. and Gateway Bancshares, Inc., pro forma combined per share data and equivalent per share data at the dates and for the periods indicated, giving effect to the Merger using the pooling of interests method. The per share data included in the tables which follow should be read in conjunction with the historical consolidated financial statements of Commercial BancShares, Inc. and Gateway Bancshares, Inc. and related notes accompanying each such consolidated financial statements, in each case as incorporated by reference herein, or included in the accompanying reports of Gateway Bancshares, Inc. The data presented is not necessarily indicative of the results which would have been obtained if the combination had been consummated in the periods indicated or which may be obtained in the future. The data presented below regarding Commercial has been retroactively restated to reflect a ten percent (10 %) stock dividend, paid March 14, 1997.

                                     For The Nine Months
                                      Ended September 30,                             For The Year Ended December 31,
                                ----------------------------------       ----------------------------------------------------------
                                   1997                    1996            1996        1995        1994        1993        1992
                                ----------------------------------       ----------------------------------------------------------
Commercial BancShares, Inc.
---------------------------
  Historical:
  ----------
Cash Dividends Declared              $      .88          $      .82     $     1.09  $     1.02  $      .94  $      .85  $      .75
Net Income                           $     2.23          $     2.07     $     2.96  $     2.95  $     2.97  $     2.50  $     2.16
Book Value                           $    26.79          $    24.62     $    25.36  $    23.65  $    21.25  $    20.45  $    18.66
Average Shares                        1,616,187           1,616,187      1,616,187   1,608,847   1,410,417   1,374,974   1,374,748

Gateway Bancshares, Inc.
------------------------
  Historical:
  ----------
Cash Dividends Declared              $      .80          $      .90     $      .90  $      .85  $      .80  $      .80  $      .80
Net Income                           $     3.30          $     3.98     $     4.66  $     2.99  $     3.43  $     2.60  $     1.65
Book Value                           $    50.89          $    47.82     $    48.21  $    44.57  $    42.35  $    39.65  $    37.83
Average Shares                           66,652              66,652         66,652      66,652      66,595      67,151      67,745

Commercial BancShares, Inc
--------------------------
  Pro Forma Combined (1)
  ----------------------
Cash Dividends Declared              $      .88          $      .82     $     1.09  $     1.02  $      .94  $      .85  $      .75
Net Income                           $     2.21          $     2.08     $     2.94  $     2.87  $     2.90  $     2.43  $     2.05
Book Value                           $    26.95          $    24.81     $    25.51  $    23.87  $    23.86  $    22.35  $    20.64
Average Shares                        1,732,295           1,732,295      1,732,295   1,724,955   1,526,525   1,499,144   1,498,918

Gateway Bancshares, Inc
-----------------------
  Equivalent Per Share Data (2)
  -----------------------------
Cash Dividends                       $     1.53          $     1.43     $     1.90  $     1.78  $     1.64  $     1.48  $     1.31
Net Income                           $     3.85          $     3.62     $     5.12  $     5.00  $     5.05  $     4.23  $     3.57
Book Value                           $    46.95          $    43.22     $    44.44  $    41.58  $    41.56  $    38.93  $    35.95

(1) Assumes receipt of 100% of the outstanding shares of Gateway Bancshares, Inc. common stock in exchange for Commercial BancShares, Inc.
      common stock at an exchange of 1.742 to 1.

(2) The equivalent per share amounts are the result of multiplying the cash dividends declared by Commercial BancShares, Inc., the pro forma combined net income, and pro forma combined book value by the
      1.742 to 1 exchange ratio of Commercial BancShares, Inc. Common
      Stock for each common share of Gateway Bancshares, Inc.

            COMMERCIAL BANCSHARES, INC AND GATEWAY BANCSHARES, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial data of Commercial BancShares, Inc. and Gateway Bancshares, Inc. for the five years ended December 31, 1996 is derived in part from the audited consolidated financial statements. The historical consolidated financial data of Commercial BancShares, Inc. and Gateway Bancshares, Inc. for the nine months ended September 30, 1997 and 1996 is derived from unaudited consolidated financial statements of each company and have been prepared by management of the respective companies. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which are considered necessary by management of Commercial BancShares, Inc. and Gateway Bancshares, Inc. for a fair presentation of the consolidated financial position and results of operations of Commercial BancShares, Inc. and Gateway Bancshares, Inc. for these periods, respectively. Consolidated operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1997.

     Commercial BancShares, Inc.  Selected Historical Consolidated Financial
     Data

     The Commercial BancShares, Inc. selected historical consolidated financial data presented herein should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Commercial BancShares, Inc., including the related notes, incorporated herein by reference. See "Available Information" and "Information Incorporated by Reference." The selected consolidated financial data presented herein has been retroactively adjusted to reflect a 10% stock dividend, paid March 14, 1997.

     Gateway Bancshares, Inc.  Selected Historical Consolidated Financial Data

     The Gateway Bancshares, Inc. selected historical consolidated financial data presented herein should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Gateway Bancshares, Inc., including the related notes, incorporated herein by reference and in the reports of Gateway Bancshares, Inc. that accompany this Prospectus/Joint Proxy Statement. See "Available Information" and "Information Incorporated by Reference."

     Commercial BancShares, Inc. and Gateway Bancshares, Inc. Selected Pro Forma Consolidated Financial Data

     The selected unaudited consolidated pro forma financial data of Commercial BancShares, Inc. and Gateway Bancshares, Inc. at the dates and for the periods indicated, give effect to the Merger using the pooling of interests method of accounting. See "The Merger-Accounting Treatment of the Merger" and "Pro Forma Consolidated Financial Statements."

     The selected unaudited consolidated pro forma financial data presented herein should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Commercial BancShares, Inc. and Gateway Bancshares, Inc., including the related notes, which are incorporated herein by reference and which are in the reports of Gateway Bancshares, Inc. that accompany this Prospectus/Joint Proxy Statement, and in conjunction with the selected consolidated historical and other unaudited pro forma combined condensed consolidated financial information appearing elsewhere herein. See "Available Information," "Information Incorporated by Reference" and "Pro Forma Consolidated Financial Statements." The data presented is not necessarily indicative of the results of the future operations of Commercial BancShares, Inc. upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

                          COMMERCIAL BANCSHARES, INC.
                   SELECTED FINANCIAL DATA - HISTORICAL BASIS
                    (In Thousands except for Per Share Data)
                                  (Unaudited)

                                 For The Nine Months Ended
                                       September 30,                                 For The Years Ended December 31,
                               ------------------------------  ---------------------------------------------------------------------

                                   1997             1996            1996           1995           1994           1993         1992
                               ------------------------------  ---------------------------------------------------------------------

Consolidated Income
 Statement Data
 Total Interest Income         $   24,807       $   23,368     $   31,445     $   30,425     $   26,933     $   25,559    $   27,468

 Total Interest Expense            10,540            9,918         13,394         12,552          9,621          9,965        11,974

                               ------------------------------  ---------------------------------------------------------------------

 Net Interest Income           $   14,267       $   13,450     $   18,051     $   17,873     $   17,312     $   15,594    $   15,494

 Provision for Loan Loss              372              358            459            418            417            247           983

 Net Interest Income after
  Provision for Loan Loss      $   13,895       $   13,092     $   17,592     $   17,445     $   16,895     $   15,347    $   14,511


 Other Income                       2,225            2,513          3,384          3,019          2,015          2,355         1,995

 Other Expenses                    10,698           10,585         13,891         13,553         12,986         12,070        11,630

                               ------------------------------  ---------------------------------------------------------------------

 Income before Income Taxes
  and Cumulative Effect of
  Accounting Change            $    5,422       $    5,020     $    7,085     $    6,921     $    5,924     $    5,632    $    4,876



 Income Tax Expense                 1,813            1,676          2,304          2,176          1,526          1,916         1,636

                               ------------------------------  ---------------------------------------------------------------------

 Income before Cumulative
 Effect of Accounting
 Change                        $    3,609       $    3,344     $    4,781     $    4,745     $    4,398     $    3,716    $    3,240



 Cumulative Effect of
  Accounting Change
                               ------------------------------  ---------------------------------------------------------------------

  Net Income                   $    3,609       $    3,344     $    4,781     $    4,745     $    4,398     $    3,716    $    3,240

                               ==============================  =====================================================================

 Net Income Available for
  Common Shares                $    3,609       $    3,344     $    4,781     $    4,745     $    4,194     $    3,444    $    2,967

                               ==============================  =====================================================================


Per Common Share Data
 Cash Dividends Declared       $      .88       $      .82     $     1.09     $     1.02     $      .94     $      .85    $      .75

 Primary EPS                   $     2.23       $     2.07     $     2.96     $     2.95     $     2.97     $     2.50    $     2.16

 Book Value                    $    26.79       $    24.62     $    25.36     $    23.65     $    21.25     $    20.45    $    18.66

 Average Shares                 1,616,187        1,616,187      1,616,187      1,608,847      1,410,417      1,374,974     1,374,748


Balance Sheet Data
 Federal Funds Sold            $    9,960       $    2,200     $    5,000     $    1,680     $    1,405     $    8,699    $   15,579

 Investment Securities         $   72,842       $   78,756     $   75,021     $   87,424     $   84,090     $   92,564    $   72,248

 Loans, Net                    $  302,918       $  287,175     $  293,941     $  260,470     $  252,972     $  219,483    $  223,013

 Total Assets                  $  425,164       $  409,454     $  412,979     $  385,656     $  372,223     $  349,713    $  337,005

 Total Deposits                $  366,812       $  357,353     $  359,840     $  340,584     $  323,959     $  318,869    $  301,714

 Shareholders' Equity          $   43,300       $   39,787     $   40,995     $   38,203     $   33,608     $   30,844    $   28,373


Loan Quality Ratios
  As a % of Net Loans
  -------------------
  Allowance for Loan Losses        1.25 %          1.23  %         1.20 %         1.33 %         1.34 %          1.41%        1.33 %

  Past Due > 90 Days and
   Still Accruing Interest         0.44 %          0.12  %         0.09 %         0.38 %         0.18 %         0.15 %        0.21 %


  Nonaccrual and
   Restructured Loans              0.65 %           0.91 %         0.97 %         0.84 %         0.84 %         0.21 %        0.38 %



The selected consolidated financial data presented above has been retroactively adjusted to reflect a 10% stock dividend.

                            GATEWAY BANCSHARES, INC.
                   SELECTED FINANCIAL DATA - HISTORICAL BASIS
                    (In Thousands except for Per Share Data)
                                  (Unaudited)

                                     For The Nine Months
                                     Ended September  30,                           For The Years Ended December 31,
                              -----------------------------------   ---------------------------------------------------------------
                                    1997               1996            1996         1995         1994         1993         1992
                              -----------------------------------   ---------------------------------------------------------------
Consolidated Income
 Statement Data
 Total Interest Income                 $ 1,704            $ 1,756      $ 2,310      $ 2,222      $ 2,046      $ 2,187      $ 2,458
 Total Interest Expense                    595                662          868          913          778          885        1,116
                              -----------------------------------   ---------------------------------------------------------------
 Net Interest Income                   $ 1,109            $ 1,094      $ 1,442      $ 1,309      $ 1,268      $ 1,302      $ 1,342
 Provision for Loan Loss                     6                 29           47           81           11          113          258
                              -----------------------------------   ---------------------------------------------------------------
 Net Interest Income after
  Provision for Loan Loss              $ 1,103            $ 1,065      $ 1,395      $ 1,228      $ 1,257      $ 1,189      $ 1,084

 Other Income                              137                162          201          187          200          152          153
 Other Expenses                            888                790        1,101        1,094        1,076        1,097        1,065
                              -----------------------------------   ---------------------------------------------------------------
 Income before Income Taxes
  and Cumulative Effect of
  Accounting Change                   $   352            $   437      $   496      $   321      $   381      $   244      $   172

 Income Tax Expense                       132                172          186          122          153           95           60
                              -----------------------------------   ---------------------------------------------------------------
 Income before Cumulative
  Effect of Accounting
  Change                               $   220            $   265      $   310      $   199      $   228      $   149      $   112

 Cumulative Effect of
  Accounting Change                                                                                                26
                              -----------------------------------   ---------------------------------------------------------------
  Net Income                           $   220            $   265      $   310      $   199      $   228      $   175      $   112
                              ===================================   ===============================================================
 Net Income Available for
  Common Shares                         $   220            $   265      $   310      $   199      $   228      $   175      $   112
                              ===================================   ===============================================================

Per Common Share Data
 Cash Dividends Declared               $   .80            $   .90      $   .90      $   .85      $   .80      $   .80      $   .80
 Primary EPS                           $  3.30            $  3.98      $  4.66      $  2.99      $  3.43      $  2.60      $  1.65
 Book Value                            $ 50.89            $ 47.82      $ 48.21      $ 44.57      $ 42.35      $ 39.65      $ 37.83
 Average Shares                         66,652             66,652       66,652       66,652       66,595       67,151       67,745

Balance Sheet Data
 Federal Funds Sold                    $ 2,375            $ 1,750      $ 1,800      $ 1,200      $   475      $ 3,900      $ 2,250
 Investment Securities                 $ 4,429            $ 8,111      $ 5,749      $10,650      $12,625      $ 8,521      $ 9,833
 Loans, Net                            $21,944            $19,579      $20,303      $17,407      $16,022      $15,627      $16,624
 Total Assets                          $31,141            $32,155      $30,656      $31,647      $31,360      $30,357      $31,118
 Total Deposits                        $27,634            $28,753      $27,237      $28,499      $28,269      $27,577      $28,413
 Shareholders' Equity                  $ 3,392            $ 3,187      $ 3,213      $ 2,971      $ 2,820      $ 2,662      $ 2,563

Loan Quality Ratios
 As a % of Net Loans
 -------------------
 Allowance for Loan Losses               1.02 %             1.22 %       1.18 %       1.23 %       1.20 %       0.93 %       1.56 %
 Past Due > 90 Days and
 Still Accruing Interest                  .63 %             1.29 %       0.58 %        0.0 %       0.26 %       0.67 %       1.02 %

 Nonaccrual and
  Restructured Loans                      .42 %             0.76 %       0.47 %       1.44 %       0.47 %       0.89 %       1.48 %


                          COMMERCIAL BANCSHARES, INC.
                  SELECTED FINANCIAL DATA - PRO FORMA COMBINED
                    (In Thousands except for Per Share Data)
                                  (Unaudited)

                                 For The Nine Months Ended
                                        September 30,                                For The Years Ended December 31,
                              --------------------------------  --------------------------------------------------------------------

                                   1997              1996            1996           1995           1994           1993          1992

                              --------------------------------  --------------------------------------------------------------------

Consolidated Income
 Statement Data
 Total Interest Income         $   26,511        $   25,124     $   33,755     $   32,647     $   28,979    $   27,746    $   29,926

 Total Interest Expense            11,135            10,580         14,262         13,465         10,399        10,850        13,090

                              --------------------------------  --------------------------------------------------------------------

 Net Interest Income           $   15,376        $   14,544     $   19,493     $   19,182     $   18,580    $   16,896    $   16,836

 Provision for Loan Loss              378               387            506            499            428           360         1,241

                              --------------------------------  --------------------------------------------------------------------

 Net Interest Income after
  Provision for Loan Loss      $   14,998        $   14,157     $   18,987     $   18,683     $   18,152    $   16,536    $   15,595

 Other Income                       2,362             2,675          3,585          3,206          2,215         2,507         2,148

 Other Expenses                    11,586            11,375         14,992         14,647         14,062        13,167     l2,695
                              --------------------------------  --------------------------------------------------------------------

 Income before Income Taxes
  and Cumulative Effect of
  Accounting Change            $    5,774        $    5,7457    $    7,580     $    7,242     $    6,305    $    5,876    $    5,048


 Income Tax Expense                 1,945             1,848        2,49089          2,298          1,679         2,011         1,696

                              --------------------------------  --------------------------------------------------------------------

  Income before Cumulative
  Effect of Accounting
  Change                       $    3,829        $    3,609     $    5,091     $    4,944     $    4,626    $    3,865    $    3,352

 Cumulative Effect of
  Accounting Change                                                                                                 26
                              --------------------------------  --------------------------------------------------------------------

 Net Income                    $    3,829        $    3,609     $    5,091     $    4,944     $    4,626    $    3,891    $    3,352

                              ================================  ====================================================================

 Net Income Available for
  Common Shares                $    3,829        $    3,609     $    5,091     $    4,944     $    4,422    $    3,619    $    3,079

                              ================================  ====================================================================


 Per Common Share Data
 Cash Dividends Declared       $      .88        $      .82     $     1.09     $     1.02     $      .94    $      .85    $      .75

 Primary EPS                   $     2.21        $     2.08     $     2.94     $     2.87     $     2.90    $     2.43    $     2.05

 Book Value                    $    26.95        $    24.81     $    25.51     $    23.87     $    23.86    $    22.35    $    20.64

 Average Shares                 1,732,295         1,732,295      1,732,295      1,724,955      1,526,525     1,499,144     1,498,918



Balance Sheet Data
 Federal Funds Sold            $   12,335        $    3,950     $    6,800     $    2,880     $    1,880    $   12,599    $   17,829

 Investment Securities         $   77,271        $   86,867     $   80,770     $   98,074     $   96,715    $  101,085    $   82,081

 Loans, Net                    $  324,862        $  306,754     $  314,244     $  277,877     $  268,994    $  235,110    $  239,637

 Total Assets                  $  456,305        $  441,609     $  443,635     $  417,303     $  403,583    $  380,070    $  368,123

 Total Deposits                $  394,446        $  386,106     $  387,077     $  369,083     $  352,228    $  346,446    $  330,127

 Shareholders' Equity          $   46,692        $   42,974     $   44,208     $   41,174     $   36,428    $   33,506    $   30,936



Loan Quality Ratios
 As a % of Net Loans
 -------------------
 Allowance for Loan Losses         1.23 %            1.23 %         1.20 %         1.33 %         1.33 %        1.38 %        1.34 %

 Past Due > 90 Days and
  Still Accruing Interest          0.45 %            0.19 %         0.12 %         0.35 %         0.19 %        0.19 %        0.27 %


 Nonperforming and
  Restructured Loans               0.64 %            0.90 %         0.94 %         0.88 %         0.81 %        0.26 %        0.46 %





The following selected pro forma financial information reflects the combination of WesBanco, Inc., and Commercial BancShares, Incorporated, using the pooling of interests method of accounting. It does not include the effects of the proposed merger of Gateway Bancshares with Commercial BancShares, Incorporated.

                                                           WesBanco, Inc.
                                      Five Year Selected Pro Forma-Combined Financial Summary*
------------------------------------------------------------------------------------------------------------------------------------

                                      (Unaudited, dollars in thousands, except per share data)

                              For the Nine Months Ended
                                    September 30,                             For the Years Ended December 31,
                             ----------------------------  -------------------------------------------------------------------------

                                 1997           1996           1996           1995           1994           1993            1992
                             ----------------------------  -------------------------------------------------------------------------

Summary Statement of
--------------------
Income:
------
Interest income                $   117,115    $   107,012    $   144,383    $   138,507    $   128,653    $   130,827    $   140,319

Interest expense                    51,512         45,641         61,612         59,122         49,281         53,692         65,635

                             ----------------------------  -------------------------------------------------------------------------

Net interest income                 65,603         61,371         82,771         79,385         79,372         77,135         74,684

Provision for loan
  losses                             3,236          3,206          4,795          3,206          6,490          3,494          4,280

                             ----------------------------  -------------------------------------------------------------------------

Net interest income
  after  provision for
  loan losses                       62,367         58,165         77,976         76,179         72,882         73,641         70,404

Other income                        12,636         11,214         15,657         14,385         13,043         12,722         12,267

Other expense                       46,330         42,031         57,043         55,683         55,826         53,943         52,240

                             ----------------------------  -------------------------------------------------------------------------

Income before
  income taxes                      28,673         27,348         36,590         34,881         30,099         32,420         30,431

Income tax provision                 7,973          7,931         10,648          9,832          7,809          8,986          8,680

                             ----------------------------  -------------------------------------------------------------------------

Income before effect
  of change in
  accounting for post
  retirement benefits               20,700         19,417         25,942         25,049         22,290         23,434         21,751

Effect of change in
  accounting for post
  retirement benefits                    -              -              -              -              -              -          (592)

                             ----------------------------  -------------------------------------------------------------------------

Net income                     $    20,700    $    19,417    $    25,942    $    25,049    $    22,290    $    23,434    $    21,159

                             ============================  =========================================================================

Net income available
  for common
  shareholders                 $    20,700    $    19,417    $    25,942    $    24,885    $    21,903    $    22,977    $    20,702

                             ============================  =========================================================================


Primary earnings per
  share*                       $      1.01    $      0.98    $      1.31    $      1.26    $      1.13    $      1.18    $      1.06

Average shares
  outstanding*                  20,416,098     19,885,817     19,859,240     19,825,706     19,441,005     19,487,925     19,513,928

Dividends per
  common share*                $     0.586    $     0.533    $     0.720    $     0.640    $     0.573    $     0.527    $     0.467


Equivalent per share data
-------------------------
(Commercial):
-------------
Primary earnings per
  share                        $      2.88    $      2.79    $      3.73    $      3.59    $      3.22    $      3.36    $      3.02

Dividends per
  common share                        1.67           1.52           2.05           1.82           1.63           1.50           1.33



                                 As of September 30,                                  As of December 31,
                             ----------------------------  -------------------------------------------------------------------------

                                   1997           1996           1996           1995           1994           1993           1992
                             ----------------------------  -------------------------------------------------------------------------
Selected Balance Sheet
---------------------
 Data:
 ----
Assets                         $ 2,187,249    $ 2,010,223    $ 2,090,750    $ 1,934,675    $ 1,905,055    $ 1,883,844    $ 1,837,692

Securities                         625,049        577,854        600,330        609,712        672,043        695,452        673,929

Net Loans                        1,315,871      1,237,127      1,304,783      1,140,950      1,051,385        978,801        946,169

Deposits                         1,758,878      1,628,865      1,702,660      1,595,428      1,578,545      1,576,980      1,547,692

Shareholders' equity               289,612        254,213        268,527        245,199        225,913        222,645        209,014


Book value per
  common share*                      14.02          12.75          13.17          12.33          11.41          11.34          10.59


* Reflects pro forma combined WesBanco and Commercial Bancshares selected financial information, using the pooling of interests method of accounting. Share and per share amounts have been adjusted for the acquisition of all the outstanding common stock shares of Commercial.

                                 INTRODUCTION
            This Prospectus/Proxy Statement is being furnished to the holders of Gateway Stock in connection with the solicitation of proxies by the Board of Director of Gateway for use at the Gateway Special Meeting, , and at any adjournment or adjournments thereof. This Prospectus/Proxy Statement also serves as a prospectus of Commercial in connection with the issuance of Commercial Stock to holders of Gateway Stock upon consummation of the Merger.


            This Prospectus/Proxy Statement, the attached notices of Special Meetings of Stockholders and the form of proxy and other documents enclosed herewith are being first mailed to stockholders of Gateway on or about February 3, 1998.



                    SPECIAL MEETING OF GATEWAY SHAREHOLDERS

Time and Place


            The Gateway Special Meeting will be held at the main office of the Bank of McMechen, 700 Marshall Street, McMechen, West Virginia, on March 9, 1998 at 10:00 a.m., local time.



Shares Outstanding and Entitled to Vote; Record Date



            The close of business on January 23, 1998 has been fixed by the Board of Directors of Gateway as the record date for the determination of holders of Gateway Stock entitled to notice of and to vote at the Gateway Special Meeting and any adjournment or adjournments thereof. At the close of business on the Gateway Record Date, there were 66,652 shares of Gateway Stock outstanding and entitled to vote. At the Gateway Special Meeting, Gateway shareholders will be entitled to cast one vote for each share of Gateway Stock they hold on the Gateway Record Date.


  Purpose and Vote Required

            The purpose of the Special Meeting of Gateway shareholders is to act upon the Merger Agreement. The Merger is subject to the approval of the holders of a majority of the outstanding shares of Gateway. No other business may properly come before the Gateway Special Meeting.

            A detailed description of the Merger Agreement is set forth in this Prospectus/Proxy Statement and the exhibits attached to it. See the sections of this Prospectus/Proxy Statement titled "Summary" and "The Merger."


  Shareholders are urged to read this entire document carefully before voting their shares.

            Gateway's Board of Directors has unanimously approved the proposed Merger Agreement and unanimously recommends that the shareholders of Gateway vote "FOR" approval of the Merger Agreement.

            The presence in person or by proxy of at least a majority of the outstanding shares of Gateway Stock entitled to vote is necessary to constitute a quorum at the Gateway Special Meeting. The affirmative vote of the holders of a majority of the outstanding Gateway Stock is required for approval of the Merger Agreement at the Gateway Special Meeting.

  Proxies



            A proxy for use by Gateway shareholders in connection with the Gateway Special Meeting is enclosed with this Prospectus/Proxy Statement. The proxy will be voted as specified thereon by the shareholder, and where no specification is made on the proxy, a properly executed proxy will be voted "FOR" approval of the Merger Agreement.

            Any stockholder of Gateway giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the President of Gateway written notice thereof (Michael E. Moore, President, Gateway Bancshares, Inc., Bank of McMechen, 700 Marshall Street, McMechen, West Virginia 26040); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Gateway Special Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Gateway Special Meeting and any adjournment thereof and will not be used for any other meeting. Proxies voting against the proposal may not be used by management to vote "for" adjournment pursuant to its discretionary authority in order to permit further solicitation.

  Accountants

            Glatz, Obecny & Company, PLLC, independent public accountants, have provided auditing services to Gateway since 1995. Representatives of Glatz, Obecny & Company, P.L.L.C. are expected to be present at the Gateway Special Meeting to respond to questions. See "Relationship with Independent Auditors" and "Experts."

            Harman, Thompson, Mallory & Ice, A.C., independent accountants, have provided auditing services to Commercial since 1990. Representatives of Harman, Thompson, Mallory & Ice, A.C., are expected to be present at the Gateway Special Meeting. Such representatives will have the opportunity to make a statement if they desire and will be available to respond to questions.


            Gateway will bear its costs of mailing this Prospectus/Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors. In addition to solicitation by mail, the directors, officers and employees of Gateway and its subsidiaries may solicit proxies from Gateway shareholders by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Gateway will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

             INFORMATION WITH RESPECT TO GATEWAY BANCSHARES, INC.


  Organizational History

            Gateway Bancshares, Inc. ("Gateway") is a West Virginia bank holding company, incorporated on the 20th day of October, 1983, formed for the purpose of acquiring and owning the stock of The Bank of McMechen ("McMechen"), a West Virginia state banking corporation. McMechen was originally formed in 1906 and has operated as a commercial bank in the Marshall County, West Virginia area since that time to the present. Gateway was formed by the directors and management of McMechen shortly after the adoption of new banking laws in West Virginia which authorized the formation of bank holding companies. At the time of the formation of Gateway, McMechen's shareholders transferred their shares in McMechen in exchange for shares of the stock of Gateway and Gateway became a one bank holding company.

  Business of McMechen

            McMechen is a federally-insured depository institution offering a full range of banking services, primarily to customers located within its market area, i.e., Marshall County, West Virginia, and the greater Wheeling area. Deposit accounts are insured by the FDIC up to the maximum applicable limits. McMechen offers both its individual and business customers assorted deposit products with varying maturities and interest rates, including a full line of interest bearing and non-interest bearing accounts; certificates of deposit; individual retirement accounts; club savings accounts; safe deposit boxes; and official checks. Nontraditional products such as mutual funds and annuities are not presently offered.


            McMechen offers a full spectrum of lending services to its customers, including commercial loans and lines of credit, residential real estate loans, consumer installment loans, and other personal loans. Loan terms, including interest rates, loan to value ratios, and maturities are tailored as much as possible to meet the needs of the borrower. Commercial loans are generally secured by various collateral, including commercial real estate, accounts receivable and business machinery and equipment. Residential real estate loans consist primarily of loans secured by first priority mortgages on the borrowers' personal residences. Consumer and personal loans are generally secured, often by first liens on automobiles, consumer goods or depository accounts. McMechen also provides direct financing to consumers for their purchase of motor vehicles, but is not currently involved in any indirect automobile lending.


            A special effort is made to keep loan products as flexible as possible within the guidelines of prudent banking practices in terms of interest rate risk and credit risk. McMechen's lending personnel adhere to established lending limits and authorities based on each individual's lending expertise and experience. McMechen does not currently originate loans for sale.

            When considering loan requests, the primary factors taken into consideration by McMechen are the cash flow and financial condition of the borrower, the value of the underlying collateral, if any, and the character and integrity of the borrower. These factors are evaluated in a number of ways including an analysis of financial statements, credit reviews and visits to the borrower's place of business.

  Concentrations

            McMechen grants installment, commercial and residential loans to customers primarily in Marshall County, West Virginia, and the greater Wheeling area. Although the Bank strives to maintain a diversified loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production and related services, and various professional, financial and related service industries.

            McMechen had a concentration of deposits from one related party (the Sheriff of Marshall County) which approximated $ 1,486,925, or 5.5% of total deposits, at September 30, 1997.

            Additional information related to these risk concentrations is included in the Notes to Financial Statements which are included in the section "Financial Information Concerning Gateway Bancshares, Inc."

  Employees

            As of September 30, 1997, McMechen employed 18 full-time, 4 part-time, and 3 temporary employees. Such employees are not represented by any collective bargaining unit, and management believes its employee relations are satisfactory.

  Competition

            McMechen's primary competition consists of other commercial banks located in the Wheeling and Moundsville areas, as well as local savings and loan associations, credit unions and brokerage firms like Prudential Securities, Inc. and Legg, Mason, Wood, Walker Inc. which offer a variety of checking and money market accounts.

  Properties

            McMechen owns real estate located on Marshall Street in McMechen, West Virginia, where the Bank owns a building which houses its main banking office and where, on the other side of the street, the Bank has a drive-in window facility. The main banking office is located at 700 Marshall Street (Main Bank) and 704 Marshall Street. Additionally, McMechen owns a storage/apartment building located at 614 Marshall Street in McMechen (the Reilly Building).


            In addition to its main office facilities located on Marshall Street in McMechen, McMechen also owns a banking office located 43 Marshall Street in Benwood, West Virginia, and vacant lots at 21-23-25 Marshall Street in Benwood.

  Legal Proceedings

            To the best of management's knowledge, there are no pending legal proceedings to which Gateway is a party which may have a materially adverse effect upon Gateway's business or financial position.


  Transactions with Directors, Executive Officers and Principal Shareholders

            Directors and executive officers of Gateway and McMechen, members of their immediate family and business organizations, and individuals associated with them are customers of, and have had normal banking transactions with, McMechen. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of activity with respect to loans granted to related parties was $95,839, which is approximately 2.8% of total equity capital for the period ended September 30, 1997. Deposits from related parties totaled approximately $406,167 or 1.4% of total deposits at September 30, 1997. It is anticipated that loan and deposit relationships with related parties will continue in 1998, although the extent of such transactions is not known.

  Executive Compensation

            The following table sets forth the compensation paid by McMechen for its last fiscal year to the chief executive officer. No officer received in excess of $100,000 on an annualized basis. Gateway does not have any retirement plans, stock plans or other compensatory plans.

Summary Compensation Table

===============================================================================
                                                       Annual Compensation
                                                  -----------------------------
Name and Principal                                               Other Annual
                             Fiscal Year          Salary  (1)  Compensation (2)
===============================================================================
Michael E. Moore                 1997               $69,500         $7,275
===============================================================================


          (1) The executive officers of McMechen, including Mr. Moore, have in the past, received bonuses in the range of 4-5% of their annual salaries and it is anticipated that similar bonuses will be set and paid in February after completion of the year-end audit.

          (2)  This amount represents directors fees paid to Mr. Moore.

     Employment Agreements

            Michael E. Moore entered into an Employment Continuity Agreement with Commercial effective as of the Closing pursuant to which Mr. Moore will be employed by Commercial for three (3) years. Linda Miller entered into a Change in Control Agreement with Commercial pursuant to which, subject to certain conditions, she will be employed by Commercial in the event of a change in control of Commercial.


                  CERTAIN BENEFICIAL OWNERS OF GATEWAY STOCK

                   The following table sets forth information as of November 30, 1997, concerning (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were not affiliated with Gateway and who were known to Gateway to be the beneficial owner of more than 5% of the issued and outstanding Gateway Stock and (ii) the shares of Gateway Stock beneficially owned by each director of Gateway and all directors and executive officers of Gateway as a group excluding qualifying shares of directors.



Title of Class             Name and Address of                 Amount and Nature of           Percent of
--------------            Beneficial Ownership                  Beneficial Ownership       Beneficial Ownership
                         ---------------------                 ---------------------       -------------------
Common Stock                                                     Direct    Indirect
                          Donald Finnegan                         1,793      1,740 (1)             5.39%
                          Benjamin Honecker                       7,067      3,072 (2)            15.22%
                          The Estate of Kathryn Summers           6,419                            9.67%
                          Benwood - McMechen                      3,921                             6.0%
                            United Methodist Church
                            (WesBanco Trust Dept.)

Directors and Executive Officers:

 Name, Age, Position and Offices
 with Bank and Year Each                                                       Amount and Nature of
 Became a Director                Occupation for Past Five Years               Beneficial Ownership (1)           Percent of Class
----------------------------------------------------------------------------------------------------------------------------------
Dr. T. O. Dickey - 75        Medical Director, Marshall County Health                  3,592 (3)                         5.4%
Director since 1961          Dept. 1992-1996; Retired
----------------------------------------------------------------------------------------------------------------------------------
Dr. Robert E. Durig - 82     Retired                                                   2,178 (4)                         3.2%
Director since 1969
----------------------------------------------------------------------------------------------------------------------------------
Donald R. Eddy - 61          President, Saturn Bronze 1992-1996;                         412 (5)                          *
Director since 1988          Retired
----------------------------------------------------------------------------------------------------------------------------------
Linda A. Miller - 46         Vice President & Cashier, Bank of                           777 (6)                         1.2%
Director since 1994          McMechen 1992-Present
----------------------------------------------------------------------------------------------------------------------------------
Michael E. Moore - 56        President, Bank of McMechen 1992-Present                    860                             1.3%
Director since 1977
----------------------------------------------------------------------------------------------------------------------------------
Robert W. Munn, Jr. -47      Executive Director of Green Tab                             292                              *
Director Since 1983          Publishing 1992-Present
----------------------------------------------------------------------------------------------------------------------------------
Directors and Executive
Officers as a Group of 7 Persons                                                       8,175                            12.2%
----------------------------------------------------------------------------------------------------------------------------------

            *    Less than 1%

           (1)  Owned by Regina Finnegan, the wife of Donald Finnegan.

           (2) 1,680 shares owned by Mr. Honecker's wife, Janet Honecker; 729 shares owned by his daughter, Elizabeth Hestick, and 663 shares owned by grandson, Liam Honecker.

           (3) Includes 1,816 shares owned by Dr. Dickey's wife, Mary Angela Dickey.

           (4) Includes 2,120 shares owned jointly by Dr. Durig with his wife, Juanita Durig; 18 shares owned by his son, James; and 80 shares owned by Dr. Durig, individually.

           (5)  Includes 100 shares owned by Mr. Eddy's wife, Martha M. Eddy.

           (6) Includes 728 shares owned jointly by Mrs. Miller and her husband, George W. Miller.

                    INFORMATION WITH RESPECT TO COMMERCIAL

     History


               The management of Commercial Banking and Trust Company ("CB&T") of Parkersburg, West Virginia, caused Commercial to be formed in 1982 to provide greater flexibility in meeting CB&T's capital requirements and to permit future acquisition and ownership of bank-related businesses and the pursuit of other bank-related activities not permitted CB&T under applicable law. On October 28, 1983, the shareholders of CB&T became shareholders of Commercial and CB&T became a wholly-owned subsidiary of Commercial.

               On January 29, 1985, shareholders of Jackson County Bank, Ravenswood, West Virginia ("Jackson") approved an agreement and plan of merger pursuant to which Jackson would merge into a wholly-owned subsidiary of Commercial and thereby become a wholly-owned subsidiary of Commercial. The transaction was finalized March 1, 1985.

               On May 15, 1987, shareholders of Farmers and Merchants Bank of Ritchie County ("F&M") (formerly Farmers and Merchants Bank of Cairo), Harrisville, West Virginia, approved an agreement and plan of merger pursuant to which F&M would merge into a wholly-owned subsidiary of Commercial and thereby become a wholly-owned subsidiary of Commercial. The transaction was finalized November 30, 1987.

               On March 21, 1991, shareholders of The Dime Bank, Marietta, Ohio approved an agreement and plan of merger pursuant to which The Dime Bank would merge into a wholly-owned subsidiary of Commercial and thereby become a wholly-owned subsidiary of Commercial. The transaction was finalized February 28, 1992.

               On June 7, 1994, shareholders of Hometown Bancshares, Inc., ("Hometown") approved an agreement and plan of merger pursuant to which Hometown would merge with Commercial. Commercial would be the surviving corporation and the former subsidiaries of Hometown (The Union Bank of Tyler County, The Community Bank, the Bank of Paden City, and Hometown Insurance Inc.) would become wholly-owned subsidiaries of Commercial. The transaction was finalized August 1, 1994.

     Operations

               Commercial is the parent company of seven community banks with 17 banking locations in Wood, Jackson, Ritchie, Wetzel and Tyler Counties in West Virginia and in Washington County, Ohio. Its subsidiaries include CB&T, Jackson, F&M, The Dime Bank, Union Bank of Tyler County, The Community Bank, Bank of Paden City, Hometown Finance Company, Hometown Insurance Agency, Inc., and CommBanc Investments, Inc. Commercial has also recently executed a definitive agreement to acquire Gateway, with offices in Benwood and McMechen, Marshall County, West Virginia.

               As of September 30, 1997, Commercial had consolidated assets of $425 million, deposits of $366 million, and loans of $302 million. The company operates seven banks in the mid and upper Ohio Valley region of West Virginia and Ohio. For the nine months ended September 30, 1997, Commercial's net earnings were $3,609,000.

               Set forth below is a description of each of Commercial's major subsidiaries. As of December 31, 1996, Commercial and its subsidiaries had 223 full-time equivalent employees.

               CB&T was chartered as a West Virginia Banking Corporation on August 18, 1903, and opened its doors on the corner of Third Street and Court Square, Parkersburg, West Virginia. CB&T remained in its original location until January, 1916, when it acquired the assets of the Parkersburg Banking and Trust Company and moved to its present location at 415 Market Street, Parkersburg, West Virginia. On December 10, 1984, it opened a branch in Mineral Wells, West Virginia. On September 29, 1986, a second branch was opened on Grand Central Avenue in Vienna, West Virginia. It was enlarged and remodeled extensively during 1995. A third branch was opened at 2107 Pike Street, Parkersburg, West Virginia on May 8, 1989. In 1996, the West Virginia Division of Banking authorized CB&T to open a branch on West Virginia State Route 47 near West Virginia University-- Parkersburg. Construction on that facility has not been started. CB&T provides a complete range of financial services to both retail and commercial customers. Additionally, CB&T has full trust powers and provides a wide variety of those services to individuals, corporations, foundations and others.

           Jackson was chartered as a West Virginia Banking Corporation on April 1, 1889, and was originally located on Walnut Street in Ravenswood, West Virginia. In 1958 the present quarters on Wall Street were first occupied. As the only full-service commercial bank headquartered in Ravenswood, Jackson provides a complete range of retail banking services to the community's individuals and businesses. Jackson does not provide trust or correspondent banking services.

               F&M was incorporated in 1941 as a West Virginia Banking Corporation with the name "Farmers and Merchants Bank of Cairo" and was located in Cairo, West Virginia. In 1984 offices were rented at 1500 East Main Street in Harrisville, West Virginia, to serve as a branch location. In 1985, the main offices of F&M were moved from Cairo to the Harrisville location, and the Cairo office continued as a branch facility. The Harrisville offices were purchased by F&M in 1987. F&M is the smaller of two banks in Harrisville, the county seat of Ritchie County. It offers services normally offered by a full-service commercial bank, including all types of deposit accounts and loans. It does not offer trust services or correspondent banking services.

               The Dime Savings Society of Marietta, Ohio, was converted to a commercial bank, The Dime Bank, on May 1, 1972. At that time, The Dime Savings Society of Marietta had moved from the former Dime Savings Society Building at the corner of Front and Greene Streets to the corner of Second and Putnam Streets in Marietta. On April 1, 1982, The Dime Bank of Ross County, N.A. was merged into The Dime Bank. On December 31, 1983 The Dime Bank sold its branch in Ross County, formerly The Dime Bank of Ross County, N.A., to Kingston National Bank. On March 31, 1986, a group of forty-two investors purchased one hundred percent of the stock of The Dime Bank from American Bancorporation of Wheeling, West Virginia. The main offices of The Dime Bank established a branch at Second and Butler Streets in Marietta, Ohio. In February of 1981, The Dime Bank established a branch in Devola, on State Route 60. A branch in Barlow, Ohio, at the intersection of State Routes 339 and 501 was opened in November, 1995.

               The Dime Bank is a State of Ohio bank and a member of the Federal Reserve System. Its main operations are conducted at its offices at 200 Putnam Street in Marietta, Ohio, with drive-in banking services at each of the two branches. The Dime Bank provides services normally offered by a full-service commercial bank, but does not offer trust services and is not active in correspondent banking services.

               The Union Bank of Tyler County ("Union") was organized and chartered under the laws of the State of West Virginia as "Tyler County Bank" on February 18, 1947. The bank has been at its present location at the corner of Fair and Dodd Streets in Middlebourne, West Virginia, since 1977. On January 1, 1984, the bank merged with Union National Bank of Sistersville and was rechartered under the name "Union Bank of Tyler County." Its main office remains in Middlebourne and the Sistersville branch is the former main office of the merged Union National Bank. Union operates as a full-service bank in both Middlebourne and Sistersville, offering a wide range of financial services to retail and commercial customers, including trust services.

               The Community Bank ("Community") was organized and chartered as a West Virginia banking corporation on September 30, 1936. It is located at 112 Collins Avenue, Pennsboro, West Virginia and operates a drive-through facility on Masonic Avenue, also in Pennsboro. A new branch is opened in 1997 in Ellenboro, West Virginia. Community offers a wide range of financial serves to retain and commercial customers in its local area, although it does not offer trust or correspondent banking services.

               The Bank of Paden City ("Paden City") was organized and chartered under the laws of the State of West Virginia on May 14, 1976. Its principal office is located at 4th and Main Streets in Paden City, West Virginia. In December, 1984, Paden City opened a full-service branch on State Route 2 in New Martinsville, West Virginia, referred to as the Steelton Financial Center. Paden City offers the wide range of services usually offered by a full-service commercial bank, but it does not offer trust or correspondent banking services.

               The Hometown Insurance Agency, Inc. ("Hometown Insurance") is a wholly-owned subsidiary corporation chartered under the laws of West Virginia on June 21, 1989. The agency was historically operated through July 31, 1993, under provisions of the Federal Reserve Board's Regulation Y, allowing a bank holding company to operate an insurance agency in a place with a population of 5,000 or less. The insurance agency is presently inactive, conducts no business and has no employees. The charter exists to preserve the name.

               Hometown Finance Company was chartered June 13, 1997. It acquired the assets of the Mid Ohio Valley Loan Company and opened for business in St. Marys, West Virginia, on July 15, 1997. It provides secured and unsecured consumer loans to customers in Pleasants County, West Virginia, and nearby communities.

               CommBanc Investments, Inc., was chartered on November 14, 1996. It is a full-service broker/dealer which offers a varied line of financial products to its customers. It began operations in October, 1997, in Marietta, Ohio, and Parkersburg, West Virginia.

                 CERTAIN BENEFICIAL OWNERS OF COMMERCIAL STOCK


     Principal Shareholders

               To the best of management's knowledge, the Commercial BancShares, Inc., Employee Stock Ownership Plan (with 401(k) provisions) ("KSOP") is the only holder or beneficial owner of more than 5% of Commercial Common Stock. As of December 1, 1997, the KSOP held 169,612 shares of Commercial Common Stock, representing 10.5% of the shares outstanding.


       Title           Name and Address            Amount and Nature of              Percent of
     of Class        Beneficial Ownership          Beneficial Ownership        of Beneficial Ownership
     --------        --------------------          --------------------        -----------------------
     Common       Commercial BancShares, Inc.             169,612                        10.5%
                  Employee Stock Ownership
                  Plan (with 401(k) Provisions


     Competition

           The information with respect to competition is set forth in Commercial's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     Commercial KSOP

           The information with respect to the KSOP is set forth in Commercial's Annual Report on Form 11-K for the fiscal year ended December 31, 1996 as is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     Directors and Executive Officers

           The information with respect to directors and executive officers of Commercial is set forth in Commercial's Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Act of 1934, filed on April 21, 1997, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     Executive Compensation

           The information with respect to executive compensation is set forth in Commercial's Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Act of 1934, on April 21, 1997, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     Certain Relationships and Related Transactions

           The information with respect to certain relationships and related transactions is set forth in Commercial's Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Act of 1934, filed on April 21, 1997, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                  THE MERGER

           The following is a discussion of the material aspects of the proposed transaction. It includes a summary of the terms of the Merger Agreement and is qualified in its entirety by reference to the Agreement, which is attached to this Prospectus/Proxy Statement as Annex A.

      General

           The Board of Directors of Gateway has determined that the Merger is fair to and in the best interests of the stockholders of Gateway, and has unanimously approved the Merger Agreement. Accordingly, the Board of Directors of Gateway unanimously recommends that the stockholders of Gateway, vote "FOR" approval of the Merger Agreement.

      The Merger Consideration

           In accordance with the terms of, and subject to the conditions set forth in, the Merger Agreement, Gateway will be merged with and into CBG Holding Company ("CBG Holding Company"), a wholly owned subsidiary of Commercial which was chartered to facilitate the Merger. CBG Holding Company will survive the Merger and will assume the name "Gateway Bancshares, Inc." The Merger Agreement provides that at the Effective Time each outstanding share of Gateway Stock (not including any shares held by Commercial or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive not less than 1.742 nor more than 2.129 shares of Commercial Stock. The exact number of Commercial Gateway shareholders will be entitled to receive will be determined by dividing
     80.00 by the average price reported on the American Stock Exchange for the twenty (20) days preceding the Closing, provided such consideration shall be paid for no more than 66,652 shares of Gateway Stock. In the event there are no reported trades on any day during such twenty (20) day period, then the closing price for such a day for purposes of calculating the Average Price, shall be the closing price last reported on a date preceding the date on which no trade occurred. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial Common Stock. If such quotient is greater than or equal to 2.129, then the exchange ratio will be 2.129 and Gateway shareholders will receive 2.129 shares of Commercial common stock for each share of Gateway stock they own.

           No fractional shares of Commercial Stock will be issued in connection with the Merger and, in lieu thereof, Gateway shareholders will be entitled to receive cash for such fractional shares based on the Average Price of Commercial stock. No shareholder will be entitled to dividends, voting rights or any other rights in respect of any fractional shares. If the outstanding shares of Commercial Stock are changed into a different number or class by virtue of any reclassification, split, stock dividend, exchange of shares or similar event, then the Exchange Ratio will be adjusted proportionately. The issuance of Commercial Stock for other corporate purposes, such as for other acquisitions or pursuant to stock option plans, will not result in an adjustment to the Exchange Ratio. From and after the consummation of the Merger, Gateway shareholders will cease to have any rights with respect to such shares other than the right to receive the Merger Consideration, and such shares will thereafter be deemed canceled and void. The sole rights of such shareholders will be to receive the Merger Consideration.

      Exchange of Gateway Stock Certificates

           Each holder of certificates representing shares of Gateway Stock will, upon the surrender to Commercial, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of Commercial Stock into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Gateway Stock shall be deemed for all corporate purposes to evidence the ownership of the full number of shares of Commercial Stock into which such shares have been converted by reason of the Merger.

           Until a Gateway shareholder's outstanding certificates have been surrendered, Commercial may, at its sole discretion, withhold, with respect to such Gateway shareholder, as applicable (i) the certificates representing the shares of Commercial Stock into which such Gateway shares are converted by reason of the Merger; and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the Commercial Stock to which the Gateway shareholder is entitled. Upon the delivery to Commercial of the outstanding Gateway certificates by a Gateway shareholder, there will be delivered to the record holder thereof the certificate representing the shares of the Commercial Stock to which the exchanging Gateway holder is entitled, along with any dividends thereon and any payment for fractional shares, all without interest.

           Certificates evidencing Gateway Stock should not be returned to Gateway with the enclosed proxy and should not be forwarded until after receipt of a letter of transmittal which will be provided to Gateway shareholders by Commercial's, transfer agent, upon consummation of the Merger.


     Background of and Reasons for the Merger

            Reasons for the Merger - Commercial . In the opinion of the Management of Commercial, the proposed transaction will be in the best interests of Commercial shareholders. Commercial's Management and Board of Directors view the proposed transaction as a desirable opportunity to add new geographic markets and new product markets to the Commercial organization. The Merger will expand Commercial's presence into the
     northern panhandle of   West Virginia.

           Commercial's Board of Directors believes that the proposed Merger will allow Commercial to combine its resources with those of Gateway, thereby affording the resulting combined institution better opportunities to complete with other financial and non-financial institutions (including other commercial banks, thrift institutions, finance companies, credit unions, money market mutual funds, brokerage firms, investment companies, credit companies, insurance companies and retail stores that maintain their own credit operations) in the markets in which Commercial and Gateway subsidiary banks conduct their business. The Merger will provide Commercial with a greater presence in the northern panhandle area of West Virginia which will provide Commercial with an opportunity for future growth in that market. In addition, the Merger will provide Commercial with a greater presence in the other areas of West Virginia in which Commercial currently conducts business, and will provide Commercial with an opportunity for future growth in those markets. Moreover, the affiliation should permit a greater investment in data processing systems, accounting and other support services, as well as provide greater economies of scale. Benefits to the combined entity will also be available through the elimination of duplicative expenses.

           Commercial will be able to offer a broader range of services than those currently available to Gateway customers, in particular more extensive trust services and sale of mutual funds, and the combined entity will be able to offer a broader loan program and, through participation by the subsidiary banks, to service larger loan transactions. In summary, Commercial's Board of Directors believes that the Merger will enable both Commercial's and Gateway's subsidiaries to better serve the financial needs of their communities.

           Reasons for the Merger- Gateway. From 1996 through mid-1997, Gateway was contacted by and had preliminary discussions with certain financial institutions or their holding companies regarding a possible combination with or acquisition of Gateway. In connection with such preliminary discussions, the Board of Directors and management of Gateway considered the long-term ability of Gateway to grow in the very competitive banking community of greater Wheeling and to provide its stockholders with the returns necessary to remain an independent company. Further, the addition of new products, services and branch locations were evaluated as a means to facilitate deposit growth and enhance the franchise. Given the potential negative earnings impact of additional products and services and the uncertainty of ultimate success, the Board did not opt to follow this route. The Board also considered the continued consolidation of the banking industry and the fact that larger financial institutions are able to compete more effectively for new customers.

           As the directors considered the foregoing facts, the Board of Directors determined to investigate the possible sale of Gateway, and in February, 1997, Gateway retained the services of Charles Webb & Company, a Division of Keefe, Bruyette & Woods, inc. ("Webb") to assist in such an investigation.

           Beginning in the second quarter of 1997, the Board of Directors conducted through Webb a confidential inquiry into the possible interest of five entities in pursuing a merger with or acquisition of Gateway. All five entities expressed an interest and were provided with certain information on Gateway, including financial statements, loan and deposit summaries and other data, after signing a confidentiality agreements. In May, 1997, Commercial and three other companies submitted preliminary, non-binding indications of interest to acquire Gateway. One proposal was substantially lower than the other three proposals and that potential acquiror opted not to revise its proposal. Commercial and two other companies then conducted extensive due diligence in June 1997 and revised proposals were received from each of the three remaining companies in late June. Commercial proposed a stock transaction with merger consideration priced at $80.00 per share, with an exchange ratio not less than 1.742 nor more than 2.129. The complete terms and conditions of the transaction are described in the Merger Agreement, a copy of which is attached as Annex A. Two other all stock proposals were received, priced at $79.46 and $79.31, respectively.

           From mid-July until mid-August, the management of Gateway reviewed and revised several drafts of the merger agreement with the assistance of its legal counsel and investment banker. The terms of the Merger Agreement were reviewed in detail and actively negotiated at several board meetings during this period. After consideration of all factors deemed relevant and in conjunction with advice from Gateway's financial and legal advisors, the Board of Directors determined that the proposed merger with Commercial was in Gateway's best interests and the best interests of Gateway's stockholders and unanimously approved the Merger. Commercial and Gateway executed the Merger Agreement on August 15, 1997 and publicly announced the transaction on such date.

           Reasons for the Merger. The terms of the Merger Agreement, including the Merger Consideration to be paid to Gateway's shareholders, were the result of arm's length negotiations between the representatives of Commercial and Gateway. Among the factors considered by the Board of Directors of Gateway in deciding to approve and recommend the terms of the Merger were (1) the Merger Consideration to be paid to Gateway's shareholders in relation to the market value, book value, earnings per share and dividend rates of Gateway Common Stock, (ii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects for Gateway, (iii) industry and economic conditions, (iv) the impact of the Merger on the depositors, employees, customer and communities served by Gateway, (v) the opinion of Gateway's financial advisor as to the fairness of the Merger Consideration from a financial point of view to the holders of Gateway Common Stock, (vi) the general structure of the transaction and the compatibility of management and business philosophy, (vii) the likelihood of receiving the requisite approvals in a timely manner, and (viii) the ability of the combined enterprise to compete in relevant banking and non-banking markets. In making its determination , the Board of Directors of Gateway did not ascribe relative weights to the factors which it considered.

           The Board of Directors of Gateway believes that the Merger is in the best interests of Gateway and its stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Opinion of Financial Advisor

        In February, 1997, Webb was retained by Gateway to evaluate Gateway's strategic alternatives as part of a stockholder enhancement program and to evaluate any specific proposals that might be received regarding an acquisition of Gateway. Webb, as part of its investment banking business, is continuously engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Webb is familiar with the market for common stock of publicly traded banks, savings institutions and bank and savings institution holding companies. The Board of Directors of Gateway selected Webb on the basis on the firm's reputation and its experience and expertise in transactions similar to the Merger. Except as described herein, Webb is not affiliated with Gateway, Commercial or their respective affiliates.

        Pursuant to its engagement, Webb was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to the stockholders of Gateway. Webb delivered a fairness opinion dated as of August 15, 1997 to the Board of Directors of Gateway that the Merger Consideration is fair to the stockholders of Gateway from a financial point of view. No limitations were imposed by Gateway upon Webb with respect to the investigations made or procedures followed by Webb in rendering its opinion. Webb has consented to the inclusion herein of the summary of its opinion to the Board of Directors of Gateway and to the entire opinion being attached hereto as Annex B.


        The full text of the opinion of Webb, updated as of the date of the Proxy Statement, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Annex B to the Proxy Statement and should be read in its entirety. The summary of the opinion of Webb set forth in this Proxy Statement is qualified in its entirety by reference to the opinion. Such opinion does not constitute a recommendation by Webb to any Gateway shareholder as to how such shareholder should vote with respect to the Merger. The opinion does not give effect to or consider the impact of the WesBanco transaction.

        In rendering its opinion, Webb (i) reviewed the financial and business data supplied to it by Gateway, including Gateway's Annual Report and Proxy Statement for the year ended December 31, 1996; (ii) reviewed unaudited quarterly results for the quarters ended March 31 and June 30, 1997; (iii) discussed with senior management and the Boards of Directors of Gateway and Bank of McMechen the current position and prospective outlook for Gateway; (iv) considered historical quotations, lack of an active market for the common shares of Gateway and the prices of the few recorded transactions that have taken place in Gateway common stock over the last few years; (v) reviewed the financial and stock market data of other financial institutions, particularly in the Midwest region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of financial institutions or proposed changes of control of comparably situated companies; and (vi) reviewed certain other information which it deemed relevant.

        In rendering its opinion, Webb assumed and relied upon the accuracy and completeness of the information provided to it by Gateway and Commercial and obtained by it from public sources. In its review, with the consent of the Gateway Board, Webb did not undertake any independent appraisal or evaluation of the assets and liabilities of Gateway or Commercial, or of potential or contingent liability of Gateway or Commercial. With respect to the financial information, including forecasts and asset valuations received from Gateway, Webb assumed (with Gateway's consent) that such information had been reasonably prepared reflecting the best currently available estimates and judgment of Gateway's management. Webb also assumed that no restrictions or conditions would be imposed by regulatory authorities that would have a material adverse effect on the contemplated benefits of the Merger to Gateway or the ability to consummate the Merger.

        Webb's review of comparable transactions included the compilation of pending or recently completed acquisitions of banks. The results of the analysis are summarized below along five industry-accepted ratios. The information in the following table summarizes the material information analyzed by Webb with respect to the Merger. The summary does not purport to be a complete description of the analysis performed by Webb in rendering its opinion. Selecting portions of Webb's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.

                     SUMMARY OF SELECTED M&A TRANSACTIONS
                     WHERE THE TARGET IS A BANK INSTITUTION

-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Price to
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Tangible        LTM                                       Core Dep
                                                                   Book          EPS           Assets         Deposits     Premium
-----------------------------------------------------------------------------------------------------------------------------------
M&A Group 1 - All deals completed and/or pending as of 1/31/97
       Completed                (n=71)
                Average                                          168.8%          15.0x          16.2%         18.8%        11.7%
                Median                                           191.2%          16.8x          17.6%         19.5%        10.7%
       Pending                  (n=60)
                Average                                          217.1%          18.0x          18.3%         21.2%        13.3%
                Median                                           216.4%          17.2x          18.3%         21.2%        12.4%
M&A Group 2 - Purchase value between $3 million and $10 million
       Completed                (n=20)
                Average                                          180.4%          17.4x          15.2%         17.3%         7.9%
                Median                                           173.6%          13.1s          14.5%         16.0%         6.6%
       Pending                  (n=9)
                Average                                          181.6%          14.7x          16.3%         18.8%         8.6%
                Median                                           158.7%          14.7x          15.4%         17.1%         7.8%
M&A Group 3 -Target bank asset size between $25 million and $50 million
       Completed                (n=20)
                Average                                          195.7%          15.4x          17.4%         19.9%        10.4%
                Median                                           180.4%          13.0x          16.0%         18.9%         9.9%
       Pending                  (n=18)
                Average                                          178.2%          16.6x          19.3%         22.3%        10.8%
                Median                                           163.3%          17.0x          16.2%         18.4%         9.6%
M&A Group 4 -Target tangible equity/assets between 9% and 11%
       Completed                (n=28)
                Average                                          226.4%          18.5x          18.5%         22.6%        16.9%
                Median                                           220.1%          17.1x          17.1%         22.8%        16.6%
       Pending                  (n=21)
                Average                                          183.6%          17.2x           18.6%        21.7%        11.1%
                Median                                           170.7%          17.0x           16.6%        18.8%         8.2%
M&A Group 5 -Target located in Midwest Region
       Completed                (n=42)
                Average                                          195.6%          20.1x           21.1%        25.6%        13.1%
                Median                                           178.4%          18.5x           22.4%        26.0%        11.8%
       Pending                  (n-18)
                Average                                          199.3%          18.3x           19.1%        22.4%        12.5%
                Median                                           179.3%          16.3x           18.9%        21.8%        10.4%
-----------------------------------------------------------------------------------------------------------------------------------

        In its analysis of comparable transactions, Webb evaluated each pricing ratio against the proposed pricing analysis of Commercial's acquisition of Gateway. Slightly more weight was given to the price to tangible book value ratio, the price to last twelve month earnings per share and the core deposit premium ratio. At a current stock price for Commercial of $82.00 per share, the acquisition of Gateway prices out at (this will be updated as of the date of the Proxy Statement) an implied sale price of $142.85 and pricing ratios as follows:
281% price to tangible book value per share, 32.5 price earnings ratio and 22% core deposit premium.

        In preparing its analysis, Webb made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Webb and Gateway. The analyses performed by Webb are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

        In February 1997, Gateway engaged Webb to, among other things, assist Gateway in determining appropriate and desirable values that could be realized in a merger, prepare a summary of recent merger and acquisition trends in the financial services industry, advise Gateway as to the structure and form of any proposed merger, and render an opinion as to the fairness of the consideration to be paid in any proposed merger. Gateway agreed to pay Webb a fee of $25,000 for delivery of a fairness opinion, which fee was paid in September, 1997. Further, Gateway agreed to pay Webb a "Success Fee" in the event of the consummation of a merger, plus reasonable out-of-pcoket expenses not to exceed $5,000, related to Webb's work, and an additional amount not to exceed $3,000 related to Webb's counsel fees. The "Success Fee" to be paid to Gateway is $100,000 less the fee paid for the fairness opinion. Gateway has further agreed to indemnify Webb and its affiliates, and their respective directors, officers and employees and each such other person controlling Webb or any of its affiliates from and against certain claims and liabilities.


Certain Federal Income Tax Consequences

        General.  The following is a summary description of the material
        -------
federal income tax consequences of the Merger to shareholders of Gateway. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns some Commercial Stock, is not a U.S. citizen, is a tax-exempt entity or an individual who acquired Gateway Stock pursuant to an employee stock option, or exercises some form of control over Gateway. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each shareholder of Gateway is urged to consult a tax advisor as to the specific tax consequences of the transaction to that shareholder. The following discussion is based on the Internal Revenue Code, as in effect on the date of this Prospectus/Proxy Statement, without consideration of the particular facts or circumstances of any holder of Gateway Stock. There are certain conditions that must be met in order for the transaction to result in the tax consequences described herein and in the opinion. The full text of the opinion is attached to this Prospective Joint Proxy Statement at Annex E. This summary is qualified in its entirety by reference to the more detailed discussion in the attached opinion.

        The Merger.  Gateway has received an opinion from Bowles Rice McDavid
        --- ------
Graff & Love, P.L.L.C., special counsel to Gateway, to the effect that, assuming the Merger is consummated, the material federal income tax consequences of the Merger to the shareholders of Gateway will be as follows:

        No gain or loss will be recognized to shareholders of Gateway upon the exchange of their Gateway Stock solely for shares of Commercial Stock (excluding cash received for any fractional share interest to which they may be entitled) pursuant to the Merger. The basis of the Commercial Stock to be received by a Gateway shareholder receiving solely Commercial Stock will be the same as his or her basis in the Gateway Stock surrendered in exchange therefor. The holding period of the shares of Commercial Stock to be received by a Gateway shareholder receiving solely Commercial Stock will include the period during which such Gateway shareholder held the Gateway Stock surrendered in exchange therefor, provided the surrendered Gateway Stock was held by such shareholder as a capital asset on the date of the Merger.

        Shareholders of Gateway will receive cash in lieu of a fractional share of Commercial Stock and such fractional share interest will be treated as if the shareholders actually received the fractional share from Commercial and then Commercial redeemed it for cash. Such cash payments will be treated by the former Gateway shareholders as having been received as full payment in exchange for the fractional share interests so redeemed. Gain or loss will be realized and recognized by each such

Gateway shareholder equal to the difference between the amount of cash received for the fractional share and the tax basis of the fractional share. If the fractional share is a capital asset in the hands of a Gateway shareholder, then the gain or loss recognized should constitute a capital gain or loss.


        The receipt of cash for shares of Gateway Stock pursuant to the exercise of dissenters' rights will be a taxable transaction. A Gateway shareholder who exercises dissenters' rights and consequently receives cash for his or her shares will be treated as receiving cash in redemption of such shares. Such a dissenting shareholder ordinarily will recognize gain or loss equal to the difference between the amount of cash received and such shareholder's basis in the shares, and such gain or loss generally will be a capital gain or loss if the shares are held as a capital asset. The application of constructive ownership rules under section 318 of the Code, under certain circumstances, could result in the entire amount of cash received being taxed as a dividend. Any Gateway shareholder considering the exercise of dissenters' rights is urged to consult his or her tax advisor about the tax consequences of receiving cash giving consideration to his or her particular circumstances.

        Each party's obligation to effect the Merger is conditioned on the delivery of an opinion to Gateway from Bowles Rice McDavid Graff & Love, P.L.L.C., with respect to the foregoing federal income tax consequences of the Merger. Such opinion will be dated as of January 15, 1998, based upon certain customary representations and assumptions set forth therein, with respect to certain federal income tax consequences of the Merger.


        THE MERGER MAY HAVE CONSEQUENCES AFFECTING TAXES OTHER THAN THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING ALL TAX CONSEQUENCES OF THE CONSUMMATION OF THE MERGER AS IT RELATES TO THEIR OWN CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO, CONSEQUENCES UNDER FEDERAL, STATE AND LOCAL INCOME TAX AND OTHER TAX LAWS.


Conditions to Consummation of the Merger

        The Merger Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions: (i) Before the closing, Gateway shall have obtained the approval, ratification and confirmation of the Merger Agreement and the transactions contemplated therein by the requisite vote of its shareholders, as required by law and by any applicable provision of its articles of incorporation and bylaws (in the case of Gateway); (ii) Commercial shall have caused the organization and chartering of CBG and CBG shall have executed the Adoption Agreement; (iii) no order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated in the Merger Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date; (iv) there shall have been obtained by the Merger Effective Date any and all permits, approvals and consents of every governmental body or regulatory authority which are necessary or appropriate so that consummation of the transactions contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those of the Federal Reserve Board ("FRB") and the West Virginia Board of Banking and Financial Institutions (the "West Virginia Board") and any other governmental or regulatory authority with jurisdiction over the transaction; (v) all of the representations and warranties of the parties contained in the Merger Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such dates (except for changes contemplated and permitted by the Merger Agreement or otherwise consented to in writing by the appropriate party to the Merger Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in the Agreement to be performed by it at or before the Merger Effective Date. At the Closing, each party shall have received from the other party to the Agreement, a certificate, in affidavit form, dated as of the date of the Closing, signed by each party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this section are true and correct to the best of their knowledge and belief; (vi) the Registration Statement to be filed by Commercial with the Securities and Exchange Commission shall be declared effective on or before the date of the Closing. No order suspending the effectiveness thereof shall have been issued which remains in effect on the date of the Closing, and no proceedings for that purpose shall, before the Closing, have been initiated or, to the best knowledge of Commercial, threatened. All state securities and "blue sky" permits or approvals required to carry out the transactions contemplated in the Merger Agreement shall have been received to permit free trading of the Commercial stock issued to the non-affiliate Gateway shareholders; (vii) Commercial and Gateway shall each execute mutually agreed upon confidentiality agreements;
(viii) all criteria to assure the tax-free exchange of Gateway stock for Commercial stock must be met; and (ix) all criteria for the Merger to be accounted for under the pooling of interest method of accounting shall have been met, and no party to the Merger Agreement shall knowingly take action which would have the effect of disqualifying the Merger under the pooling of interests method of accounting.

        In addition to the foregoing conditions, the obligations of Commercial under the Merger Agreement are conditioned upon (i) receipt by Commercial of an opinion of counsel for Gateway dated as of the Merger Effective Date; and (ii) receipt by Commercial of an agreement, executed and delivered by each shareholder of Gateway who, in the reasonable opinion of Commercial, may be deemed an affiliate of Gateway as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission.

        In addition to the other conditions set forth above, Gateway's obligations under the Agreement are conditioned upon (i) receipt by Gateway of the opinion of counsel to Commercial; (ii) on or before the Closing, receipt by Gateway of an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C., Charleston, West Virginia in a form reasonably satisfactory to Gateway's counsel concerning the tax consequences of the transaction; and (iii) the board and shareholders of Gateway shall have received the opinion of Charles Webb & Company, that the transaction is fair, from a financial perspective, to the shareholders of Gateway. As of the date of these proxy materials, the following conditions have been met: (i) Commercial has caused the organization and chartering of CBG Holding Company and CBG Holding Company has executed the Adoption Agreement (ii) Gateway shareholders have received an opinion of Bowles Rice McDavid Graff & Love, P.L.L.C. concerning the tax consequences of the Merger. The Bowles Rice opinion is attached as Annex D and (iii) the Board and shareholders of Gateway have received the opinion of Charles Webb & Company that the transaction is fair from a financial perspective, to the shareholders of Gateway. Charles Webb & Company's opinion is attached as Annex B.


Regulatory Approvals


        Consummation of the Merger is subject to prior receipt of all required approvals, consents or waivers of the Merger by all applicable federal and state regulatory authorities. In order to consummate the Merger, Commercial and Gateway must obtain the prior consent, approval or waiver, as applicable, of the FRB and the West Virginia Board of Banking and Financial Institutions (the "West Virginia Board"). As of the date of these proxy materials, all required regulatory approvals have been obtained.


Business Pending the Merger

        Pursuant to the Merger Agreement, Gateway has agreed that between the date of the Merger Agreement and the Merger Effective Date, it will:

                (a) take no action, and not permit any action to be taken, which will have a material adverse effect upon Gateway or its subsidiary, or their respective properties, financial condition, businesses or operations, including, without limitation, the commencement of any new branch banking operation;

                (b) take no action or do anything (i) which will cause Gateway or its subsidiary to be, as of the Merger Effective Date, in violation of any of their respective representations, warranties, covenants and agreements contained in the Merger Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in the Merger Agreement;

                (c) take no action to reclassify or alter Gateway's authorized stock, to issue shares of capital stock, debt instruments, or other securities, or to amend the Articles of Incorporation or Bylaws of Gateway or its subsidiary;

                (d) not pay or declare any dividend or make any other distribution in respect of Gateway's shares of common stock or acquire for value any of such shares or pay any dividend, except as permitted herein;

                (e) take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or any other encumbrance on any of Gateway's material assets, to dispose of any material assets, or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted;

                (f) afford to the officers, attorneys, accountants, and other authorized representatives of Commercial full access to the respective properties, books, tax returns and records of Gateway or its subsidiary, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Gateway or its subsidiary as Commercial deems necessary or advisable;

                (g) promptly advise Commercial of any material adverse change in the financial condition, assets, businesses or operations of Gateway or its subsidiary and any material breach of any representation, warranty, covenant or agreement made by Gateway in the Merger Agreement;

                (h) maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect Gateway or its subsidiary against losses for which insurance protection can be obtained at reasonable cost;

                (i) take no action, and take such reasonable steps as are practicable to avoid any action to be taken, to change the senior management of Gateway, to increase any compensation, benefits, or fees payable by Gateway to their respective directors and officers, employees, or former employees, or to increase any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors, employees; provided, however, that Gateway and its subsidiary may: (i) make such increase in salary or wages as may be required by law, and (ii) at the time of its regular periodic compensation adjustments make increases in salaries and wages in amounts not to exceed three percent (3%) of any individual's salary or wage rate.

                (j) take no action (i) to acquire, or to be acquired by, to merge or merge with, any company or business, (ii) to sell substantially all of Gateway's or its subsidiary's assets, or to enter into similar transaction other than pursuant to the provisions of the Merger Agreement, or (iii) to acquire any branch, or, except in the ordinary course of business, any material assets of any other company or business;

                (k) take no material action, and not permit any material action to be taken, whatsoever with respect to its properties, assets, businesses or operations, other than in the ordinary course of its business;

                (l) continue to fund the loan loss reserve consistent with current practice so that as of the Merger Effective Date it is not less than $225,000, less any amounts recovered from previously charged-off loans; and in addition Gateway agrees that it will (i) properly and timely charge-off any loan losses, as required by any applicable regulatory agency and prudent banking practices, and (ii) at the time of any such charge-off, Gateway will make a provision to the loan loss reserve equal to the amount of the loss, less the specific amount allocated in the reserve, if any, relating to the charged-off loan (such specific amounts having been previously identified in writing by loan and amount). The requirements of this subparagraph (l) are qualified in that Gateway is not obligated to take the actions set forth if such action will cause Gateway to report a loss in any quarter; in such case Gateway shall fulfill the foregoing requirements to the extent possible without producing a loss. The requirements of this subparagraph shall not be construed to preclude the payment of bonuses otherwise expressly authorized herein;

                (m) make no loans including but not limited to any extension, renewal, modification or refinancing of an existing loan, in excess of $150,000, without Commercial's prior written consent, which will not be unreasonably withheld; and

                (n) not sell, trade or purchase any securities in its investment portfolio without prior consent of Commercial's Treasurer, which will not be unreasonably withheld.

        Commercial, as a bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, Commercial may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of the Merger Agreement. In the event that Commercial should reach an understanding with another entity regarding a merger, purchase or consolidation, Commercial may proceed with a merger, purchase or consolidation concurrently with the acquisition by the merger contemplated by the Agreement.

        Notwithstanding the foregoing, unless the prior written consent of Gateway is obtained between the date of the Merger Agreement and the Effective Time of the Merger, Commercial will:

                (a) take no action, and not permit any action to be taken, by it or its subsidiaries, which will have a material adverse effect upon its properties, financial condition, businesses or operations;

                (b) take no action or do anything (i) which will cause it or CBG to be in violation of their representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement;

                (c) promptly advise Gateway of any material adverse change in the financial condition, assets, businesses or operations of Commercial and any breach of any representation, warranty, covenant or agreement made by Commercial, or CBG in this Agreement;

                (d) maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect fully Commercial and its subsidiaries against losses for which insurance protection can reasonably be obtained; and

                (e) afford to the officers, attorneys, accountants, and other authorized representatives of Gateway full access to the respective properties, books and records of Commercial, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Commercial as it deems necessary or advisable.

        Commercial and Gateway and their respective affiliates have agreed to use all information that each obtains from the other pursuant to the Merger Agreement solely for the effectuation of the transactions contemplated by the Merger Agreement or for purposes consistent with the intent of the Merger Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties to the Merger Agreement and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties to the Merger Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to it or to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants.


Effective Time of the Merger; Termination and Amendment

        The Effective Time of the Merger shall be the date and time of the filing of articles of merger with the Secretary of State of West Virginia, unless a different date and time is specified as the effective time in such articles of merger and certificate of merger. The Effective Time shall be as set forth in such articles of merger and certificate of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger, approval of the Merger Agreement by the requisite vote of Gateway shareholders and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger.

        The Merger Agreement may be terminated, either before or after approval by the shareholders of Gateway and Commercial, as follows:

                (a) By mutual consent of the Board of Directors of Commercial and Gateway as evidenced by a majority vote of each of their respective Boards of Directors; or

                (b) By Commercial if any of the conditions required to be satisfied by Gateway specified in Sections 4.1 and 4.2 of the Merger Agreement shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

                (c) By Gateway if any of the conditions required to be satisfied by Commercial specified in Section 4.1 and 4.3 of the Merger Agreement shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

                (d) By any party if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

        In any event, the obligations of the parties under this Agreement shall terminate March 31, 1998, if the Closing have not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.

        The Agreement may be amended by mutual consent of the Board of Directors of Commercial and Gateway, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. The Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.


Interests of Certain Persons in the Merger and the WesBanco Merger

        Certain members of the Board of Directors of Gateway who are executive officers of Gateway may be deemed to have interests in the Merger in addition to their interests as stockholders generally, as discussed below. The Board of Directors of Gateway was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

        Pursuant to the Merger Agreement, if the WesBanco Merger is not consummated, Commercial has agreed to appoint to the Board of Directors of Commercial one representative from Gateway, to be selected by Gateway and approved by Commercial.

        In addition, the current Board of Directors of the Bank of McMechen will continue to constitute a majority of its Board of Directors for at least two (2) years from the Closing, unless any such member shall resign, die or be removed for cause. Commercial shall select up to two (2) additional representatives to serve on the Board of Directors.

        Michael E. Moore entered into an Employment Continuity Agreement with Commercial effective as of the Closing pursuant to which Mr. Moore will be employed by Commercial for three (3) years. Linda Miller entered into a Change in Control Agreement with Commercial pursuant to which, subject to certain conditions, she will be employed by Commercial in the event of a change in control of Commercial.

        On September 30, 1997, Gateway, Commercial and WesBanco entered into a First Amendment Agreement (the "First Amendment") whereby the Merger Agreement was amended in anticipation of the WesBanco Merger. Under the First Amendment, if the WesBanco Merger is consummated, as of the effective date of the Merger of Commercial with and into CBI Holding Co., Inc., a wholly-owned subsidiary of WesBanco, McMechen will be merged with and into WesBanco Bank Wheeling, a wholly-owned subsidiary of WesBanco. Under the First Amendment, the current Board of Directors of McMechen will be entitled to serve as members of an Advisory Board to WesBanco Bank Wheeling for a two-year period. Each such director will be entitled to receive a monthly director fee while serving on the Advisory Board equal to the monthly amount currently being received by such director.

        Under the First Amendment, if the WesBanco Merger is consummated, it is further agreed that upon acquisition of Commercial, Michael E. Moore will be President of the Marshall County branches of WesBanco reporting to the Chief Executive Officer or Chief Operating Officer of WesBanco Bank Wheeling, and Linda Miller will be Vice President of the Marshall County branches of WesBanco reporting to Mr. Moore. Mr. Moore and Ms. Miller will perform substantially the same functions, duties and responsibilities as are currently being performed by them for McMechen. See "Interests of Certain Persons in the Merger and the WesBanco Merger."

        The WesBanco Merger Agreement provides that William E. Mildren, Jr., Robert K. Tebay, James W. Swearingen and Larry G. Johnson, directors of Commercial, or directors of one of Commercial's affiliate banks, will become directors of WesBanco on the WesBanco Effective Date. In addition, it is a condition of the WesBanco Merger that William E. Mildren, Jr., Larry G. Johnson,
W. Bryan Pennybacker, James A. Meagle, Jr., C. Randall Law and Thomas M. Lookbaugh enter into Employment Agreements with WesBanco.


Resale of Commercial Stock

        The Commercial Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any Gateway shareholder who may be deemed to be an affiliate of Commercial for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of Gateway for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with
(i) Commercial or Gateway at the time of the Gateway Special Meeting or (ii) Commercial at or after the Effective Time.

        Rules 144 and 145 will restrict the sale of Commercial Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, those persons who are Affiliates of Commercial at or following the Effective Time, may publicly resell any Commercial Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of Commercial Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to Commercial as required by Rule 144. Persons who are Affiliates of Commercial after the Effective Time may publicly resell the Commercial Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

        The ability of Affiliates to resell shares of Commercial Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Commercial's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Commercial Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. This Prospectus/Proxy Statement does not cover any resales of Commercial Stock received by persons who may be deemed to be Affiliates of Commercial or Gateway in the Merger.


Expenses of the Merger

        The Merger Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of its own financial consultants, accountants and counsel.


Accounting Treatment

        Under generally accepted accounting principles, it is anticipated that the Merger will be accounted for under the pooling method of accounting. Under this method of accounting, the recorded assets and liabilities of Commercial and Gateway will be carried forward to Commercial at their recorded amounts; income of Commercial will include income of Commercial and Gateway for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of Commercial. There are however, certain criteria that must be met before a transaction may be accounted for as a pooling of interests. Two of these criteria are:

        One combining entity must offer and issue stock with rights identical to those of the majority of its outstanding voting common stock in exchange for 90% or more of the voting common stock of the combining entity.

        Each of the combining entities is precluded from reacquiring shares of its own voting common stock for purposes of affecting a business combination. Generally, all treasury shares of the combining entities acquired during the two year period immediately preceding the date the plan of combination is initiated are presumed to have been purchased in contemplation of effecting a business combination. Treasury shares so acquired are said to be "tainted". Generally accepted accounting principles require that in connection with a business combination any "tainted" treasury shares are to be combined with all shares acquired other than by the exchange of stock for purposes of applying the 90% test discussed above.


        Failure to meet any one of these criteria could eliminate the availability of the pooling of interests method of accounting. A transaction that does not qualify for the pooling of interests method of accounting is required to be accounted for as a purchase. Under the purchase method of accounting, the historical value of certain assets and liabilities of the acquired entity are to be adjusted to their estimated fair values.

        As of September 30, 1997, Gateway holds 4,628 treasury shares. However, all treasury shares held were purchased prior to the two year period preceding the date the plan of combination was initiated. Therefore, the percentage of Commercial and

Gateway shares that may be acquired for cash as a result of dissenters exercising their rights or for the payment of fractional shares is limited to 10% of the equivalent shares of Commercial common stock proposed to be issued in consideration of this transaction.

                        THE WESBANCO MERGER AGREEMENT

        Following is a summary of the material terms of the WesBanco Merger Agreement. Such summary is qualified in its entirety by reference to the WesBanco Merger Agreement which will be circulated to Gateway shareholders in a Joint Proxy Statement/Prospectus prepared in connection with the WesBanco Merger. Shareholders of Gateway who do not dissent from the Merger will be entitled to vote on the WesBanco Merger and will receive proxy materials including a more detailed discussion of the WesBanco Merger in connection with the vote thereon at a later date.


The WesBanco Merger

        The WesBanco Merger Agreement provides that, following the approval and adoption of the WesBanco Merger Agreement and the transactions contemplated thereby by the shareholders of WesBanco and of Commercial, and the satisfaction or waiver of the other conditions to the Merger, Commercial will be merged with and into CBI, with CBI as the corporation surviving the Merger.

        If all such conditions to the Merger are satisfied or waived, the WesBanco Merger will become effective at the WesBanco Effective Time (as defined below). At the WesBanco Effective Time, the Articles of Incorporation and the Bylaws of CBI immediately prior to the WesBanco Merger will constitute the Articles of Incorporation and Bylaws of the corporation surviving the WesBanco Merger.


Conversion of Securities

        Upon consummation of the WesBanco Merger, pursuant to the WesBanco Merger Agreement, each share of Commercial Common Stock issued and outstanding immediately prior to the effective time of the WesBanco Merger (the "WesBanco Effective Time")(except for shares of Commercial Common Stock issued and held in treasury of Commercial or beneficially owned by CBI or WesBanco, other than in a fiduciary capacity, and shares as to which dissenters rights are exercised in accordance with the West Virginia Corporation Act), will be converted into and become, without action on the part of the holder thereof, the right to receive
2.85 shares of WesBanco common stock ("WesBanco Common Stock"), having equal rights and privileges with respect to all other WesBanco Common Stock issued and outstanding as of the Effective Time of the Merger. No fractional shares of WesBanco Common Stock will be issued in connection with the Merger. Cash will be paid in lieu of issuing fractional shares of WesBanco Common Stock, based on a whole share value of $28.37 per share, or at the election of each Commercial shareholder, such shareholder may purchase the remaining fraction of such share at the aforesaid value. Shares of Commercial Common Stock issued and held in the treasury of Commercial or beneficially owned by WesBanco or CBI, other than in a fiduciary capacity, will be canceled and retired at the WesBanco Effective Time. Each share of common stock of CBI issued and outstanding immediately prior to the WesBanco Effective Time, shall at the WesBanco Effective Time, become one issued and outstanding share of common stock of CBI as the corporation surviving the Merger.

        Promptly after the WesBanco Effective Time, American Stock Transfer & Trust Company (the "Exchange Agent"), will mail transmittal forms and exchange instructions to each holder of record of Commercial Common Stock to be used to surrender and exchange certificates evidencing shares of Commercial Common Stock for certificates evidencing the shares of WesBanco Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing shares of Commercial Common Stock will be able to surrender such certificates to the Exchange Agent, and each holder will receive in exchange therefor certificates evidencing the number of shares of WesBanco Common Stock to which such holder is entitled. Such transmittal letters will be accompanied by instructions specifying other details of the exchange.

                After the WesBanco Effective Time, each certificate evidencing shares of Commercial Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of WesBanco Common Stock which the holder of such certificate is entitled to receive by virtue of the Merger, and the payment in cash for any fractional share of Commercial Common Stock which such holder is entitled to receive, without interest, should such shareholder not elect to purchase the remaining fraction of such share of common stock at the price set forth above. The holder of an unexchanged certificate will not be entitled to receive any dividends or other distributions payable by WesBanco until the certificate has been exchanged. Following such exchange such dividends or other distributions will be paid to the holder entitled thereto, without interest, together with payment of cash for the fractional share to which such holder is entitled.

        WesBanco or the WesBanco Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to the WesBanco Merger Agreement to any holder of Commercial Common Stock such amounts as WesBanco or the WesBanco Exchange Agent may be required to deduct and withhold with respect to the making of such payment or issuance under the IRC, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by WesBanco or the WesBanco Exchange Agent, such withheld amounts shall be treated as having been paid to the holder of shares of Commercial Common Stock in respect of which such deduction and withholding was made by WesBanco or the WesBanco Exchange Agent.

        Immediately upon the completion of the exchange of shares of Commercial Common Stock for shares of WesBanco Common Stock as described in the preceding paragraphs, the continuing Directors of Commercial or its subsidiaries who have been elected to serve on the board of directors of one or more banking subsidiaries of WesBanco will maintain at least the minimum number of shares of WesBanco Common Stock as is required to be held as directors' qualifying shares under applicable law for continued membership on the Board of Directors of WesBanco or any of its subsidiaries.


Representations and Warranties


        The WesBanco Merger Agreement contains various customary representations and warranties of WesBanco, Commercial and CBI (which will terminate upon the consummation of the Merger) relating to, among other things, (a) the corporate organization and qualification of Commercial and its subsidiaries, WesBanco and its subsidiaries and CBI and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated thereby and related matters; (c) the absence of any violation under the respective charters and bylaws of Commercial or WesBanco, as the case may be, and certain instruments and laws; (d) the financial statements of each of WesBanco and Commercial; (e) no actions, suits, claims or proceedings being brought against either Commercial and its subsidiaries or WesBanco and its subsidiaries; (f) the capital structure of each of WesBanco, CBI and Commercial; (g) material contracts; (h) the absence of materially adverse contracts; (i) the absence of undisclosed liabilities; (j) title to properties; (k) the accuracy of information provided in the WesBanco Joint Proxy Statement/Prospectus; (l) taxes, tax returns and audits and certain tax matters; (m) the absence of certain material adverse changes or events; (n) the maintenance of fidelity bonds by Commercial, WesBanco and their respective subsidiaries; (o) certain benefit matters; (p) the absence of labor disputes;
(q) the adequacy of reserves for possible loan losses; (r) the ownership by WesBanco and Commercial of their subsidiaries; (s) the filing and delivery of certain Exchange Act reports; and (t) the authority of WesBanco to issue shares of WesBanco Common Stock under the Merger Agreement.


Certain Covenants

        Pursuant to the WesBanco Merger Agreement, each of WesBanco and Commercial has agreed that, during the period from the date of the WesBanco Merger Agreement until the earlier of the termination of the WesBanco Merger Agreement in accordance with its terms, or the Effective Time, except as otherwise disclosed to the other party in writing in connection with the WesBanco Merger Agreement, or consented to in writing by the other party, it will, with certain exceptions: (a) use its best efforts in good faith to take, or cause to be taken, all action required under the WesBanco Merger Agreement on its part so as to permit the consummation of the WesBanco Merger at the earliest possible date; (b) deliver certain securities filings; (c) cooperate in furnishing of information in preparation of this Joint Proxy Statement/Prospectus; (d) cooperate in the filing of any regulatory applications, including an application to the Federal Reserve Board and the West Virginia Department of Banking, with respect to the WesBanco Merger; (e) cooperate in providing information with respect to the preparation and filing of this Registration Statement; and (f) advise WesBanco or Commercial, as the case may be, of any material adverse change in the financial condition, assets, business or operation of the other party or its subsidiaries.


        In addition, Commercial has further agreed that: (a) it will not make any change in its authorized capital stock; (b) except for shares to be issued in connection with a pending acquisition, it will not issue any shares of Commercial Common Stock (except with respect to the Gateway Merger); (c) it will not issue or grant any options, warrants or other rights to purchase shares of Commercial Common Stock; (d) it will not declare or pay cash dividends other than those which do not in the aggregate exceed the lesser of $1.20 per share per year or 50% of the after-tax income of Commercial for such year; (e) it will not purchase, acquire or agree to acquire for consideration, any Commercial Common Stock (other than in a fiduciary capacity); (f) except as otherwise contemplated by the Merger Agreement or required by law, it will not amend any employment agreement, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plan; (g) it will not take any action materially adversely affecting the financial condition (present or prospective) of it or its subsidiaries; (h) will not acquire or merge with any other company or acquire any branch or, other than in the ordinary course of business, any assets of any company; (i) except in the ordinary course of business, it will not create any mortgage, pledge or subject any of its material assets to a lien or other encumbrance, incur or cancel any material debts or claims, increase any compensation or benefits payable to its officers or employees, except in the ordinary course of its business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted or incur any material obligation or enter into any material contract; (j) it will not amend its charter or bylaws; (k) it will advise WesBanco of the name, address and the number of shares of Commercial Common Stock held by each shareholder who elects to exercise his or her right to dissent to the WesBanco Merger; (l) operate its business only in the ordinary course consistent with past practice; (m) it will not, and will not permit any person acting on its behalf, to solicit any acquisition proposal or to merge or consolidate with, or acquire all or any substantial portion of the assets of Commercial or its subsidiaries, or any tender or exchange offer (or proposal to make any tender or exchange offer) for any shares of stock of Commercial, or any proposal to acquire more than 10% of the outstanding shares of stock of Commercial or any options, warrants or rights to acquire, or securities convertible into or exchangeable for, more than 10% of the outstanding shares of stock of Commercial; (n) it will deliver to WesBanco all forms filed with the Commission after the date of the WesBanco Merger Agreement; and (o) it will maintain its insurance at the existing levels.


        WesBanco has also agreed that: (a) prior to the WesBanco Effective Time, it will deliver to the WesBanco Exchange Agent, shares of WesBanco Common Stock and cash sufficient in amount to meet the requirements of the Merger; (b) it will file all documentation necessary to organize and incorporate CBI in West Virginia; (c) it will deliver to Commercial copies of its Forms 10-K, 10-Q and 8-K filed after the execution of the Merger Agreement; and (d) as of the Effective Time, it will appoint (i) William E. Mildren, Jr., Robert K. Tebay, James W. Swearingen and Larry G. Johnson, or if one or more of them should be unwilling or unable to serve, a substitute, to the Board of Directors of WesBanco and (ii) William E. Mildren, Jr. (or a designated substitute) as a member of the Executive Committee of the Board of Directors of WesBanco.


Conditions

        The respective obligations of WesBanco and Commercial to effect the Merger are subject to the following conditions, among others: (a) approval by the shareholders of WesBanco, CBI and Commercial of the Merger Agreement as required by law; (b) the West Virginia Banking Board shall have (i) approved the organization and incorporation of CBI and the WesBanco Merger and (ii) shall not have entered an order disapproving the acquisition of Commercial by WesBanco pursuant to the WesBanco Merger Agreement; (c) the issuance of a charter by the West Virginia Secretary of State for CBI; (d) the approval by the Board of Governors of the Federal Reserve System of the application of WesBanco to acquire Commercial and of CBI becoming a bank holding company; (e) the Registration Statement and any post-effective amendments thereto shall have been declared effective and no stop order or proceedings seeking a stop order shall have been issued or threatened; (f) the absence of any order to restrain, enjoin or otherwise prevent the consummation of the WesBanco Merger shall have been entered by any court or administrative body which remains in effect; (g) the receipt of all material governmental or other authorizations, consents, orders or approvals, including the filing of this Registration Statement with the Commission; (h) expiration of all periods for review, objection or appeal of any consents, approvals or permissions required for the consummation of the WesBanco Merger; (i) the holders of no more than 10% of the issued and outstanding voting shares of Commercial shall have exercised dissenters' rights in accordance with the Act; (j) the receipt of an opinion of Kirkpatrick & Lockhart, dated as of the WesBanco Effective Time, to the effect that the WesBanco Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the IRC and to certain other tax matters; (k) no action, proceeding, regulation or legislation shall have been instituted before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages with respect to, the WesBanco Merger Agreement or the consummation of the WesBanco Merger; (l) the approvals sought in accordance with the WesBanco Merger Agreement shall not have required any divestiture or cessation of any material part of the present operations of WesBanco, Commercial or any of their subsidiaries; (m) the accuracy in all material respects of the representations and warranties of the other party set forth in the WesBanco Merger Agreement; (n) the delivery of certified copies of the resolutions duly adopted by the Boards of Directors and shareholders of WesBanco and Commercial; and (o) the receipt of certain legal opinions.


        In addition, the consummation of the WesBanco Merger Agreement by WesBanco is also conditioned upon: (a) the receipt of an opinion from Ernst & Young, that the Merger will be treated as a "pooling of interests" for accounting purposes; (b) the receipt of a schedule identifying all persons who may be deemed "affiliates" of Commercial under Rule 145 of the Securities Act and the delivery of affiliate letters by such persons; (c) the execution and delivery of employment agreements for William E. Mildren, Jr., Larry G. Johnson,
W. Bryan Pennybacker, James A Meagle, Jr., Thomas M. Lookbaugh and C. Randall Law; (d) the absence of any pending suit, action or proceeding, including the case styled Citizens Bancshares, Inc. v. Commercial Bancshares,
            ---------------------------------------------------

Inc. and the Complaint styled Peoples Bancorp, Inc. v. Commercial Bancshares,
----                          -----------------------------------------------
Inc. which, in the reasonable judgment of WesBanco, if successful, could have a
----
material adverse effect on the financial condition or operations of Commercial or its subsidiaries; provided, however, that WesBanco shall not have the right to terminate the WesBanco Merger Agreement unless (i) WesBanco's Board of Directors, acting reasonably and upon the advice of counsel, concludes that such suits could result in a loss exposure to Commercial, including fees, expenses and damages of $250,000 or more, or (ii) injunctive relief or specific performance has been awarded to Citizens or Peoples or substantive requests for the same are pending, which injunctive relief or specific performance, in the judgment of WesBanco's Board of Directors, acting reasonably and upon the advice of counsel, could materially hinder consummation of the WesBanco Merger; (e) the delivery of the Option Agreement, dated September 12, 1997, between WesBanco and Commercial; (f) the rights issued under Commercial's Rights Plan shall have been terminated in accordance with the terms of the Rights Plan, the right to exercise the rights and the Rights Plan shall have been terminated in accordance with the provisions of such plan, with no further obligations to the shareholders of Commercial, the rights and the Rights Plan shall no longer be in force or effective, and no right or claim pursuant to the Rights Plan shall have been made, alleged or threatened by any shareholder of Commercial; and (g) the delivery by Gateway of the First Amendment Agreement modifying certain terms of the Agreement and Plan of Merger dated August 15, 1997 by and between Commercial, Gateway and CWV Holding Company, Inc.


        The consummation of the WesBanco Merger Agreement by Commercial is also conditioned upon: (a) the receipt of an opinion of Danielson Associates as to the effect that the WesBanco Merger and the transactions contemplated by the WesBanco Merger Agreement are fair from a financial point of view, to Commercial and its shareholders; (b) the absence of a change in control of WesBanco since July 1, 1997; and (c) the assumption by WesBanco of the Change in Control Arrangements with William E. Mildren, Jr. and Larry G. Johnson dated November 1, 1996.

Termination; Expenses

        The WesBanco Merger Agreement may be terminated at any time prior to the WesBanco Effective Time (a) by mutual consent of WesBanco and Commercial; (b) by either WesBanco or Commercial if any of the conditions to such party's obligations to close under the Merger Agreement have not been met and such conditions have not been waived by the party adversely affected thereby; (c) by either WesBanco or Commercial if the WesBanco Merger shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; (d) by either WesBanco or Commercial if the Merger has not been consummated by March 31, 1998; (e) by Commercial, unless waived by Commercial, if the market value of WesBanco Common Stock falls below $25.00 per share as of the closing date, calculated as the average bid price of WesBanco Common Stock quoted by Nasdaq for the 30 calendar days preceding five business days before the closing date; and (f) by either WesBanco or Commercial, if at the Commercial Special Meeting or WesBanco Special Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of either WesBanco or Commercial in favor of the Merger Agreement is not obtained.


        In the event of any termination of the WesBanco Merger Agreement by either WesBanco or Commercial as provided above, the WesBanco Merger Agreement will become void and there will be no liability or obligation on the part of WesBanco, Commercial, CBI or their respective officers, directors, stockholders or affiliates, except with respect to certain specified matters, including without limitation, those related to confidentiality and expenses.


        Whether or not the WesBanco Merger is consummated, all legal and accounting fees, and other costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

Amendment or Waiver


        The provisions of the WesBanco Merger Agreement may be waived at any time by the party which, or the shareholders of which are, entitled to the benefit thereof, by action taken by the Board of Directors of such party. Any of the terms or conditions of the WesBanco Merger Agreement may be amended or modified in writing (signed by all the parties to the WesBanco Merger Agreement) before or after the Commercial Special Meeting at any time prior to the Effective Time, provided, however, that if amended after such meeting, the conversion ratio per share at which each share of Commercial Common Stock will be converted in the WesBanco Merger and any other material terms of the WesBanco Merger shall not be amended unless the amended terms are resubmitted to the shareholders of Commercial for approval.

                      INFORMATION WITH RESPECT TO WESBANCO

History

        WesBanco is a multi-bank holding company chartered under the laws of the State of West Virginia. As of September 30, 1997, WesBanco had five banking affiliates located in Wheeling, Parkersburg, Charleston and Fairmont in West Virginia and Barnesville, Ohio. On a consolidated historical basis, as of September 30, 1997, WesBanco had total assets of approximately $1.76 billion, net loans of approximately $1.0 billion, deposits of approximately $1.4 billion and shareholders' equity of $247 Million. As of December 31, 1996, WesBanco had approximately 4,267 shareholders, and 10,521,854 shares of common stock outstanding. As of December 18, 1997, WesBanco had approximately 4,391 shareholders, and 16,064,449 shares of common stock outstanding. WesBanco has no preferred stock issued and outstanding.

        WesBanco is a decentralized banking operation, with affiliates acting autonomously in day to day decisions. The principal role of the holding company is to provide management, leadership and access to specialized staff resources in areas such as: asset/liability management, regulations, lending policies, data processing, accounting, investment and budgeting.

        Dividends received from affiliates are WesBanco's major source of income. Dividend payments by the banking affiliates depend primarily on their earnings and are limited by various regulatory restrictions. On September 30, 1997, the affiliates, without prior approval from the regulators, could have distributed dividends of approximately $1,332,000. WesBanco has not issued debt securities as a source of funding for the assets of the affiliate banks.

        WesBanco has reported to its stockholders that it may engage in other activities of a financial nature authorized by the Board of Governors of the Federal Reserve System either directly through a subsidiary or through acquisition of established companies, though no specific proposals are underway. As of September 30, 1997, neither the parent corporation nor any of the subsidiaries were engaged in any operation in foreign countries and have had no material transactions with customers in foreign countries.

Recent Acquisitions

        On June 30, 1997, WesBanco, Inc. consummated the acquisition of Shawnee Bank, Inc. ("Shawnee") through a statutory merger of Shawnee into WesBanco affiliate, WesBanco Bank Charleston. The acquisition, which was accounted for as a purchase transaction, was effected through an exchange of stock, whereby Shawnee shareholders received 10.094 shares of WesBanco Common Stock for each share of Shawnee common stock. WesBanco registered 323,506 common shares for the purpose of issuance with respect to this acquisition. For the twelve months ended December 31, 1996, Shawnee's net income was $553,269 or $17.28 per share. Shawnee's total assets were approximately $38,939,000 total deposits were approximately $29,676,000, and total stockholders' equity was approximately $5,501,000.


Future Acquisitions

        WesBanco continues to foster discussion with respect to additional acquisitions of banks, thrifts and thrift and bank holding companies. The tentative nature of such discussions, however, makes it impossible to predict the number or size of any future acquisitions.

Operations

        WesBanco, through its subsidiaries, conducts a general banking, commercial and trust business. Its full service banks offer, among other things, retail banking services, such as demand, savings and time deposits; commercial, mortgage and consumer installment loans; credit card services through VISA and MasterCard; personal and corporate trust services; and discount brokerage services. The banking machines are linked to CIRRUS, a nationwide banking network.

        The principal operations of WesBanco are conducted at the main offices of WesBanco and WesBanco Bank Wheeling located at Bank Plaza, Wheeling, West Virginia. This facility was constructed in 1976, and consists of a modern eight story glass enclosed commercial building with a main lobby for banking operations and an integral four-lane drive-in facility with additional space for customer parking. The structure provides office space for WesBanco and WesBanco Bank Wheeling.

        WesBanco Bank Wheeling (formerly Wheeling Dollar Bank), a state banking corporation is the largest banking subsidiary of WesBanco. It is a full service bank offering a wide range of services to consumers, businesses and government bodies, including but not limited to, checking and savings accounts, certificates of deposit, consumer loans, mortgage loans, commercial loans, personal and corporate trusts, data processing and other banking services. The bank has approximately 419 full-time equivalent employees. The bank's Trust Department is one of the largest in the State of West Virginia and offers a wide range of services as Executor, Trustee, Guardian and Agent. It serves as Transfer Agent and Registrar for corporations and performs fiduciary services for municipalities. Total market value of assets under management in the Trust Department was approximately $1.9 Billion as of September 30, 1997. As of September 30, 1997, the Bank had total assets of $869,220,000, and deposits of $650,267,000. The Bank also operates fourteen branch offices, five of which are located in Wheeling, two of which are located in Follansbee, two in New Martinsville, one in Pine Grove, one in Sistersville, one in Wellsburg and two in Weirton, West Virginia. All branch offices of the bank also operate drive-in facilities.

        WesBanco Bank Charleston (formerly South Hills Bank) is a state banking corporation located in Charleston, West Virginia. The bank also provides general banking services similar to the services provided by WesBanco Bank Wheeling. The bank operates a drive-in facility which is located at its main banking facility and a full service facility with drive-in lanes in Sissonville. As of September 30, 1997, the bank had total assets of approximately $145,627,000 deposits of approximately $117,454,000 and 62 full time equivalent employees.


        WesBanco Bank Parkersburg (formerly Mountain State Bank) is also a state banking corporation located in Parkersburg, West Virginia. The bank also provides general banking and trust services similar to the services provided by WesBanco Bank Wheeling. The bank also operates a drive-in facility which is located at its main banking facility and two full service branches which are located at Mineral Wells and Elizabeth, West Virginia. As of September 30, 1997, the bank had approximately $121,131,000 in assets, $107,079,000 in deposits, and 67 full time equivalent employees.

        WesBanco Bank Barnesville is an Ohio banking corporation located in Barnesville, Ohio, the bank also provides general banking and trust services similar to the services provided by WesBanco Bank Wheeling. The bank operates out of its principal office located at 101 E. Main Street, Barnesville, Ohio, and also operates branch facilities in Beallsville, Bethesda and Woodsfield, Ohio. As of September 30, 1997, the bank had approximately $155,315,000 in assets and $134,862,000 in deposits, and 65 full time employees.


        WesBanco Bank Fairmont is a West Virginia banking corporation located in Fairmont, West Virginia. The bank also provides general banking and trust services. The bank operates out of its principal office located at 301 Adams Street, Fairmont, West Virginia, and also operates seventeen branch offices in Monongalia, Marion, Preston and Harrison Counties, in West Virginia. As of September 30, 1997, the bank had approximately $489,446,000 in assets and $390,739,000 in deposits and 253 full-time employees.


        WesBanco Mortgage Company is primarily a single residence mortgage lender with business operations in Bridgeport, South Charleston, Morgantown, Wheeling, Huntington and Elkins, West Virginia. WesBanco Mortgage Company offers Veterans Administration and Federal Housing Administration Home Loans, as well as home buyer loans facilitated through the West Virginia Housing Development Fund, which provides assistance for low-to-moderate income families. Loan originations, which are sold in various secondary markets, will approximate $60 million for the year 1997.

                      COMPARISON OF SHAREHOLDERS' RIGHTS


General

        Commercial and Gateway are West Virginia corporations subject to the provisions of the West Virginia Corporations Act. Shareholders of Gateway, whose rights are governed by Gateway's Articles of Incorporation and Bylaws and by the West Virginia Corporation Act, will become shareholders of Commercial upon consummation of the Merger. The rights of such shareholders as shareholders of Commercial will then be governed by the Articles of Incorporation and Bylaws of Commercial and by the West Virginia Corporation Act.




        The following summary is not intended to be a complete statement of the differences affecting the rights of Gateway's shareholders, but rather summarizes the more significant differences affecting the rights of such shareholders and certain important similarities; the summary is qualified in its entirety by reference to the Articles and Bylaws of Commercial, the Certificate of Incorporation and Bylaws of Gateway and applicable laws and regulations.


Amendment of Articles of Incorporation or Bylaws

        The West Virginia Corporation Act provides that an amendment to a corporation's articles of incorporation must be approved by a majority of the affirmative vote of the holders of a majority of the shares entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted by the affirmative vote of the holders of a majority of the shares of each class entitled to vote thereon as a class and of the total shares entitled to vote thereon. Under West Virginia law, the power to amend the articles of incorporation is duly vested in the majority vote of the shares, unless the articles or bylaws provide otherwise.


        Gateway.  The Articles and Bylaws of Gateway do not address the
        -------
required vote for an amendment of the Articles of Incorporation; therefore, Gateway is governed by the provisions of the West Virginia Corporation Act.

        Gateway's Bylaws provide that the power to amend the Bylaws is vested in both the shareholders and the Board of Directors. Thus, Gateway's Bylaws may be amended by a majority vote of the shareholders, and the Bylaws may be amended, subject to the right of the shareholders to amend such bylaws, by a majority vote of the total number of the directors.

        Commercial.  Commercial's Articles of Incorporation do not address
        ----------
the required vote to amend the Articles. Accordingly, Commercial is governed by the West Virginia Corporation Act.

        Commercial's Bylaws may be amended by the Board of Directors at any regular meeting (if at least two days notice is given beforehand) or a special meeting of the Board of Directors. The Bylaws may also be amended by a two-thirds vote of the shareholders of Commercial.


Authorized Capital Stock

        Gateway.  Gateway's Articles of Incorporation (the "Gateway
        -------
Articles") authorize the issuance of up to 200,000 shares of common stock, of which 66,652 shares were issued and outstanding as of the Gateway Record Date. Gateway is not authorized to issue shares of preferred stock.

        Commercial.  Commercial is authorized to issue 5,000,000 shares of
        ----------
common stock, of which _____ shares were issued and outstanding as of the Commercial Record Date. Commercial may also issue up to 43,328 shares of preferred stock, par value of $100.00 each. No preferred stock is outstanding. However, Commercial's Articles of Incorporation provide that the Board of Directors shall have all power and authority with respect to the Preferred Stock that may be delegated to the Board under the West Virginia Corporation Act.

Issuance of Capital Stock

        Commercial and Gateway.  Under the West Virginia Corporation Act,
        ----------------------
Commercial and Gateway may issue shares of capital stock on such terms and for such consideration as may be determined by the Board of Directors of Commercial and Gateway. Neither the West Virginia Corporation Act nor the Articles and Bylaws of either Commercial or Gateway require shareholder approval of any such actions. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.


Size and Classification of Board of Directors

        Gateway.  Gateway's Bylaws provide that its Board of Directors shall
        -------
consist of no less than five and no more than 7 shareholders. Pursuant to the Bylaws of Gateway, the Board of Directors of Gateway is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms.

        Commercial.  Commercial's Bylaws provide for a board of directors
        ----------
consisting of no less than 5 and no more than 25 individuals. No one who has attained the age of 70 shall be appointed, nominated or elected to the Board. Under the West Virginia Corporation Act, each director shall be elected at the annual meeting of shareholders and shall hold office until the next succeeding annual meeting.


Vacancies and Removal of Directors

        Gateway.  Gateway's Bylaws provide that any vacancy on the Board of
        -------
Directors may be filled by a majority vote of the directors than in office, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until his or her successor shall have been elected and qualified.

        Gateway's Bylaws provide that any director may be removed, with or without cause, by the shareholders at the regular annual meeting or a meeting called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of that director. Gateway's Bylaws also provide that a majority vote of the entire board is sufficient to remove a director for cause.

        Commercial.  Commercial's Bylaws provide that any vacancy on the
        ----------
Board of Directors may be filed by a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at a special meeting of the Board of Directors or at a regular meeting of the Board of Directors if notice is given at least two (2) days beforehand.

        Commercial's Bylaws do not address removal. Under the West Virginia Corporation Act, any director or the entire board of directors may be removed, with or without cause, by a vote of the majority of shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed, if the votes cast against the removal would be sufficient to elect the director.


Director Liability and Indemnification

        The West Virginia Corporation Act provides that a corporation has the power to indemnify any person who is threatened to be made a party to any threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses, judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Gateway.  Gateway's Bylaws provide that each director and officer,
         -------
whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by him in connection with or resulting from any action, suit or proceeding, to which he may be made party by reason of his being or having been a director or officer of the corporation.

        Gateway's Articles of Incorporation provide that each director and officer shall be indemnified by Gateway against liability (including amounts paid in settlement) by reason of having been such a director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of willful misconduct or a knowing violation of the minimal law. The Articles also provide that the indemnification rights set forth therein shall also extend to every person who may have served at Gateway's request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Articles of Incorporation do not limit the liability of Gateway Directors.

        Commercial.  Commercial's Bylaws provide that each director and
        ----------
officer or former director or officer of Commercial shall be indemnified against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the performance of duty to the corporation. A conviction or judgment (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the performance of duty to the corporation if such director or officer acted in good faith in what he considered to be the best interest of the corporation and with no reasonable cause to believe that the action was illegal. If in the judgment of the board of directors a settlement of any claim so arising is deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Holding Company pursuant to the foregoing provisions, the Holding Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Special Meetings of Shareholders

        Gateway.  Gateway's Bylaws provide that special meetings of Gateway
        -------
shareholders may be called by the Board of Directors, the Chairman, the President or the holders of not less than one-third of the Gateway stock outstanding.

        Commercial.  Commercial's Bylaws provide that special meetings of
        ----------
Commercial shareholders may be called by the Board of Directors, the President, or the holders of not less than one-tenth of the Commercial Stock outstanding.


Director Nominations

        Gateway.  Gateway's Bylaws provide procedures for shareholder
        -------
nominations. Nominations by shareholders must be made in writing and shall be delivered or mailed to the secretary of the corporation and to the proper regulatory authority no less than 14 days nor more than 50 days prior to any meeting of shareholders called for the purpose of electing directors, provided that if less than 21 days notice of the meeting is given such nominations shall be mailed or delivered to the president of the corporation and the proper regulatory authority not later than the close of business or the seventh day following the date on which the notice of meeting was mailed.

        Commercial.  Commercial's Bylaws do not prescribe procedures for
        ----------
directors' nominations, nor do they provide for shareholder nomination procedures. It is the practice of Commercial for the board to nominate directors for shareholders' consideration.



Shareholder Voting Rights in General

        Gateway and Commercial. Each share of Commercial and Gateway Stock is
        ----------------------
entitled to one vote per share on all matters properly presented at meetings of respective shareholders. Pursuant to the West Virginia Corporation Act and the West

Virginia Constitution, holders of Commercial Stock and Gateway Stock have cumulative voting rights in elections of directors. Cumulative voting enables each shareholder to give one nominee for director as many votes as is equal to the total number of nominees multiplied by the number of shares voted, or to distribute such votes on the same basis among two or more nominees.

        A plan of merger or consolidation shall be approved by receiving the affirmative vote of the holders of a majority of the shares entitled to vote thereon of each such corporation, unless any class of shares of such corporation is entitled to vote thereon as a class, in which event, as to such corporation, the plan of merger or consolidation shall be approved upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.



Anti-Takeover Provisions

        State Takeover Statutes.   The West Virginia Corporations Act
        -----------------------
does not contain provisions which were designed to deter certain takeovers of West Virginia Corporations.

         Gateway.  Gateway's bylaws provide that the Board of Directors is
         -------
divided into three classes and approximately one-third of the directors are elected annually to serve three year terms. To control the board, a potential acquiror must place directors on the Board at intervals instead of at a single shareholder meeting.

         Commercial.  Commercial's Articles and Bylaws do not contain any
         ----------
antitakeover provisions.


Dividends and Other Distributions

         Commercial and Gateway.  The West Virginia Corporation Act provides
         ----------------------
that Commercial and Gateway may each pay dividends in cash or property out of unreserved and unrestricted earned surplus. Only under certain very limited circumstances could either Gateway or Commercial distribute from capital surplus.

        Commercial and Gateway are legal entities separate and distinct from their respective banking subsidiaries. Commercial's principal source of revenue for general corporate purposes, such as the payment of dividends on Commercial Stock, consists of dividends from Commercial's banking subsidiaries. The payment of dividends by a bank holding company such as Commercial is subject to various regulatory requirements, such as the maintenance of adequate capital in accordance with the requirements of applicable laws and regulations. For example, the Federal Deposit Insurance Act generally prohibits an undercapitalized depository institution from paying dividends. In addition, if, in the opinion of the applicable federal banking agency, a bank holding company or a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of their institution, could include the payment of dividends), such authority may require, after notice and hearing, that such organization cease and desist from such practice. The federal banking agencies also have issued policy statements which provide that bank holding companies and insured depository institutions should generally only pay dividends out of current operating earnings.


Shareholders' Right to Examine Books and Records

        Commercial and Gateway.  Neither Commercial nor Gateway has a bylaw
        ----------------------
provision in its Articles of Incorporation relating to the right of a shareholder to examine books and records. The West Virginia Corporation Act provides that any shareholder, after having been a shareholder for six months, or the owner of five percent of Commercial or Gateway Stock, without regard to the length of ownership, may, upon written demand, for any proper purpose, inspect the relevant books and records and make extracts therefrom. The West Virginia Corporation Act also affords legal remedies to a shareholder improperly denied access, including penalty equal to ten percent of the value of the shares held by the shareholder.

                              DISSENTERS' RIGHTS

            Gateway shareholders eligible to vote on the Plan of Merger contained in the Merger Agreement have certain statutory rights to dissent and to elect to receive cash for their shares under Sections 31-1-122 and 31-1-123 of the WVCA, copies of which are included as Annex C hereto. A brief description of these rights follows. This discussion does not purport to cover every aspect of the applicable statutes and shareholders of Gateway are referred to Annex C for the complete text of the relevant statutory provisions.

            Gateway shareholders who object to the Merger and who comply with the provisions of (S) 31-1-123 of the WVCA may demand the right to receive a cash payment from Gateway for the "fair value" of their stock as determined as of the day prior to the date on which the Merger was approved by the Commercial shareholders. Under (S) 31-1-123 of the WVCA, such "fair value" of Gateway Stock shall not include any appreciation or depreciation of the price of shares of Gateway Stock resulting from anticipation of the Merger.

            To exercise their dissenters' rights, Gateway shareholders electing to dissent ("Dissenting Gateway Shareholders") must file with Gateway at Bank of McMechen, 700 Marshall Street, McMechen, West Virginia 26040,
     Attention: Secretary, prior to or at the Gateway Special Meeting, a written objection to the proposed merger. A Dissenting Shareholder may dissent as to less than all of shares of Gateway Stock owned beneficially by him. If the Merger is approved by the Gateway shareholders, and a Dissenting Shareholder did not vote the related shares in favor of the Merger, he or she must then, within ten days after the date on which the vote was taken, file with Gateway a written demand for payment of the fair value of such shares.

            Within 20 days after demanding payment for his or her shares, each Dissenting Shareholder must submit the certificate or certificates representing his or her shares to Gateway for notation thereon that such demand has been made. His or her failure to do so shall, at the option of Gateway, terminate his or her rights under Section 3-1-122 and 31-1-123 of the WVCA unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares of Gateway Stock represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in Gateway, as applicable, other than those which the original Dissenting Shareholder had after making demand for payment under Section 31-1-123 of the WVCA.

            A demand filed by a Dissenting Shareholder may not be withdrawn unless Gateway consents. Within ten days after the Effective Date of the Merger, Gateway shall give written notice thereof to each Dissenting Shareholder who has made a demand as required by the WVCA, and shall make a written offer to each such Dissenting Shareholder to pay for his or her related shares at a specified price deemed by Gateway to be the fair value thereof. Such notice and offer shall be accompanied by a balance sheet of Gateway as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement for the 12 months period ended on the date of such balance sheet. If within 30 days after the Effective Date, the fair value of such shares is agreed upon between any Dissenting Shareholder and Gateway, payment therefor shall be made within 90 days after the Effective Date, upon surrender of the certificate(s) representing such share(s). Upon payment of the agreed value a Dissenting Shareholder shall cease to have any interest in such shares.

            If within the 30-day period described above, a Dissenting Shareholder and Gateway do not agree as to the fair value of the shares, Gateway shall within 30 days after receipt of written demand from any Dissenting Shareholder, which written demand must be given within 60 days after the Effective Date, file a complaint in a court of general civil jurisdiction in the county where Gateway's principal office is located requesting that the fair value of such shares be determined, or Gateway may file such a complaint within such 60-day period at its own election. If Gateway fails to bring such action within the 60-day period, and at this time cannot predict whether it would file such a complaint, any Dissenting Shareholder may do so in the name of Gateway. If no complaint is filed, Dissenting Shareholders may be deemed to have waived their rights under the WVCA. All Dissenting Shareholders, except those who have agreed upon a price to be paid for their shares by Gateway, may be made parties to the proceeding and may receive a copy of the petition or summons. All Dissenting Shareholders who are parties to the proceeding shall be entitled to judgment against Gateway for the amount of the fair value of their shares plus accrued interest except any Dissenting Shareholder whom the court determines not to be entitled to receive payment for his or her shares. The judgment shall be payable only upon and concurrently with the surrender to Gateway of the certificate(s) representing such share(s).

            Section 31-1-123(e) of the WVCA provides that any costs and expenses of any such proceeding shall be determined by the court and assessed against Gateway, except that all or any part of such costs and expenses may be assessed against all or some Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds the Dissenting Shareholders did not act in good faith in contesting Gateway's offer. Such expenses shall not include experts' or attorneys' expenses and fees unless the court, in its discretion, awards such fees and expenses.

            Reference is made to Annex C attached hereto for the complete text of the provisions of Section 31-1-122 and 33-1-123 of the WVCA relating to the rights of dissenting shareholders. The statements made in this summary of such provisions are qualified in their entirety by reference to Annex C. The provisions of Section 31-1-123 of the WVCA are technical and complex and it is suggested that any shareholder who desires to exercise his or her right to dissent consult counsel because failure to comply strictly with such provisions may defeat his or her dissenters' rights.

     CBG Holding Company Approval

            The Board of Directors of Commercial has approved the Merger Agreement and has agreed to cause the Board of Directors of CBG Holding Company to approve the Merger Agreement. Commercial, as sole shareholder of CBG Holding Company, has agreed to vote all of the outstanding shares of said corporation in favor of the Merger.



                   MANAGEMENT OF COMMERCIAL AFTER THE MERGER

            Upon consummation of the Merger, and if the WesBanco Merger is not consummated, the directors and executive officers of Commercial will be the directors and executive officers of Commercial immediately prior to the Merger, except that one director of Gateway will become a director of Commercial, as described under "The Merger - Interests of Certain Persons in the Merger." As of the date of the proxy materials, this representative has not been determined.

                        DESCRIPTION OF COMMERCIAL STOCK


            The authorized capital stock of Commercial consists of 5,000,000 shares of Commercial Stock and 43,328 shares of Commercial Preferred Stock at the par value of $100.00 each. No preferred stock is outstanding. However, Commercial's Articles of Incorporation provide that the Board of Directors shall have all power and authority with respect to the Preferred Stock that may be delegated to the Board under the West Virginia Corporation Act. The Commercial Stock does not represent or constitute a deposit account and is not insured by the FDIC.

            The authorized but unissued shares of Commercial Stock are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes.

            The following description of the Commercial Stock does not purport to be complete and is qualified in all respects by reference to the Articles and Bylaws of Commercial and the WVCA.

            General. Each share of Commercial Stock has the same relative
            -------
     rights and is identical in all respects with each other share of Commercial Stock. The Commercial Stock is not subject to call for redemption and, upon receipt by Commercial of the shares of Gateway Stock surrendered in exchange for Commercial Stock, each share of Commercial Stock offered hereby will be fully paid and non-assessable.

            Voting Rights. The holders of Commercial Stock possess exclusive
            -------------
     voting rights in Commercial. Each holder of Commercial Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are permitted to cumulate votes in elections of directors.

            Dividends. The holders of the Commercial Stock are entitled to such
            ---------
     dividends as may be declared from time to time by the Board of Directors of Commercial out of funds legally available therefor.

            Preemptive Rights. Holders of Commercial Stock do not have any
            -----------------
     preemptive rights with respect to any shares which may be issued by Commercial in the future; thus; Commercial may sell shares of Commercial Stock without first offering them to the then holders of the Commercial Stock.

            Liquidation. In the event of any liquidation, dissolution or winding
            -----------
     up of Commercial, the holders of the Commercial Stock would be entitled to receive, after payment of all debts and liabilities of Commercial, all assets of Commercial available for distribution.

            On August 14, 1996, the Board of Directors of Commercial, declared a dividend distribution of one right for each outstanding share of Commercial Common Stock to shareholders of record at the close of business on August 30, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from Commercial 1/1000 of a share of a new series of preferred stock designated "Junior Participating Cumulative Preferred Stock, Series A". Shareholders received one Right per share of Common Stock held of record at the close of business on the Record Date. The exercise price of each Right will be $116, subject to adjustment.

            Rights also attach to shares of Common Stock issued after the Record Date but prior to the Distribution Date unless the Board of Directors determines otherwise at the time of issuance. The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 14, 1996, between the Company and Fifth Third Bank, as Rights Agent.

            The Board of Directors redeemed Rights outstanding under its Rights Agreement at a meeting thereof held on September 19, 1997, at a cash redemption price of $0.01 per Right. Payment of the $0.01 per Right redemption price was made on December 12, 1997.

                          COMMERCIAL BANCSHARES, INC.
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     Pro Forma Combined Balance Sheets (Unaudited)

     The following unaudited pro forma combined consolidated balance sheet combines the consolidated historical balance sheets of Commercial BancShares, Inc. and Gateway Bancshares, Inc., assuming the Merger was consummated as of the beginning of the earliest period presented on a pooling of interests accounting basis.

     Pro Forma Combined Statements of Income (Unaudited)

     The following unaudited pro forma combined consolidated statement of income presents the combined consolidated historical statements of income of Commercial BancShares, Inc. and Gateway Bancshares, Inc., assuming Commercial BancShares, Inc. and Gateway Bancshares, Inc. had been combined at the beginning of each period presented on a pooling of interests accounting basis.

     Other Pro Forma Combined Financial Data

     For a description of the pooling of interests accounting method, see "The Merger-Accounting Treatment."

     The pro forma combined financial data does not give effect to anticipated cost savings in connection with the Merger.

     The pro forma combined information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

     The pro forma information should be read in conjunction with the historical consolidated financial statements of Commercial BancShares, Inc. and Gateway Bancshares, Inc., including the related notes, which are incorporated by reference in this Prospectus/Joint Proxy Statement, and in conjunction with the selected consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement. See "Information Incorporated by Reference."

                          COMMERCIAL BANCSHARES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (In Thousands)
                                  (Unaudited)

                                                                                                                        Commercial
                                                       Commercial     Gateway                     Pro Forma             BancShares
                                                      BancShares,   Bancshares,                  Adjustments             Pro Forma
                                                         Inc.           Inc.                  Debit       Credit         Combined
ASSETS
  Cash and Due From Banks                                $ 16,606       $ 1,130              $-0-          $-0-           $ 17,736
  Interest Bearing Deposits with Other Banks                1,119           300                                              1,419
  Federal Funds Sold                                        9,960         2,375                                             12,335
  Investment Securities                                    72,842         4,429                                             77,271
  Loans                                                   306,747        22,171                                            328,918
  LESS: Valuation Reserve                                 ( 3,829)        ( 227)                                          (  4,056)
  Bank Premises And Equipment                              10,431           724                                             11,155
  Foreclosed Properties - Net                               1,372            12                                              1,384
  Accrued Interest Receivable                               2,707           172                                              2,879
  Other Assets                                              7,209            55                                              7,264
                                                     -----------------------------------------------------------------------------
TOTAL ASSETS                                             $425,164       $31,141              $-0-          $-0-           $456,305
                                                     =============================================================================
LIABILITIES
  Deposits:
  Non Interest Bearing                                   $ 47,235       $ 2,819              $-0-          $-0-           $ 50,054
  Interest Bearing                                        319,577        24,815                                            344,392
                                                     -----------------------------------------------------------------------------
    Total Deposits                                       $366,812       $27,634                                           $394,446
                                                     -----------------------------------------------------------------------------
  Federal Funds Purchased and Repurchase                 $ 10,384       $   -0-              $-0-          $-0-           $ 10,384
   Agreements
  Other Liabilities                                         4,668           115                                              4,783
                                                     -----------------------------------------------------------------------------
TOTAL LIABILITIES                                        $381,864       $27,749              $-0-          $-0-           $409,613
                                                     -----------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
  Common Stock                                           $  8,081       $   891(a)           $ 891(a)      $580           $  8,661
  Capital Surplus                                          15,114           300                   (a)       218             15,632
  Retained Earnings                                        19,842         2,294                                             22,136
  Treasury Stock                                              -0-         (  93)                  (a)        93                  0
  Net Unrealized Gains (Losses) On
   Available-For-Sale Securities                              263           -0-                                                263
                                                     -----------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                               $ 43,300       $ 3,392               $891          $891          $ 46,692
                                                     -----------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                         $425,164       $31,141               $891          $891          $456,305
                                                     =============================================================================

See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                          COMMERCIAL BANCSHARES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (In Thousands)
                                  (Unaudited)

                                                                                                            Commercial
                                                        Commercial     Gateway            Pro Forma         BancShares
                                                       BancShares,   Bancshares,         Adjustments         Pro Forma
                                                           Inc.          Inc.        Debit       Credit      Combined
ASSETS
  Cash and Due From Banks                                 $ 18,602       $ 1,220         $-0-         $-0-    $ 19,822
  Interest Bearing Deposits with Other Banks                   669           300                                   969
  Federal Funds Sold                                         5,000         1,800                                 6,800
  Investment Securities                                     75,021         5,749                                80,770
  Loans                                                    297,515        20,545                               318,060
  LESS: Valuation Reserve                                   (3,574)         (242)                               (3,816)
  Bank Premises And Equipment                                8,851           773                                 9,624
  Foreclosed Properties - Net                                1,373                                               1,640
  Accrued Interest Receivable                                2,565           161                                 2,726
  Other Assets                                               6,957            83                                 7,040
                                                       ---------------------------------------------------------------
TOTAL ASSETS                                              $412,979       $30,656         $-0-         $-0-    $443,635
                                                       ===============================================================
LIABILITIES
  Deposits:
    Non Interest Bearing                                  $ 48,697       $ 2,794         $-0-         $-0-    $ 51,491
    Interest Bearing                                       311,143        24,443                               335,586
                                                       ---------------------------------------------------------------
     Total Deposits                                       $359,840       $27,237                              $387,077
                                                       ---------------------------------------------------------------
    Federal Funds Purchased and Repurchase Agreements     $  2,540       $   -0-         $-0-         $-0-    $  2,540
    Other Liabilities                                        9,604           206                                 9,810
                                                       ---------------------------------------------------------------
TOTAL LIABILITIES                                         $371,984       $27,443         $-0-         $-0-    $399,427
                                                       ---------------------------------------------------------------
SHAREHOLDERS' EQUITY
    Common Stock                                          $  7,348       $   891(a)     $ 891(a)     $ 580    $  7,928
    Capital Surplus                                         10,261           300             (a)       218      10,779
    Retained Earnings                                       23,247         2,115                                25,362
    Treasury Stock                                                           (93)            (a)        93
    Net Unrealized Gains (Losses) On
      Available-For-Sale   Securities                          139           -0-                                   139
                                                       ---------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                $ 40,995       $ 3,213         $891         $891    $ 44,208
                                                       ---------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                          $412,979       $30,656         $891         $891    $443,635
                                                       ===============================================================

See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                          COMMERCIAL BANCSHARES, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (In Thousands, Except For Per Share Data)
                                  (Unaudited)

                                                                                                          Commercial
                                                                 Commercial     Gateway      Pro Forma    BancShares
                                                                BancShares,   Bancshares,   Adjustments    Pro Forma
                                                                    Inc.         Inc.      Debit  Credit   Combined
INTEREST INCOME
 Interest and Fees on Loans                                         $20,877        $1,379   $-0-    $-0-     $22,256
 Interest on Investment Securities                                    3,533           241                      3,774
 Interest on Federal Funds Sold                                         370            70                        440
 Deposits with Other Banks                                               27            14                         41
                                                                ----------------------------------------------------
    Total Interest Income                                           $24,807        $1,704   $-0-    $-0-     $26,511
                                                                ----------------------------------------------------
INTEREST EXPENSE
 Interest on Deposits                                               $10,180        $  595   $-0-    $-0-     $10,775
 Interest on Other Borrowings                                           360           -0-                        360
                                                                ----------------------------------------------------
    Total Interest Expense                                          $10,540        $  595   $-0-    $-0-     $11,135
                                                                ----------------------------------------------------

NET INTEREST INCOME                                                 $14,267        $1,109   $-0-    $-0-     $15,376
 Provision for Possible Loan Losses                                     372             6                        378
                                                                ----------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES        $13,895        $1,103   $-0-    $-0-     $14,998
                                                                ----------------------------------------------------

OTHER INCOME
 Trust Fees                                                         $   623        $  -0-   $-0-    $-0-     $   623
 Service Charges and Other Income                                       919           101                      1,020
 Net Securities Gains (Losses)                                          ( 2)          -0-                        ( 2)
 Other Operating Income                                                 685            36                        721
                                                                ----------------------------------------------------
    Total Other Income                                              $ 2,225        $  137   $-0-    $-0-     $ 2,362
                                                                ----------------------------------------------------

OTHER EXPENSE
 Employee Compensation and Benefits                                 $ 6,060        $  471   $-0-    $-0-     $ 6,531
 Occupancy Expense, Net of Revenues                                     636            37                        673
 Furniture and Equipment Expense                                        855            72                        927
 Other Operating Expenses                                             3,147           308                      3,455
                                                                ----------------------------------------------------
    Total Other Expenses                                            $10,698        $  888   $-0-    $-0-     $11,586
                                                                ----------------------------------------------------
    Income Before Income Taxes                                      $ 5,422        $  352   $-0-    $-0-     $ 5,774
 Provision For Income Taxes                                           1,813           132                      1,945
                                                                ----------------------------------------------------
    NET INCOME                                                      $ 3,609        $  220   $-0-    $-0-     $ 3,829
                                                                ====================================================


See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                   (In Thousands, Except For Per Share Data)
                                  (Unaudited)

                                                                                                         Commercial
                                                                Commercial     Gateway      Pro Forma    BancShares
                                                                BancShares,  Bancshares,   Adjustments   Pro Forma
                                                                   Inc.         Inc.      Debit  Credit   Combined
INTEREST INCOME
 Interest and Fees on Loans                                         $25,979       $1,674   $-0-    $-0-     $27,653
 Interest on Investment Securities                                    5,115          484                      5,599
 Interest on Federal Funds Sold                                         302          139                        441
 Deposits with Other Banks                                               49           13                         62
                                                                ---------------------------------------------------
    Total Interest Income                                           $31,445       $2,310   $-0-    $-0-     $33,755
                                                                ---------------------------------------------------

INTEREST EXPENSE
 Interest on Deposits                                               $13,080       $  868   $-0-    $-0-     $13,948
 Interest on Other Borrowings                                           314            0                        314
                                                                ---------------------------------------------------
    Total Interest Expense                                          $13,394       $  868   $-0-    $-0-     $14,262
                                                                ---------------------------------------------------

NET INTEREST INCOME                                                 $18,051       $1,442   $-0-    $-0-     $19,493
 Provision for Possible Loan Losses                                     459           47                        506
                                                                ---------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES        $17,592       $1,395   $-0-    $-0-     $18,987
                                                                ---------------------------------------------------

OTHER INCOME
 Trust Fees                                                         $   738       $  -0-   $-0-    $-0-     $   738
 Service Charges and Other Income                                     1,284          143                      1,427
 Net Securities Gains (Losses)                                           26           11                         37
 Other Operating Income                                               1,336           47                      1,383
                                                                ---------------------------------------------------
    Total Other Income                                              $ 3,384       $  201   $-0-    $-0-     $  3585
                                                                ---------------------------------------------------

OTHER EXPENSE
 Employee Compensation and Benefits                                 $ 7,732       $  567   $-0-    $-0-     $ 8,299
 Occupancy Expense, Net of Revenues                                     860          160                      1,020
 Furniture and Equipment Expense                                        933                                     933
 Other Operating Expenses                                             4,366          374                      4,740
                                                                ---------------------------------------------------
    Total Other Expenses                                            $13,891       $1,101   $-0-    $-0-     $14,992
                                                                ---------------------------------------------------
    Income Before Income Taxes                                      $ 7,085       $  495   $-0-    $-0-     $ 7,580
 Provision For Income Taxes                                           2,304          185                      2,489
                                                                ---------------------------------------------------
    NET INCOME                                                      $ 4,781       $  310   $-0-    $-0-     $ 5,091
                                                                ===================================================

See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                          COMMERCIAL BANCSHARES, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                   (In Thousands, Except For Per Share Data)
                                  (Unaudited)

                                                                                                          Commercial
                                                                 Commercial     Gateway      Pro Forma    BancShares
                                                                BancShares,   Bancshares,   Adjustments    Pro Forma
                                                                    Inc.         Inc.      Debit  Credit   Combined
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
 Interest and Fees on Loans                                         $24,609        $1,517   $-0-    $-0-     $26,126
 Interest on Investment Securities                                    5,243           650                      5,893
 Interest on Federal Funds Sold                                         535            44                        579
 Deposits with Other Banks                                               38            11                         49
                                                                ----------------------------------------------------
Total Interest Income                                               $30,425        $2,222   $-0-    $-0-     $32,647
                                                                ----------------------------------------------------

INTEREST EXPENSE
 Interest on Deposits                                               $12,161        $  900   $-0-    $-0-     $13,061
 Interest on Other Borrowings                                           391            13                        404
                                                                ----------------------------------------------------
Total Interest Expense                                              $12,552        $  913   $-0-    $-0-     $13,465
                                                                ----------------------------------------------------

NET INTEREST INCOME                                                 $17,873        $1,309   $-0-    $-0-     $19,182
 Provision for Possible Loan Losses                                     418            81                        499
                                                                ----------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES        $17,455        $1,228   $-0-    $-0-     $18,683
                                                                ----------------------------------------------------

OTHER INCOME
 Trust Fees                                                         $   684        $  -0-   $-0-    $-0-     $   684
 Service Charges and Other Income                                     1,199           145                      1,344
 Net Securities Gains (Losses)                                          ( 1)          -0-                        ( 1)
 Other Operating Income                                               1,137            42                      1,179
                                                                ----------------------------------------------------
Total Other Income                                                  $ 3,019        $  187   $-0-    $-0-     $ 3,206
                                                                ----------------------------------------------------

OTHER EXPENSE
 Employee Compensation and Benefits                                 $ 7,486        $  520   $-0-    $-0-     $ 8,006
 Occupancy Expense, Net of Revenues                                     900           153                      1,053
 Furniture and Equipment Expense                                      1,004           -0-                      1,004
 Other Operating Expenses                                             4,163           421                      4,584
                                                                ----------------------------------------------------
Total Other Expenses                                                $13,553        $1,094   $-0-    $-0-     $14,647
                                                                ----------------------------------------------------
Income Before Income Taxes                                          $ 6,921        $  321   $-0-    $-0-     $ 7,242
 Provision For Income Taxes                                           2,176           122                      2,298
                                                                ----------------------------------------------------
NET INCOME                                                          $ 4,745        $  199   $-0-    $-0-     $ 4,944
                                                                ====================================================


               See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                          COMMERCIAL BANCSHARES, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                   (In Thousands, Except For Per Share Data)
                                  (Unaudited)

                                                                                                             Commercial
                                                                 Commercial      Gateway       Pro Forma      BancShares
                                                                BancShares,    Bancshares,    Adjustments     Pro Forma
                                                                    Inc.          Inc.      Debit    Credit    Combined
--------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
 Interest and Fees on Loans                                         $21,777    $1,376        $-0-     $-0-     $23,153
 Interest on Investment Securities                                    4,894       561                            5,455
 Interest on Federal Funds Sold                                         242        99                              341
 Deposits with Other Banks                                               20        10                               30
                                                                ------------------------------------------------------
Total Interest Income                                               $26,933    $2,046        $-0-     $-0-     $28,979
                                                                ------------------------------------------------------

INTEREST EXPENSE
 Interest on Deposits                                               $ 9,370    $  778        $-0-     $-0-     $10,148
 Interest on Other Borrowings                                           251       -0-                              251
                                                                ------------------------------------------------------
Total Interest Expense                                              $ 9,621    $  778        $-0-     $-0-     $10,399
                                                                ------------------------------------------------------

NET INTEREST INCOME                                                 $17,312    $1,268        $-0-     $-0-     $18,580
 Provision for Possible Loan Losses                                     417        11                            l,428
                                                                ------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES        $16,895    $1,257        $-0-     $-0-     $18,152
                                                                ------------------------------------------------------

OTHER INCOME
 Trust Fees                                                         $   529    $  -0-        $-0-     $-0-     $   529
 Service Charges and Other Income                                     1,221       112                            1,333
 Net Securities Gains (Losses)                                        ( 220)      -0-                            ( 220)
 Other Operating Income                                                 485        88                              573
                                                                ------------------------------------------------------
Total Other Income                                                  $ 2,015    $  200        $-0-     $-0-     $ 2,215
                                                                ------------------------------------------------------

OTHER EXPENSE
 Employee Compensation and Benefits                                 $ 7,000    $  520        $-0-     $-0-     $ 7,520
 Occupancy Expense, Net of Revenues                                     675       142                              817
 Furniture and Equipment Expense                                        955       -0-                              955
 Other Operating Expenses                                             4,356       414                            4,770
                                                                ------------------------------------------------------
Total Other Expenses                                                $12,986    $1,076        $-0-     $-0-     $14,062
                                                                ------------------------------------------------------
Income Before Income Taxes                                          $ 5,924    $  381        $-0-     $-0-     $ 6,305
 Provision For Income Taxes                                           1,526       153                            1,679
                                                                ------------------------------------------------------
NET INCOME                                                          $ 4,398    $  228        $-0-     $-0-     $ 4,626
                                                                ======================================================

See Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

                          COMMERCIAL BANCSHARES, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

     On August 15, 1997, Commercial BancShares, Inc. announced the execution of an Agreement and Plan of Merger for the acquisition of Gateway Bancshares, Inc.. The Gateway Bancshares, Inc. acquisition will be accounted for under the pooling-of-interest method of accounting. Under the terms of the Agreement and Plan of Merger, shareholders of Gateway's common stock will receive common stock of Commercial equal to $80.00 per share for each share of Gateway common stock they own in a tax free exchange. However, Gateway shareholders will not receive fewer than 116,108 ( 1.742 to 1 Ratio ) nor more than 141,902 ( 2.129 to 1 Ratio ) shares of Commercial common stock for each share of Gateway common they own. The transaction is valued at approximately $5,332,160 based on a price of $80.00 per share of the 66,652 shares of Gateway common stock outstanding.

     Gateway Bancshares, Inc., acquisition will be accounted for using the pooling-of-interests method. Under this method of accounting, the consolidated historical financial statements for Commercial BancShares and Gateway Bancshares, Inc. have been combined for all periods presented.

(a) To record the changes in equity caused by the issuance of 116,108 shares of Commercial's common stock with a par value of $5.00 in exchange for 66,652 shares of Gateway's $12.50 common stock and related transfer from capital surplus, and to record the retirement of Gateway's treasury stock.

               There were no intercompany transactions or adjustments to the pro forma combined financial statements.

               The pro forma combined financial data does not give effect to anticipated cost savings in connection with the Merger.

     The pro forma combined information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

     The pro forma information should be read in conjunction with the historical consolidated financial statements of Commercial BancShares, Inc. and Gateway Bancshares, Inc., including the related notes, which are incorporated by reference in this Prospectus/Joint Proxy Statement, and in conjunction with the selected consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement. See "Information Incorporated by Reference."

                   REGULATION AND SUPERVISION OF COMMERCIAL



     General

                   Commercial, as a bank holding company, is subject to the restrictions of the BHCA, and is registered pursuant to its provisions. As a registered bank holding company, Commercial is subject to the reporting requirements of the FRB, and is subject to examination by the FRB.

                   The BHCA prohibits the acquisition by a bank holding company of direct or indirect ownership of more than five percent of the voting shares of any bank within the United States without prior approval of the FRB. With certain exceptions, a bank holding company is prohibited from acquiring direct or indirect ownership or control or more than five percent of the voting shares of any company which is not a bank, and from engaging directly or indirectly in business unrelated to the business of banking or managing or controlling banks.

                   The FRB, in its Regulation Y, permits bank holding companies to engage in non-banking activities closely related to banking or managing or controlling banks. Approval of the FRB is necessary to engage in these activities or to make acquisitions of corporations engaging in these activities as the FRB determines whether these acquisitions or activities are in the public interest. In addition, by order, and on a case by case basis, the FRB may approve other non-banking activities.

                   As a bank holding company doing business in West Virginia, Commercial is also subject to regulation by the WV Board and must submit annual reports to the West Virginia Division of Banking.

                   Federal law restricts subsidiary banks of a bank holding company from making certain extensions of credit to the parent bank holding company or to any of its subsidiaries, from investing in the holding company stock, and limits the ability of a subsidiary bank to take its parent company stock as collateral for the loans of any borrower. Additionally, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in conjunction with the extension of credit or furnishing of services.

                   Commercial's banking subsidiaries are state banks and, therefore, are regulated primarily by the West Virginia Board or the Ohio Division of Banks, depending upon location. One subsidiary is a member of the Federal Reserve System and is subject to federal statutes which apply to member banks. All subsidiary banks are members of the FDIC and are subject to regulations promulgated by the FDIC and FRB. Deposits of banking subsidiaries are insured as required by state statute. The West Virginia Board, Ohio Division of Banks, FRB and FDIC regularly examine Commercial's subsidiaries under their jurisdiction. These authorities renew safety and soundness and compliance with applicable laws and regulations. These examinations are conducted primarily to protect depositors, borrowers and the regulators and not shareholders. In addition to these periodic examinations, banking subsidiaries provide quarterly to the regulators reports containing full and accurate statements of their affairs.


     Non-banking Activities Permitted to Commercial

                   The FRB permits, within prescribed limits, bank holding companies to engage in non-banking activities closely related to banking or to managing or controlling banks. Such activities are not limited to the state of West Virginia. Some examples of non-banking activities which presently may be performed by a bank holding company are: making or acquiring, for its own account or the account of others, loans and other extensions of credit; operating as an industrial bank, or industrial loan company, in the manner authorized by state law; servicing loans and other extensions of credit; performing or carrying on any one or more of the functions or activities that may be performed or carried on by a trust company in the manner authorized by federal or state law; acting as an investment or financial advisor; leasing real or personal property; making equity or debt investments in corporations or projects designed primarily to promote community welfare, such as the economic rehabilitation and the development of low income areas; providing bookkeeping services or financially oriented data processing services for the holding company and its subsidiaries; acting as an insurance agent or a broker, to a limited extent, in relation to insurance directly related to an extension of credit; acting as an underwriter for credit life insurance which is directly related to extensions of credit by the bank holding company system; providing courier services for certain financial documents; providing management consulting advice to nonaffiliated banks; selling retail money orders having a face value of not more than $1,000, traveler's checks and U. S. savings bonds; performing appraisals of real estate; arranging commercial real estate equity financing under certain limited circumstances; providing securities brokerage services related to securities credit activities; underwriting and dealing in government obligations and money market instruments; providing foreign exchange advisory and transactional services; and acting under certain circumstances, as futures commission merchant for nonaffiliated persons in the execution and clearance on major commodity exchanges of futures contracts and options.


     Credit and Monetary Policies and Related Matters

                   Commercial's subsidiary banks are affected by the fiscal and monetary policies of the federal government and its agencies, including the FRB. An important function of these policies is to curb inflation and control recessions through control of the supply of money and credit. The operations of Commercial's subsidiary banks are affected by the policies of government regulatory authorities, including the FRB which regulates money and credit conditions through open market operations in United States Government and federal agency securities, adjustments in the discount rate on member bank borrowings, and requirements against deposits and regulation of interest rates payable by member banks on time and savings deposits. These policies have a significant influence on the growth and distribution of loans, investments and deposits, and interest rates charged on loans, or paid for time and savings deposits, as well as yields on investments. The FRB has had a significant effect on the operating results of commercial banks in the past and is expected to continue to do so in the future. Future policies of the FRB and other authorities and their effect on future bank earnings cannot be predicted.

                   The FRB has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the FRB may require a bank holding company to contribute capital to a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when Commercial may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank or thrift regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

                   In 1989, the United States Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"). Under FIRREA depository institutions insured by the FDIC may now be liable for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank or subsidiary of Commercial causes a loss to the FDIC, other bank subsidiaries of Commercial could be liable to the FDIC for the amount of such loss.


     Capital Requirements

                   As a holding company Commercial is subject to FRB risk-based capital guidelines. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a risk-based asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. All of Commercial's depository institution subsidiaries are subject to substantially similar capital requirements adopted by applicable regulatory agencies.

               Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1," or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles. "Tier 2," or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital. Bank holding companies are subject to substantially identical requirements, except that cumulative perpetual preferred stock can constitute up to 25% of a bank holding company's Tier 1 capital.

                   Bank holding companies are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

                   For purposes of the leverage ratio, the numerator is defined as Tier 1 capital and the denominator is defined as adjusted total assets (as specified in the guidelines). The guidelines provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Bank holding companies not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 1 to 2 percent.
-
                   The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the FRB's guidelines indicate that the FRB will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

                   On August 2, 1995, the FRB and other banking agencies issued their final rule to implement the portion of Section 305 of FDICIA that requires the banking agencies to revise their risk-based capital standards to ensure that those standards take adequate account of interest rate risk. This final rule amends the capital standards to specify that the banking agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates.

                   Failure to meet applicable capital guidelines could subject the bank holding company to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and termination of deposit insurance by the FDIC, as well as to the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

                   As of September 30, 1997, the pro forma regulatory capital ratios of Commercial were as set forth in the following tables, assuming the Merger was consummated as of such date under the pooling method of accounting as follows:

                          COMMERCIAL BANCSHARES, INC.
                  RISK BASED CAPITAL RATIO AND LEVERAGE RATIO
                               SEPTEMBER 30, 1997
                                 (In Thousands)


                                                                          RISK WEIGHT
                                            -----------------------------------------------------------------------
                                                0%            20%             50%            100%        TOTAL
                                             -------        -------        --------        --------   -------------
Balance Sheet Assets
  Cash and Due from Banks                    $15,223        $ 2,501        $    -0-        $    -0-        $ 17,724
  Federal Funds Sold                             -0-          9,960             -0-             -0-           9,960
  Securities                                  13,628         50,834        $  7,770             610          72,842
  Loans Held for Sale                            -0-            -0-             -0-             -0-             -0-
  Loans                                          -0-             43         114,670         192,034         306,747
  Other Assets                                   213            -0-             -0-          21,507          21,720
                                            -----------------------------------------------------------------------
TOTAL GROSS ASSETS                           $29,064        $63,338        $122,440        $214,151        $428,993
                                            =======================================================================

TOTAL RISK WEIGHTED BALANCE SHEET ASSETS
                                             $   -0-        $12,668        $ 61,220        $214,151        $288,039
                                            =======================================================================

Off-Balance Sheet Transactions:
  CONVERTED AT 100%
Financial Letters Of Credit                  $   -0-        $   -0-        $    -0-        $    168        $    168
  CONVERTED AT 50%
Performance Standby Letters Of Credit            -0-            -0-             618             -0-             618
Commitments To Extend Credit                     -0-            -0-             -0-             -0-             -0-
  CONVERTED AT 20%
Commercial and Similar Letters Of Credit         -0-             33             -0-             -0-               6
                                            -----------------------------------------------------------------------
TOTAL RISK WEIGHTED ASSETS                   $     0        $12,674        $ 61,529        $214,319        $288,522
                                            =======================================================================

                                                       COMMERCIAL BANCSHARES, INC.    MINIMUM REGULATORY GUIDELINE
                                            -----------------------------------------------------------------------
TIER 1 CAPITAL
  Common Stock                                                              $ 8,081
  Surplus                                                                    15,114
  Retained Earnings                                                          19,842
  Goodwill                                                                    ( 188)
                                            -----------------------------------------------------------------------
TOTAL TIER 1 CAPITAL                                                        $42,849                         $11,541
                                            -----------------------------------------------------------------------

TIER II CAPITAL
  Loan loss reserve                                                         $ 3,604
                                            -----------------------------------------------------------------------
TOTAL TIER II CAPITAL                                                       $ 3,604
                                            -----------------------------------------------------------------------
TOTAL CAPITAL                                                               $46,453                         $23,082
                                            =======================================================================

TIER 1 CAPITAL RATIO                                                         14.85%                           4.00%
TOTAL CAPITAL RATIO                                                          16.10%                           8.00%
LEVERAGE RATIO                                                               10.17%                           3.00%

                           GATEWAY BANCSHARES, INC.
                  RISK BASED CAPITAL RATIO AND LEVERAGE RATIO
                               SEPTEMBER 30, 1997
                                 (In Thousands)

                                                                 RISK WEIGHT
------------------------------------------------------------------------------------------------
                                                    0%       20%        50%       100%   TOTAL
Balance Sheet Assets
  Cash and Due from Banks                      $  934    $  496    $   -0-    $   -0-    $ 1,430
  Federal Funds Sold                              -0-     2,375        -0-        -0-      2,375
  Securities                                    1,349     3,080        -0-        -0-      4,429
  Loans Held for Sale                             -0-       -0-        -0-        -0-        -0-
  Loans                                           -0-       -0-     11,446     10,725     22,171
  Other Assets                                     23       -0-        -0-        940        963
                                              --------------------------------------------------
TOTAL GROSS ASSETS                             $2,306    $5,951    $11,446    $11,665    $31,368
                                              ==================================================

TOTAL RISK WEIGHTED BALANCE SHEET ASSETS
                                               $  -0-    $1,190    $ 5,723    $11,665    $18,578
                                              ==================================================

  Off-Balance Sheet Transactions:

CONVERTED AT 100%
  Financial Letters Of Credit                  $  -0-    $  -0-    $   -0-    $   -0-    $   -0-
CONVERTED AT 50%
  Performance Standby Letters Of Credit           -0-       -0-        -0-        -0-        -0-
  Commitments To Extend Credit                    -0-       -0-        -0-      1,056        528
CONVERTED AT 20%
  Commercial and Similar Letters Of Credit
                                                  -0-       -0-        -0-        -0-        -0-
                                              --------------------------------------------------
TOTAL RISK WEIGHTED ASSETS                     $  -0-    $1,190    $ 5,723    $12,193    $19,106
                                              ==================================================
                         GATEWAY BANCSHARES, INC.   MINIMUM REGULATORY GUIDELINE
--------------------------------------------------------------------------------
TIER 1 CAPITAL
 Common Stock                             $   891
 Surplus                                      300
 Retained Earnings                          2,294
 Treasury Stock                              ( 93)
                         -------------------------------------------------------
TOTAL TIER 1 CAPITAL                      $ 3,392                         $  764
                         -------------------------------------------------------

TIER II CAPITAL
 Loan loss reserve                        $   227
                         -------------------------------------------------------
TOTAL TIER II CAPITAL                     $   227
                         -------------------------------------------------------
TOTAL CAPITAL                             $ 3,619                         $1,528
                         =======================================================

TIER 1 CAPITAL RATIO                       17.75%                          4.00%
TOTAL CAPITAL RATIO                        18.94%                          8.00%
LEVERAGE RATIO                             10.96%                          3.00%

                          COMMERCIAL BANCSHARES, INC.
        PRO FORMA COMBINED RISK BASED CAPITAL RATIO AND LEVERAGE RATIO
                               SEPTEMBER 30, 1997
                                 (In Thousands)

                                                                      RISK WEIGHT
                                            ---------------------------------------------------------------
                                                   0%        20%         50%            100%      TOTAL
                                            ---------------------------------------------------------------
Balance Sheet Assets
  Cash and Due from Banks                    $16,157    $ 2,997    $    -0-        $    -0-        $ 19,154
  Federal Funds Sold                             -0-     12,335         -0-             -0-          12,335
  Securities                                  14,977     53,914       7,770             610          77,271
  Loans Held for Sale                            -0-        -0-         -0-             -0-             -0-
  Loans                                          -0-         43     126,116         202,759         328,918
  Other Assets                                   236        -0-         -0-          22,447          22,683
                                            ---------------------------------------------------------------
TOTAL GROSS ASSETS                           $31,370    $69,289    $133,886        $225,816        $460,361
                                            ===============================================================

TOTAL RISK WEIGHTED BALANCE SHEET ASSETS     $   -0-    $13,858    $ 66,943        $225,816        $306,617
                                            ===============================================================


Off-Balance Sheet Transactions:

  CONVERTED AT 100%
Financial Letters Of Credit                  $   -0-    $   -0-    $    -0-        $    168        $    168
  CONVERTED AT 50%
Performance Standby Letters Of Credit            -0-        -0-         618             -0-             618
Commitments To Extend Credit                     -0-        -0-         -0-           1,056           1,056
  CONVERTED AT 20%
Commercial and Similar Letters Of Credit         -0-         33         -0-             -0-               6
                                            ---------------------------------------------------------------
TOTAL RISK WEIGHTED ASSETS                   $   -0-    $13,864    $ 67,252        $225,984        $307,100
                                            ===============================================================
                                              COMMERCIAL BANCSHARES, INC.
                                                  PRO FORMA COMBINED           MINIMUM REGULATORY GUIDELINE
                                            ---------------------------------------------------------------
TIER 1 CAPITAL
  Common Stock                                                      $ 8,972
  Surplus                                                            15,414
  Retained Earnings                                                  22,136
  Intangible Assets                                                   ( 281)
                                            ---------------------------------------------------------------
TOTAL TIER 1 CAPITAL                                                $46,241                         $12,284
                                            ---------------------------------------------------------------

TIER II CAPITAL
  Loan loss reserve                                                 $ 3,831
                                            ---------------------------------------------------------------
TOTAL TIER II CAPITAL                                               $ 3,831
                                            ---------------------------------------------------------------
TOTAL CAPITAL                                                       $50,072                         $24,568
                                            ===============================================================

TIER 1 CAPITAL RATIO                                                  15.06%                           4.00%
TOTAL CAPITAL RATIO                                                   16.30%                           8.00%
LEVERAGE RATIO                                                        10.22%                           3.00%

     Federal Deposit Insurance Corporation Improvement Act of 1991

            In December, 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Corporation Act and made revisions to several other banking statues.

            FDICIA establishes a new regulatory scheme, which ties the level of supervisory intervention by bank regulatory authorities primarily to a depository institution's capital category. Among other things, FDICIA authorizes regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.

            By regulation, an institution is "well-capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. Each of the banking subsidiaries of Commercial was a "well capitalized" institution as of September 30, 1997. As well-capitalized institutions, the banking subsidiaries of Commercial are permitted to engage in a wider range of banking activities, including among other things, the accepting of "brokered deposits," and the offering of interest rates on deposits higher than the prevailing rate in their respective markets.

            Another requirement of FDICIA is that federal banking agencies must prescribe regulations relating to various operational areas of banks and bank holding companies. These include standards for internal audit systems, loan documentation, information systems, internal controls, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and such other standards as the agency deems appropriate.


     Reigle-Neal Interstate Banking Bill

            In 1994, Congress passed the Reigle-Neal Interstate Banking Bill (the "Interstate Bill"). The Interstate Bill permits certain interstate banking activities through a holding company structure, effective September 30, 1995. It permits interstate branching by merger effective June 1, 1997 unless states "opt-in" sooner, or "opt-out" before that date. States may elect to permit de novo branching by specific legislative election. In March, 1996, West Virginia adopted changes to its banking laws so as to permit interstate banking and branching to the fullest extent permitted by the Interstate Bill. The Interstate Bill will permit consolidation of banking institutions across state lines and, perhaps, de novo entry. As its provisions become effective, it is likely that the resulting restructurings and interstate activities will result in the realization of economies of scale within those institutions with entities in more than one state. One result could be increased competitiveness, due to the realization of economies of scale and/or, where permitted, due to de novo market entrants.


     Community Reinvestment Act

               Bank holding companies and their subsidiary banks are also subject to the provisions of the Community Reinvestment Act of 1977 ("CRA"). Under the CRA, the Federal Reserve Board (or other appropriate bank regulatory agency) is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the communities served by that bank, including low and moderate income neighborhoods. Further such assessment is also required of any bank holding company which has applied to (i) charter a national bank, (ii) obtain deposit insurance coverage for a newly chartered institution, (iii) establish a new branch office that will accept deposits, (iv) relocate an office, or (v) merge or consolidate with, or acquire the assets or assume the liabilities of, a federally-regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve Board will assess the record of each subsidiary of the applicant bank holding company, and such records may be the basis for denying the application or imposing conditions in connection with approval of the application. On December 8, 1993, the federal regulators jointly announced proposed regulations to simplify enforcement of the CRA by substituting the present twelve categories with three assessment categories for use in calculating CRA ratings (the "December 1993 Proposal"). In response to comments received by the regulators regarding the December 1993 Proposal, the federal bank regulators issued revised CRA proposed regulations on September 26, 1994 (the "Revised CRA Proposal"). The Revised CRA Proposal, compared to the December 1993 Proposal, would essentially broaden the scope of CRA performance examinations and more explicitly consider community development activities. Moreover, in 1994, the Department of Justice became more actively involved in enforcing fair lending laws.

                In its most recent CRA examination by the Federal Reserve Board, Commercial and its bank subsidiaries were given "outstanding" or "satisfactory" CRA ratings. Gateway is also examined for compliance under the CRA and its current rating is "satisfactory."


     Deposit Acquisition Limitation

                Under West Virginia banking law, an acquisition or merger is not permitted if the resulting depository institution or its holding company, including any depository institutions affiliated therewith, would assume additional deposits to cause it to control deposits in the State of West Virginia in excess of twenty five percent (25%) of such total amount of all deposits held by insured depository institutions in West Virginia. This limitation may be waived by the Commissioner of Banking for good cause shown. If the Merger is consummated, Commercial will not be in violation of this limitation on deposits.



                     RELATIONSHIP WITH INDEPENDENT AUDITORS

                Harman, Thompson, Mallory & Ice, A.C. ("Harman"), independent public accounts, served as Commercial's independent auditors for the year 1997. Harman has provided such services since 1990.

                Glatz, Obecny & Company, PLLC, independent public accountants have served as Gateway's independent auditors for the year 1997. The firm has also provided auditing services to Gateway for the years 1995 and 1996. A representative of Glatz & Obecny is expected to be available to respond to appropriate questions from the stockholders who are present at the Gateway Special Meeting.


                                 LEGAL MATTERS


                Certain matters will be passed upon for Commercial by its counsel, Bowles, Rice, McDavid, Graff & Love, 600 Quarrier Street, P.O. Box 1386, Charleston, WV 25325-1386. As of September 30, 1997, the members of Bowles, Rice, McDavid, Graff & Love participating in the preparation of this Proxy Statement/Prospectus owned no shares of Commercial Common Stock.

                               LEGAL PROCEEDINGS


             In response to Commercial's decision to accept the WesBanco proposal, two banking institutions which were in discussion with Commercial instituted legal proceedings. Suit was filed in the United States District Court for the Northern District of Ohio by Citizens Bancshares, Inc. ("Citizens") in the case styled Citizens Bancshares, Inc. v. Commercial
                                     ---------------------------------------
     BancShares, Inc., under the Civil Action No. 97CV2355. On January 9, 1998,
     -----------------
     the law suit involving Citizen's was settled and a dismissal ordered entered.

            On September 24, 1997, Peoples Bancorp, Inc.
     ("Peoples") filed a Motion in the United States District Court for the Northern District of Ohio, Eastern Division, seeking to intervene as a plaintiff in the case filed by Citizens and styled Citizens Bancshares,
                                                        --------------------
     Inc. v. Commercial BancShares, Inc. On January 27, 1998, the law suit
     -----------------------------------
     involving Peoples was settled.


            WesBanco has concurred with and approved both settlements.



                                    EXPERTS

            The financial statements of Commercial as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus, have been so incorporated in reliance on the report of Harman, Thompson, Mallory & Ice, A.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

            The financial statements of Gateway Bancshares, Inc. & Subsidiary as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, incorporated in this Prospectus, have been so incorporated in reliance on the report of Glatz, Obecny & Company, PLLC, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     CHS140291

                             FINANCIAL INFORMATION
                               CONCERNING GATEWAY
                                BANCSHARES, INC.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                                  MCMECHEN, WV


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                    FOR THE PERIOD ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                            GATEWAY BANCSHARES, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     This discussion presents management's analysis of the primary factors affecting the performance and financial condition of Gateway. It should be read in conjunction with the accompanying audited financial statements beginning on page _______ of this Prospectus/Proxy Statement. This discussion contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause Gateway's actual results to differ materially from those contemplated by such forward-looking statements. These factors include, without limitation, Gateway's continued ability to originate quality loans, fluctuation of interest rates, real estate market conditions in Gateway's lending areas, general and local economic conditions, Gateway's continued ability to attract and retain deposits, Gateway's ability to control costs, new accounting pronouncements, and changing regulatory requirements.

                             RESULTS OF OPERATIONS

EARNINGS SUMMARY

     Net income for the nine months ended September 30, 1997, of $220,000 or $3.30 per share was 17.1% less than net income of $265,000 or $3.98 per share for the nine months ended September 30, 1996. This decrease was due primarily to a $97,000 increase in non-interest expense and a $23,000 decrease in non-interest income. Approximately $50,000 of the non-interest expense is related to the merger transaction. Net interest income increased $12,000 (1.10%) from 1996 to 1997.

     Gateway's net income for 1996 was $310,000 or $4.66 per share, an increase of 55.9% over the $199,000 for 1995. The increase in net income was primarily due to a $133,000 (10.14%) increase in net interest income from $1,310,000 in 1995 to $1,442,000 in 1996. Additionally, the 1996 provision for loan losses was $34,000 (42.3%) less than the 1995 provision. An increase of $14,000 (7.4%) in non-interest income more than offset a $6,000 (0.6%) increase in non-interest expense. The return on average shareholders' equity and return on average assets for 1996 were 10.03% and 1.00%, respectively, for the year ended December 31, 1996.

NET INTEREST INCOME

     Gateway's primary source of revenue is its net interest income, which is the difference between the interest received on its earning assets and the interest paid on the funds acquired to support those assets. Loans made to businesses and individuals are the primary interest earning assets, followed by investment securities and federal funds sold in the inter-bank market. Deposits are the primary interest bearing liabilities used to support the interest earning assets. The level of net interest income is affected by both the balances and mix of interest earning assets and interest bearing liabilities, the changes in their corresponding yields and costs, the volume of interest earning assets funded by noninterest bearing deposits, and the level of capital. Gateway's long term objective is to manage this income to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks.

     During 1996, funds were redirected from the securities portfolio into loans. This resulted in a 10.3% increase in loan income, from $1,518,000 to $1,674,000. Simultaneously, securities income decreased $166,000 (25.6%). Income on federal funds sold was $95,000 (213.3%) more in 1996 than it was in 1995, growing from $44,000 to $139,000. Proceeds from securities were invested in federal funds until they could be utilized in the loan portfolio. Interest on deposits with banks increased by $3,000 in 1996, to $13,000, up 23.7% from 1995.

     Total interest expense decreased in 1996, as the volume of interest bearing deposits declined. Deposit interest was down $32,000 (3.6%), from $900,000 in 1995 to $868,000 in 1996. In addition, there was no expense for borrowed funds in 1996, compared to $12,000 in 1995. The decrease in total interest expense amounted to $45,000, a 4.9% reduction.

PROVISION AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Gateway maintains its allowance for loan losses (the "allowance") at a level that is considered sufficient to absorb potential losses in the loan portfolio. The allowance is increased by the provision for loan losses as well as recoveries of previously charged-off loans, and is decreased by loan charge-offs. The provision is the necessary charge to expense to provide for current loan losses and to maintain the allowance at an adequate level commensurate with management's evaluation of the risks inherent in the loan portfolio. Various factors are taken into consideration when Gateway determines the amount of the provision and the adequacy of the allowance. Some of the factors include: past due and nonperforming assets; specific internal analyses of loans requiring special attention; the current level of regulatory classified and criticized assets and the risk factors associated with each; and examinations of the loan portfolio by federal and state regulatory agencies.

     The data collected from these sources is evaluated with regard to current national and local economic trends, prior loss history, underlying collateral values, credit concentrations, and industry risks. An estimate of potential future loss on specific loans is developed in conjunction with an overall risk evaluation of the total loan portfolio.

     The provision for loan losses and net charge offs were $6,000 and $21,000, respectively, for the first nine months of 1997, compared to $29,000 and $3,000, respectively for the first nine months of 1996. The allowance for loan losses at September 30, 1997, was 1.02% of loans outstanding, and was considered by management to be adequate to absorb future losses.

     The provision for loan losses was $47,000 in 1996 compared to $81,000 in 1995, a decrease of $34,000. In 1996, net charge offs were $22,000 compared to $59,000 in 1995. The allowance at December 31, 1996, was $242,000 or 1.18% of outstanding loans. At December 31, 1995, the allowance was 1.23% of outstanding loans.

NON-INTEREST INCOME AND EXPENSE

     Gateway's non-interest income includes deposit service charges, credit life insurance premiums, gains on the sales of investments, and fees from other corporate and retail products. Non-interest income for the first nine months of 1997 decreased $23,000 (14.2%) from the $162,000 realized during the same period in 1996. There was a $2,000 decrease in service charges, as well as a $10,000 decline in all other operating income. There were no gains realized on investments in 1997, as there were in 1996.

     Non-interest income increased $14,000 or 7.44% from $187,000 in 1995 to $201,000 in 1996. There was an $11,000 gain realized on investments called for redemption, a decrease of $1,000 in service charge income and a $4,000 increase in all other non-interest income.

     Non-interest expense includes all personnel, occupancy, data processing, and other ordinary operating expenses associated with financial institutions. Non-interest expense for the first nine months of 1997 was $97,000 more than it was during the first nine months of 1996. A decrease of $4,000 in occupancy expense did not offset increases of $51,000 in employee compensation and benefits, $8,000 in furniture and equipment expense and $42,000 in other operating expenses.

     Non-interest expense increased only $6,000 or 0.56% in 1996 compared to 1995. Increases of $46,000 (8.94%) in employee compensation and benefits and $7,000 (4.45%) in occupancy and equipment expense were offset by a decrease of $47,000 in other non-interest expenses.

INCOME TAXES

     Income tax expense was $132,000 for the first nine months of 1997 compared to $172,000 for the same period of 1996. The decrease was due primarily to a decrease in pre-tax income.

     Gateway recorded income tax expense for 1996 of $186,000, which represented 37.4% of pre-tax income, compared to $122,000 in 1995 or 37.9% of pre-tax income. The increased expense was due to the increase in pre-tax income.

                              FINANCIAL CONDITION

LENDING ACTIVITIES

     Loans are Gateway's primary use of financial resources and represent the largest component of earning assets. Gateway's loans are made predominantly within Gateway's market area and the portfolio is diversified. Credit risk is inherent in each financial institution's loan and investment portfolio. In an effort to minimize credit risk, Gateway utilizes a credit administration program, including specific lending authorities for each loan officer, a loan committee to review and approve loans, and a loan review and credit quality rating system. This program assists in the evaluation of the quality of new loans and in the identification of problem or potential problem credits and provides information to aid management in determining the adequacy of the allowance for loan losses.

     Total loans, net of unearned income, were $22.2 million on September 30, 1997, an increase of $1.9 million (9.4%) from the 1996 year-end amount. Total loans were $20.3 million at December 31, 1996, compared with $17.4 million at December 31, 1995, an increase of 16.6%.

     Commercial loans generally are made to small-to-medium size businesses located within Gateway's defined market area and typically are secured by business assets and guarantees of the principal owners. Real estate mortgage loans include residential properties and generally do not exceed 80% of the value of the real property securing the loan, based on recent independent appraisals. The Bank's real estate mortgage loan portfolio primarily consists of fixed rate residential mortgage loans. Consumer loans generally are made to individuals living in Gateway's defined market area who are known to Gateway's staff. Consumer loans are made on a secured or unsecured basis.

RISK ELEMENTS

NONPERFORMING ASSETS.

     Nonperforming assets consist of loans on which interest is no longer accrued, certain restructured loans where interest rate or other terms have been renegotiated, accruing loans past due 90 days or more and real estate acquired through foreclosure.

     Gateway discontinues the accrual of interest on loans that become 90 days past due as to principal or interest unless they are adequately secured and in the process of collection. A loan remains in a nonaccrual status until doubts concerning the collectibility no longer exist. A loan is classified as a restructured loan when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan under the original terms. Other real estate is recorded at the lower of cost or fair value less estimated costs to sell.

     A summary of the components of nonperforming assets, including several ratios using period-end data, is shown below:

                             NONPERFORMING ASSETS
                            (Dollars in thousands)

                                    September 30           December 31
                                 --------------------------------------------------
                                        1997      1996   1995   1994   1993   1992
                                 -------------- ------- ------ ------ ------ ------
        Nonaccrual loans                 94        96    254     76    140    250
Accruing loans which are
   contractually past due
   90 days or more                      139       120      0     42    105    172
Restructured loans                        0         0      0      0      0      0
                                 -------------- ---------------------------------
Total nonperforming loans               233       216    254    118    245    422
                                 -------------- ---------------------------------

Real estate acquired
   through foreclosure                   12       267      0     48     43    111
                                 -------------- ---------------------------------

Nonperforming loans as a
   percentage of net loans             1.05%     1.05%  1.44%  0.73%  1.55%  2.47%

Nonperforming loans and
   other real estate as a
   percentage of total assets          0.79%     1.58%  0.80%  0.53%  0.95%  1.71%


          Nonaccrual loans at September 30, 1997, were $94,000 compared to $96,000 at December 31, 1996, and $254,000 at December 31, 1995. Total
nonperforming assets declined from 1.58% of total assets at December 31, 1996, to 0.79% at September 30, 1997.

OTHER RISK ELEMENTS

          Management is not aware of any loans not included in the nonperforming loans where the borrower may not be able to comply with present payment terms. Because of the possibility of such loans existing unbeknownst to management, a portion of the allowance for loan losses is considered to be generally available to cover any such losses. Gateway has no foreign outstandings. As noted above, loans are to a broad and varied group of customers located in Gateway's market area. There are no concentrations of loans to borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions, other than matters that would impact the market area as a whole.

INVESTMENT ACTIVITIES

          The securities portfolio consists of debt and other securities that provide a relatively stable source of income. Additionally, the investment portfolio provides a balance to interest rate and credit risks in other categories of the balance sheet. The securities portfolio is also used as a secondary source of liquidity by Gateway. Gateway has classified all securities, except a Federal Home Loan Bank deposit, as held to maturity. The portfolio otherwise consists of U.S. Treasury and agency securities that are held as a source of stable, long-term income. They can also be used as collateral to secure municipal deposits and repurchase agreements. The securities portfolio does not contain any holdings of mortgage-backed securities, collateralized mortgage obligations or other mortgage-related derivative products and/or structured notes.

          Securities as a percentage of total assets at December 31 decreased from 33.7% in 1995 to 18.8% in 1996. At September 30, 1997, investment securities represented 14.2% of assets. This reduction in securities since 1995 reflects management's emphasis on originating higher yielding loans and placing less reliance on the securities portfolio as a source of income.

LIQUIDITY

          Liquidity for a financial institution can be expressed in terms of maintaining sufficient cash flows to meet both existing and unplanned obligations in a cost effective manner. Adequate liquidity allows Gateway to meet the demands of both the borrower and the depositor on a timely basis, as well as pursuing other business opportunities as they arise. Liquidity is maintained through Gateway's ability to convert assets into cash, manage the maturities of liabilities and generate funds through the attraction of local deposits.

          Gateway prefers to manage its liquidity requirements primarily through the matching of maturities of assets and liabilities. As a second source of funds, Gateway has access to overnight federal funds which can be purchased from correspondent institutions.

          The cash flow statements for the periods presented in the financial statements of Gateway included in this Proxy Statement/Prospectus provide an indication of Gateway's sources and uses of cash as well as an indication of its ability to maintain an adequate level of liquidity. A discussion of the cash flow statements for 1996 and 1995 follows.

          Net cash provided from operating activities was $529,000 and $246,000 for the years ended December 31, 1996, and 1995, respectively. The net cash provided from operating activities was primarily due to the net income of Gateway plus non cash expenses.

          Investing activities provided $862,000 and used $252,000 in cash for the years ended December 31, 1996, and 1995, respectively. The cash provided by investing activities in 1996 was primarily due to excess cash received from maturing securities, while cash was used for loans and federal funds sales in 1995.

          Financing activities used $1,322,000, in 1996, largely due to a decrease in interest bearing deposits. For the year ended December 31, 1995, financing activities provided $173,000. During the year interest bearing deposits increased by more than non-interest bearing deposits decreased.

          Liquidity risk is the possibility that Gateway may not be able to meet its cash requirements. Management of liquidity risk includes maintenance of adequate cash and sources of cash to fund operations and meet the needs of borrowers, depositors and creditors. Liquidity must be maintained at a level that is adequate but not excessive. Excess liquidity has a negative impact on earnings resulting from the lower yields on short-term assets.

          In addition to cash, cash equivalents and Federal funds sold, the securities portfolio provides an important source of liquidity. The total of securities maturing within one year along with cash, due from banks and Federal funds sold totaled $5,573,000, or 18.2% of total assets, at December 31, 1996. These securities are available to meet liquidity needs on a continuing basis.

          To maintain a desired level of liquidity, Gateway has several sources of funds available. One is the cash flow generated daily from its portfolio in the form of principal and interest payments. Another source is its deposit base. Gateway maintains a relatively stable base of customer deposits. Due to the nature of the market served by Gateway, management believes that the majority of certificates of deposit of $100,000 or more are no more volatile than its core deposits. Certificates of deposits and other time deposits of $100,000 or more represented only 0.4% and 0% of total deposits for 1996 and 1995, respectively. A number of techniques are used to measure the liquidity position, including the utilization of certain ratios that are presented below. These ratios are calculated based on annual averages for each year.

                                LIQUIDITY RATIOS

                                                For  the
                                               Nine Months
                                           Ended September 30,    For the Years Ended December 31,
                                          ---------------------  ----------------------------------
                                                   1997           1996        1995          1994
                                              -------------      ------      ------        ------
Total loans/total deposits..............          80.23%         75.43%      61.08%         57.36%
Net short-term borrowings/total assets..           0.00%          0.00%       0.00%          0.00%

          This analysis shows that Gateway's loan to deposit ratios increased in 1996 and 1995 compared to the prior year due to an increase in loan demand that exceeded the increase in deposit generation and retention.

INTEREST RATE SENSITIVITY

          The interest spread and liability funding discussed above are directly related to changes in asset and liability mixes, volumes, maturities and repricing opportunities of interest-earning assets and interest-bearing liabilities. Interest-sensitive assets and liabilities are those which are subject to being repriced in the near term, including both floating or adjustable rate instruments and instruments approaching maturity. The interest rate sensitivity gap is the difference between total interest-sensitive assets and total interest-sensitive liabilities. Interest rates on Gateway's various asset and liability categories do not respond uniformly to changing market conditions. Interest rate risk is the degree to which interest rate fluctuations in the marketplace can affect net interest income.

          The need for interest rate sensitivity gap management is most critical in times of a significant change in overall interest rates. Management generally seeks to limit the exposure of Gateway to interest rate fluctuations by maintaining a relatively balanced mix of rate sensitive assets and liabilities on a one-year time horizon. This mix is altered periodically depending upon management's assessment of current business conditions and the interest rate outlook.

DEPOSIT ACTIVITIES

          Managing the mix and repricing of deposit liabilities is an important factor affecting Gateway's ability to maximize its net interest margin. The strategies used to manage interest-bearing deposit liabilities are designed to adjust as the interest rate environment changes. In this regard, management of Gateway regularly assesses its funding needs, deposit pricing, and interest rate outlooks.

          Deposits totaled $27.6 million at September 30, 1997, compared to $27.2 million at December 31, 1996, and $28.5 million at December 31, 1995. Non-interest bearing deposits were 10.2% of total deposits at September 30, 1997, compared to 10.3% at December 31, 1996, and 9.74% at December 31, 1995.

CAPITAL

          The various regulatory agencies having supervisory authority over financial institutions have adopted risk-based capital guidelines that define the adequacy of the capital levels of regulated institutions. These risk-based capital guidelines require minimum levels of capital based upon the risk rating of assets and certain off-balance-sheet items. Assets and off-balance-sheet items are assigned regulatory-risk weights ranging from 0% to 100% depending on their level of credit risk. The guidelines classify capital in two tiers, Tier I and Tier II, the sum of which is total capital. Tier I capital is essentially common equity, less intangible assets. Tier II capital is essentially qualifying long-term debt and a portion of the allowance for loan losses. Gateway's capital ratios significantly exceed all regulatory minimums.

Gateway's capital ratios were as follows:

                         SELECTED CAPITAL INFORMATION
                            (Dollars in Thousands)

                                 September 30, 1997   December 31, 1996
                                 -------------------  ------------------
                                  Amount     Ratio     Amount    Ratio
                                 ---------  --------  --------  --------
Total Capital                       $3,619    18.94%     3,455    19.81%
    (to Risk Weighted Assets)
Tier I Capital                      $3,392    17.75%     3,213    18.42%
    (to Risk Weighted Assets)
Tier I Leverage Ratio               $3,392    10.96%     3,213    10.02%


RECENT ACCOUNTING PRONOUNCEMENTS

          In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129") and Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS No. 129 establishes standards for disclosing information about an entity's capital structure. SFAS 129 is effective for financial statements for the period ending after December 15, 1997. Gateway will adopt SFAS 129 in the year ending December 31, 1997 and has not yet determined the effect of the adoption.

          SFAS 128 simplifies the standards for computing earnings per share ("EPS") previously found in APB No. 15, "Earnings per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the financial statements for all entities with complex capital structures. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS under APB Opinion No. 15. SFAS 128 is effective for Gateway's year ending December 31, 1997, and is not expected to have a material impact on the financial statements.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                                  MCMECHEN, WV


                       CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1997

                                  (UNAUDITED)

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                (In Thousands)


                                                              September 30,
                                                       -----------------------------
                                                             1997        1996
                                                         (Unaudited)  (Unaudited)
 ASSETS
 Cash and Due From Banks                                     $ 1,130    $ 1,397
 Interest Bearing Deposits with Other Banks                      300        200
 Federal Funds Sold                                            2,375      1,750
 Investment Securities:
  Available for Sale                                             -0-      1,012
  Held to Maturity                                             4,429      7,099
 Loans                                                        22,171     19,821
 LESS: Valuation Reserve                                        (227)      (242)
 Bank Premises And Equipment                                     724        790
 Accrued Interest Receivable                                     172        182
 Other Assets                                                     67        146
                                                       -----------------------------

 TOTAL ASSETS                                                $31,141    $32,155
                                                       =============================
 LIABILITIES
 Deposits:
 Non Interest Bearing                                        $ 2,819    $ 2,838
 Interest Bearing                                             24,815     25,915
                                                       -----------------------------
   TOTAL DEPOSITS                                            $27,634    $28,753
                                                       -----------------------------
 Other Liabilities                                               115        215
   TOTAL LIABILITIES                                         $27,749    $28,968
                                                       -----------------------------

SHAREHOLDERS' EQUITY
 Common Stock                                                $   891    $   891
 Capital Surplus                                                 300        300
 Retained Earnings                                             2,294      2,081
 Treasury Stock                                                  (93)       (93)
 Net Unrealized Gains On Available-For-Sale
  Securities                                                     -0-          8
                                                       -----------------------------
   TOTAL SHAREHOLDERS' EQUITY                                $ 3,392    $ 3,187
                                                       -----------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $31,141    $32,155
                                                       =============================

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                                (In Thousands)


                                            For The Nine Months Ended
                                                  September 30,
                                           --------------------------
                                               1997          1996
                                            (Unaudited)   (Unaudited)
 INTEREST INCOME
 Interest and Fees on Loans                      $1,379        $1,257
 Interest on Investment Securities                  241           378
 Interest on Federal Funds Sold                      70           111
 Deposits with Other Banks                           14            10
                                           --------------------------
    TOTAL INTEREST INCOME                        $1,704        $1,756
                                           --------------------------

 INTEREST EXPENSE
 Interest on Deposits                            $  595        $  662
                                           --------------------------
    TOTAL INTEREST EXPENSE                       $  595        $  662
                                           --------------------------

 NET INTEREST INCOME                             $1,109        $1,094
 Provision for Possible Loan Losses                   6            29
                                           --------------------------
 NET INTEREST INCOME AFTER PROVISION FOR
  POSSIBLE LOAN LOSSES                           $1,103        $1,065
                                           --------------------------


 OTHER INCOME
 Service Charges and Other Income                $  101        $   99
 Net Securities Gains (Losses)                      -0-            11
 Other Operating Income                              36            52
                                           --------------------------
    TOTAL OTHER INCOME                           $  137        $  162
                                           --------------------------

 OTHER EXPENSE
 Employee Compensation and Benefits              $  471        $  420
 Occupancy Expense, Net of Revenues                  37            40
 Furniture and Equipment Expense                     72            64
 Other Operating Expenses                           308           266
                                           --------------------------
    TOTAL OTHER EXPENSES                         $  888        $  790
                                           --------------------------
    INCOME BEFORE INCOME TAXES                   $  352        $  437
 Provision For Income Taxes                         132           172
                                           --------------------------
NET INCOME                                       $  220        $  265
                                           ==========================

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                (In Thousands)


                                                                For The Nine Months Ended
                                                                      September 30,
                                                                -------------------------
                                                                   1997           1996
                                                                (Unaudited)   (Unaudited)
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                        $    220      $    265
 Adjustments To Reconcile Net Income To Net Cash Provided By
  Operating Activities:
  Depreciation                                                           63            59
  Provision for Loan Losses                                               6            29
 Change In:
  Other Assets                                                          272           (21)
  Other Liabilities                                                     (91)           38
                                                                -------------------------
   Net Cash Provided by (Used by) Operating Activities             $    470      $    370
                                                                -------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of Securities Available for Sale
  Proceeds from Sale of Securities Available for Sale
  Proceeds from Maturities of Securities Available for Sale
  Purchases of Securities Held to Maturity                                         (3,744)
  Proceeds from Sale of Securities Held to Maturity                   1,299
  Proceeds from Maturities of Securities Held to Maturity                           6,283
    (Increase) Decrease in Federal Fund Sold                           (575)         (550)
    (Increase) Decrease in Loans                                     (1,626)       (2,197)
  Purchases of Bank Premises and Equipment                              (14)         (131)
                                                                -------------------------
   Net Cash Provided by (Used by) Investing Activities             $   (916)     $   (339)
                                                                -------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (Decrease) in Deposits                                  $    397      $    254
  Dividends Paid                                                        (41)          (40)
                                                                -------------------------
   Net Cash Provided by (Used by) Financing Activities             $    356      $    214
                                                                -------------------------

   Net Increase (Decrease) in Cash and Cash Equivalents            $    (90)     $    245

   Cash and Cash Equivalents at Beginning of Period                   1,220         1,152
                                                                -------------------------

   Cash and Cash Equivalents at End of Period                      $  1,130      $  1,397
                                                                =========================

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                                  MCMECHEN, WV


                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                               *TABLE OF CONTENTS
                               ------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------

                                                 Page
                                                 ----
Independent Auditor's Report                       1

Consolidated Balance Sheets                        2

Consolidated Statements of Changes
in Shareholders' Equity                            3

Consolidated Statements of Income                  4

Consolidated Statements of Cash Flows              5

Notes to Consolidated Financial Statements    6 - 14

Glatz, Obecny & Company, PLLC
Certified Public Accountants
                                              Telephone (304) 232-1358
                                              Fax (304) 232-1361
Suite 400, Central Union Building
40 Fourteenth Street
Wheeling, WV 26O03



                          Independent Auditor's Report
                          ----------------------------



  To the Board of Directors
  Gateway Bancshares, Inc.


     We have audited the accompanying consolidated balance sheets of Gateway Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gateway Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



     February 7, 1997
     Wheeling, WV

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

            *CONSOLIDATED BALANCE SHEETS DECEMBER 31, 1996 AND 1995
            -------------------------------------------------------

ASSETS                                                   1996         1995
------                                                -----------  -----------

Cash and due from banks                               $ 1,220,445  $ 1,151,671
Interest earning deposits with banks                      300,000      200,000
Federal funds sold                                      1,800,000    1,200,000
Investment securities:
     Available for sale                                       -0-    1,012,110
     Held-to-maturity                                   5,748,787    9,638,243
Loans net of allowance for loan losses of $242,084
     in 1996 and $216,678 in 1995                      20,302,653   17,407,286
Property and equipment - net                              773,462      730,492
Accrued interest receivable                               161,387      247,431
Other assets                                              349,779       59,730
                                                      -----------  -----------

Total assets                                          $30,656,513  $31,646,963
                                                      -----------  -----------
==============================================================================

     LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------

Liabilities:
 Deposits:
Non-interest bearing                                  $ 2,793,818  $ 2,774,571
Interest bearing                                       24,443,467   25,724,431
                                                      -----------  -----------
Total deposits                                         27,237,285   28,499,002
Accrued expenses and other liabilities                    206,201      177,301
                                                      -----------  -----------
Total liabilities                                      27,443,486   28,676,303
                                                      -----------  -----------

Shareholders' equity:
 Common stock, par value $12.50; 200,000 shares
 authorized, 71,280 shares issued, 66,652 shares
outstanding December 31, 1996 and 1995, respectively      891,000      891,000
Paid in capital                                           300,000      300,000
Retained earnings:
Appropriated                                              150,000      150,000
Unappropriated                                          1,964,608    1,714,289
Unrealized gain on securities available for sale
net of deferred taxes of $4,600                               -0-        7,952
                                                      -----------  -----------
Subtotals                                               3,305,608    3,063,241
Treasury shares, at cost, 4,628 shares December 31,
1996 and 1995, respectively                               (92,581)     (92,581)
                                                      -----------  -----------
Total shareholders' equity                              3,213,027    2,970,660
                                                      -----------  -----------

Total liabilities and shareholders' equity            $30,656,513  $31,646,963
                                                      -----------  -----------
==============================================================================


     *See Accompanying Notes to Consolidated Financial Statements.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

          *CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                 ----------------------------------------------

                                                               1996          1995
                                                           ------------  ------------
  Common Stock:
  ------------
       Balances beginning of years                          $  891,000    $  891,000
       Transactions                                                -0-           -0-
                                                            ----------    ----------
       Balances end of years                                   891,000       891,000
                                                            ----------    ----------

  Paid in Capital:
  ---------------
       Balances beginning of years                             300,000       300,000
       Transactions                                                -0-           -0-
                                                            ----------    ----------
       Balances end of years                                   300,000       300,000
                                                            ----------    ----------

  Retained earnings:
  -----------------
       Appropriated:
       Balances beginning of years                             150,000       150,000
       Transactions                                                -0-           -0-
                                                            ----------    ----------
       Balances end of years                                   150,000       150,000
                                                            ----------    ----------
       Unappropriated:
       Balances beginning of years                           1,714,289     1,571,580
       Net income                                              310,306       199,363
       Cash dividends ($.90 per share in 1996,
       $.85 per share in 1995)                                 (59,987)      (56,654)
                                                            ----------    ----------
       Balances end of years                                 1,964,608     1,714,289
                                                            ----------    ----------

  Net unrealized gain on securities available for sale:
  ----------------------------------------------------
       Balances beginning of years                               7,952           -0-
       Net change                                               (7,952)        7,952
                                                            ----------    ----------
       Balances end of years                                       -0-         7,952
                                                            ----------    ----------

  Treasury Stock:
  --------------
       Balances beginning of years                             (92,581)      (92,581)
       Net change                                                  -0-           -0-
                                                            ----------    ----------
       Balances end of years                                   (92,581)      (92,581)
                                                            ----------    ----------

  Total shareholder's equity                                $3,213,027    $2,970,660
 ====================================================================================

         *See Accompanying Notes to Consolidated Financial Statements.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                       *CONSOLIDATED STATEMENTS OF INCOME
                       ----------------------------------
                 FOR THE YEARS ENDED DECEMBER 31. 1996 AND 1995
                 ----------------------------------------------

                                                            1996        1995
                                                         ----------  ----------
Interest income:
     Loans and fees on loans                             $1,674,439  $1,517,550
     Investment securities:
     Taxable                                                483,530     643,687
     Exempt                                                     -0-       6,000
     Federal funds sold                                     138,962      44,348
     Deposits with banks                                     13,196      10,670
                                                         ----------  ----------
       Total interest income                              2,310,127   2,222,255
                                                         ----------  ----------

Interest expense:
     Deposits                                               867,711     900,192
     Borrowed funds                                             -0-      12,462
                                                         ----------  ----------
       Total interest expense                               867,711     912,654
                                                         ----------  ----------
  Net interest income                                     1,442,416   1,309,601
  Provision for loan losses                                  46,578      80,743
                                                         ----------  ----------
  Net interest income after provision for loan losses     1,395,838   1,228,858
                                                         ----------  ----------
Other income:
     Customer service fees                                  143,484     144,811
     Gain on disposal of investments                         10,644         -0-
     Other income                                            47,000      42,386
                                                         ----------  ----------
       Total other income                                   201,128     187,197
                                                         ----------  ----------

  Other expenses:
     Salaries and employee benefits                         566,612     520,119
     Occupancy and equipment expense - Net                  159,790     152,980
     Other expenses                                         374,558     421,693
                                                         ----------  ----------
       Total other expenses                               1,100,960   1,094,792
                                                         ----------  ----------

  Income before income taxes                                496,006     321,263
  Income tax expense                                        185,700     121,900
                                                         ----------  ----------

  Net income                                             $  310,306  $  199,363
                                                         ==========  ==========

Per share information:
       Net income per share of common stock                   $4.66       $2.99
                                                         ==========  ==========
       Weighted average shares outstanding                   66,652      66,652
==================================================================================

         *See Accompanying Notes to Consolidated Financial Statements.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                     *CONSOLIDATED STATEMENTS OF CASH FLOWS
                     --------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                 ----------------------------------------------


Increase (decrease) in cash and due from banks:
                                                                   1996          1995
                                                               ------------  ------------
Cash flows from operating activities:
  Net income                                                   $   310,306   $   199,363
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Deferred income taxes                                          (23,818)      (20,400)
    Loan loss provision                                             46,578        80,743
    Gain on sale of assets                                         (10,644)          -0-
    Depreciation                                                    87,606        71,136
    Other - Net                                                    118,571       (84,690)
                                                               -----------   -----------

  Net cash provided (used) by operating activities                 528,599       246,152
                                                               -----------   -----------

  Cash flows from investing activities:
     (Increase) decrease in federal funds sold                    (600,000)     (725,000)
     Funds used to purchase:
       Securities to be held to maturity                        (3,743,945)          -0-
       Interest bearing deposits with banks                       (100,000)          -0-
     Proceeds from:
       Maturity of securities held to maturity                   7,645,000           -0-
       Maturity of securities available for sale                 1,000,000     2,000,000
       (Increase) decrease in loans - Net                       (3,208,600)   (1,466,063)
       Purchase of premises and equipment - Net                   (130,576)      (60,444)
                                                               -----------   -----------

  Net cash provided (used) by investing activities                 861,879      (251,507)
                                                               -----------   -----------

Cash flows from financing activities:
     Increase (decrease) in non-interest bearing deposits           19,247      (166,694)
     Increase (decrease) in interest-bearing deposits           (1,280,964)      396,463
     Dividends paid                                                (59,987)      (56,654)
                                                               -----------   -----------
  Net cash provided (used) by financing activities              (1,321,704)      173,115
                                                               -----------   -----------
  Increase (decrease) in cash and due from banks                    68,774       167,760
  Cash and due from banks balance, beginning of year             1,151,671       983,911
                                                               -----------   -----------
  Cash and due from banks balance, end of year                 $ 1,220,445   $ 1,151,671
 ===========================================================================================

     *See Accompanying Notes to Consolidated Financial Statements.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

      The accounting and reporting policies of Gateway Bancshares, Inc. and Subsidiary are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The more significant of the principles used in preparing the financial statements are briefly described below.

     Consolidation - The consolidated financial statements of Gateway
     -------------
Bancshares, Inc. (the Bank) include the accounts of the Bank and its wholly owned subsidiary, The Bank of McMechen. Significant inter-company transactions and amounts have been eliminated.

     Nature of operations - The Bank operates under a state banking charter and
     --------------------
provides full banking services, including trust services. It is regulated by the WV state banking commission and the Federal Deposit Insurance Corporation. The area served by the Bank includes portions of West Virginia, Ohio and Pennsylvania commonly known as the Upper Ohio Valley. The Bank has one branch location.

     Estimates - The preparation of financial statements in conformity with
     ---------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and due from banks - For the purpose of presentation in the statements
     -----------------------
of cash flows, cash and due from banks include cash on hand, cash items in the process of collection, non-interest bearing deposits in other institutions and interest-earning deposits in other institutions with original maturities of three months or less when acquired.

     Investment securities - Securities are classified at the time of their
     ---------------------
purchase as either "held to maturity", "trading" or "available for sale". If it is management's intent and the Bank has the ability to hold such securities until their approximate maturity, these securities are classified as held to maturity and are carried on the Bank's books at cost, adjusted for amortization of premiums and accretion of discounts on a level yield basis. Alternatively, if it is management's intent at the time of purchase to hold securities for the purpose of resale in the near future, the securities are classified as trading and are carried at market value. Securities not classified as held to maturity or trading are classified as available for sale and are carried at market value. Investments available for sale include investment securities which may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate or prepayment risk. Gains or losses on sales of securities are recognized upon realization. The cost of investment securities sold is determined using the specific identification method.

     Allowance for loan losses and accounting for impaired loans  -  The
     -----------------------------------------------------------
allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other relevant factors. Losses are charged and recoveries are credited to the allowance for loan losses at the time the loss or recovery is incurred.

     Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. At December 31, 1996 and 1995 the Bank had no material loans which would be considered impaired within the scope of Statement of Financial Accounting Standards No. 114.

     Bank premises and equipment - Bank premises and equipment are stated at
     ---------------------------
cost less accumulated depreciation. The provision for depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

     Expenditures for maintenance and repairs are charged to operations, and the expenditures for major replacements and betterments are added to the property and equipment accounts. The cost and accumulated depreciation of the property and equipment retired or sold are eliminated from the property accounts at the time of retirement or sale and the resulting gain or loss is reflected in current operations.

     Other assets - Real estate acquired in satisfaction of a loan is carried in
     ------------
other assets. Properties acquired by foreclosure or deed in lieu of foreclosure are transferred to other assets and recorded at the lower of cost or fair market value based on appraisal value at the date actually or constructively received. Losses arising from acquisition of such property are charged against the allowance for loan losses.

     Interest income on loans - Interest on loans is accrued and credited to
     ------------------------
income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

     Loan origination fees and costs - Loan origination fees and certain direct
     -------------------------------
origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

     Retirement costs - Retirement costs are charged to salaries and employee
     ----------------
benefits expense and are funded as accrued.

     Income taxes - Provisions for income taxes are based on taxes payable or
     ------------
refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision of income taxes.

          The Bank and its subsidiary file a consolidated Federal income tax return.

     Net income per share of common stock - Net income per share of common stock
     ------------------------------------
is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

     Off balance sheet financial instruments - In the ordinary course of
     ---------------------------------------
business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they become payable.

NOTE 2 - INVESTMENT SECURITIES
------------------------------

     Held-to Maturity:
     ----------------

     The carrying amounts and estimated market values of investment securities classified as held-to-maturity at December 31, 1996 and 1995 are as follows:

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 2 - INVESTMENT SECURITIES (CONT.)
-------------------------------------

                                           (Amounts in Thousands)
                            -------------------------------------------------
                              Carrying Unrealized        Unrealized    Market
                               Amounts   Gains             Losses       Value
                               -------   -----            --------     ------
December 31, 1996:
   U.S. Treasury                $2,599  $   6              $ -0-      $ 2,605
   U.S. Government agencies      3,150      6                (12)       3,144
   State and municipal             -0-    -0-                -0-          -0-
                               ------- ------             -------     -------
Totals                          $5,749  $  12              $ (12)     $ 5,749
                               ======= ======             =======     =======
December 31, 1995:
   U.S. Treasury                $4,906  $  19              $  (6)     $ 4,919
   U.S. Government agencies      4,732     11                (23)       4,720
   State and municipal             -0-    -0-                -0-          -0-
                               ------- ------             -------     -------
Totals                          $9,638  $  30              $ (29)     $ 9,639
                               ======= ======             =======     =======



          There were no realized gains or losses from investment securities transactions in 1995. The bank realized gains of $10,644 on disposal of securities to be held to maturity which were called for redemption during 1996.

     The maturities of investment securities held-to-maturity at December 31, 1996 were as follows:

                                                  Amounts in Thousands
                                                  --------------------
                                                    Carrying  Market
                                                     Amount    Value
                                                    --------  -------
     December 31, 1996:
          Due in one year or less                     $2,253   $2,253
          Due from one to five years                   3,496    3,496
          Due from five to ten years                     -0-      -0-
          Due after ten years                            -0-      -0-
                                                      ------   ------
          Totals                                      $5,749   $5,749
                                                      ======   ======

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 2 - INVESTMENT SECURITIES (CONT.)
--------------------------------------

     Investment securities held-to-maturity have been pledged to secure public deposits and for other reasons as follows:

                                    12/31/96             12/31/95
                                    --------             --------
     Carrying value                $2,099,735           $2,356,940
                                   ----------           ----------
     Market value                  $2,099,688           $2,363,489
                                   ==========           ==========

     Available for sale:
     ------------------

     At December 31, 1996 there were no securities classified as available for sale.

     The Bank transferred securities with an amortized cost of $999,559 and unrealized gains of $7,952 from the held-to-maturity classification in December of 1995 to provide alternatives for financing arrangements.

     The carrying amounts and estimated market values of investment securities classified as available for sale at December 31, 1995 are as follows:


                                                                                   (Amounts in Thousands)
                                                                                   ----------------------

                                                                   Amortized    Unrealized    Unrealized      Market
                                                                      Cost        Gains         Losses         Value
                                                                   ---------  ------------  -------------  ------------
December 31, 1995:
     U.S. Treasury                                                  $  -0-    $       -0-    $       -0-   $      -0-
      U.S. Government agencies                                       1,000             12            -0-        1,012
      State and municipal                                              -0-            -0-            -0-          -0-
                                                                  --------      ---------      ---------     --------

Totals                                                              $1,000    $        12    $       -0-   $    1,012
                                                                  --------      ---------      ---------     --------

     There were no realized gains or losses from investment securities available for sale transactions in 1996 or 1995.

NOTE 3 - LOANS
--------------

     The components of loans in the consolidated balance sheets were as follows:

                                                                             12/31/96     12/31/95
                                                                           -----------  -----------
          Residential real estate                                          $11,817,427  $10,638,435
          Commercial and other real estate                                   2,570,096    3,249,248
          Other commercial                                                   1,106,048      240,207
          Consumer and other                                                 5,051,166    3,496,074
                                                                           -----------  -----------
          Subtotals                                                         20,544,737   17,623,964
          Allowance for loan losses                                           (242,084)    (216,678)
                                                                           -----------  -----------
          Loans - Net                                                      $20,302,653  $17,407,286
                                                                           ===========  ===========

               Loans on non-accrual status were approximately $96,000 at December 31, 1996 and $254,000 at December 31, 1995.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 3 - LOANS (CONT.)
---------------------

     As of December 31, 1996 and 1995, the Bank serviced loans for others of approximately $388,000 and $481,000, respectively. These loans serviced for others are not assets of the Bank and are appropriately excluded from the Bank's financial statements.

     Allowance for loan losses
     -------------------------

          An analysis of the change in the allowance for loan losses follows:

                                                           1996        1995
                                                        ----------  ----------

          Balance, beginning of year                     $216,678    $194,612
          Provision charged to operations                  46,578      80,743
          Loans charged off                               (37,485)    (69,930)
          Recoveries of loans previously charged off       16,313      11,253
                                                         --------    --------
          Balance, end of year                           $242,084    $216,678
                                                         --------    --------

NOTE 4 - BANK PREMISES AND EQUIPMENT
------------------------------------

     The components of bank premises and equipment included in the consolidated balance sheets were as follows:

                                             12/31/96     12/31/95
                                           ----------   ----------
          Cost:
               Land                        $  132,808   $  132,808
               Buildings & improvements       787,780      762,789
               Furniture & equipment          498,574      557,919
                                           ----------   ----------
                                            1,419,162    1,453,516
               Accumulated depreciation      (645,700)    (723,024)
                                           ----------   ----------
               Net book value              $  773,462   $  730,492
                                           ----------   ----------

     The amount shown as occupancy expense in the statements of income is net of rental income. Rental income amounted to $10,369 in 1996 and $8,723 in 1995.

NOTE 5 - OTHER ASSETS
---------------------

     Other assets in the consolidated balance sheets include other real estate which was acquired through foreclosure or deed in lieu of foreclosure in the amounts of $266,655 and $-0-, respectively, at December 31, 1996 and 1995.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 6 - DEPOSITS
-----------------

          Deposit balances at December 31, 1996 and 1995 are summarized as follows:

                                                                                          1996         1995
                                                                                       -----------  -----------
 Non-interest-bearing:
  Demand accounts                                                                      $ 2,793,818  $ 2,774,571
 Interest-bearing:
  NOW accounts                                                                           5,012,824    5,926,709
  Passbook savings accounts                                                             11,371,754   11,134,679
  Time deposits:
   Under $100,000 certificates                                                           7,957,026    8,663,043
   Certificates $100,000 or more                                                           101,863          -0-
                                                                                       -----------  -----------
  Totals                                                                               $27,237,285  $28,499,002
                                                                                       -----------  -----------


The following table summarizes the contractual maturity of certificates of deposit.


  Due within                             Amount
  ----------                             ------
  1 year                             $ 6,078,559
  2 years                              1,560,661
  3 years                                313,840
  4 years                                 93,575
  5 years                                 12,254
                                     -----------
                                     $ 8,058,889
                                     ===========


 NOTE 7 - RETIREMENT PLAN
-------------------------

     The Bank has a defined contribution profit-sharing type retirement plan in effect for substantially all full-time employees. Salaries and employee benefits expense includes $27,500 in 1996 and $23,000 in 1995 for this plan. Contributions under the defined contribution plan are made at the discretion of the board of directors.

NOTE 8 - INCOME TAXES
---------------------

     The consolidated provision for income taxes consisted of the following:

                                     1996        1995
                                  ----------  ----------
            Currently payable:
                  Federal          $180,518    $125,000
                   State             29,000      17,300
            Deferred:
                    Federal         (20,818)    (18,700)
                   State             (3,000)     (1,700)
                                   --------    --------
            Totals                 $185,700    $121,900
                                   ========    ========

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 8 - INCOME TAXES (CONT.)
----------------------------

          The components of the deferred tax assets and liabilities are as follows:

                                                     1996       1995
                                                   ---------  ---------
          Deferred tax assets:
               Federal                             $ 53,250   $ 41,667
               State                                  7,208      6,134
                                                   --------   --------
               Total                                 60,458     47,801
                                                   --------   --------
          Deferred tax liabilities:
               Federal                              (20,636)   (34,527)
               State                                 (2,794)    (4,674)
                                                   --------   --------
               Total                                (23,430)   (39,201)
                                                   --------   --------
          Net deferred tax assets (liabilities)    $ 37,028   $  8,600
                                                   ========   ========


     The components of deferred income taxes were principally related to the allowance for loan losses, depreciation, loan origination fees and costs and to accretion of discounts on investment securities.

     The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1996 and 1995 as indicated in the following analysis:

                                                     1996        1995
                                                   ----------  ----------
     Tax based on statutory rate                   $168,642    $109,229
     Effect of tax-exempt income                     (1,510)     (2,460)
     State income taxes net of federal benefit       19,140      10,296
     Other                                             (572)      4,835
                                                   --------    --------
     Totals                                        $185,700    $121,900
                                                   ========    ========

NOTE 9 - RELATED PARTIES
------------------------

     The Bank has loans outstanding to its principal officers, directors and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1996 and 1995 were as follows:

                                   1996        1995
                                ----------  ----------
  Balance, beginning of year     $166,910    $207,319
  New loans                        36,794      36,959
  Payments                        (29,730)    (77,368)
                                 --------    --------
  Balance, end of year           $173,974    $166,910
                                 ========    ========


                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 10 - CONTINGENT LIABILITIES AND COMMITMENTS
------------------------------------------------

     The Bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commercial letters of credit, standby letters of credit and
commitments to purchase assets.   A summary of the Bank's commitments and
contingent liabilities at December 31, 1996 and 1995 were as follows:

                                              1996       1995
                                            ---------  ---------
          Commitments to extend credit       $928,570   $778,617
          Commercial letters of credit            -0-        -0-
          Standby letters of credit               -0-        -0-
          Commitments to purchase assets          -0-     68,916


     Commitments to extend credit, commercial letters of credit and standby letters of credit all include exposure to some credit loss in the event of non-performance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the consolidated balance sheets. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1996 or 1995.

     The Bank and its subsidiary are parties to litigation and claims arising in the normal course of business. A group of former and present customers of the Bank have filed a suit for damages claiming breach of fiduciary duties. Management, after consultation with legal council, believes that liabilities, if any, arising from current litigation and claims will not be material to the consolidated financial position.


NOTE 11 - CONCENTRATIONS OF CREDIT
----------------------------------

     All of the Bank's loans and commitments have been granted to customers in the Bank's market area. Generally, such customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of ten percent of its capital.

     At December 31, 1996 cash and due from banks included one commercial bank deposit account which was $7,900 in excess of the Federal Deposit Insurance Corporation limit of $100,000 per institution.

                    GATEWAY BANCSHARES, INC. AND SUBSIDIARY
                    ---------------------------------------
                                  MCMECHEN, WV
                                  ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------

NOTE 12 - REGULATORY MATTERS
----------------------------

     The Bank is subject to regulations promulgated by the State Banking Commission and the Federal Deposit Insurance Corporation (FDIC). These regulations require the Bank to maintain certain minimum amounts of capital to total "risk weighted" assets as defined by the FDIC. The Bank is required to have minimum Tier I and total capital ratios of 4.0% and 8.0% respectively. At December 31, 1996 and 1995 the bank was in compliance with these ratio requirements.

NOTE 13 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

                                                1996       1995
                                              ---------  ---------
     Interest paid                             $895,295   $879,474
                                               ========   ========
     Income taxes paid                         $139,028   $250,216
                                               ========   ========

     Non cash investing activity included:
          Acquisition of other real estate
          by foreclosure                       $266,655   $    -0-
                                               ========   ========

CHS135583

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER



                                  By and Among



                            GATEWAY BANCSHARES, INC.


                      COMMERCIAL BANCSHARES, INCORPORATED

                                      and

                           CWV HOLDING COMPANY, INC.



                                August 15, 1997

                              TABLE  OF  CONTENTS


ARTICLE I.  PLAN OF MERGER...................................................  2

      1.1   Parties to Merger and Surviving Bank.............................  2
      1.2   Terms of Merger..................................................  2
      1.3   Effect of Merger.................................................  3
      1.4   Consideration....................................................  3
      1.5   Exchange of Shares...............................................  4
      1.6   Articles of Incorporation and Bylaws of
            Surviving Bank Holding Company...................................  5
      1.7   Additional Requirements..........................................  5

ARTICLE II.  REPRESENTATIONS AND WARRANTIES..................................  6

      2.1   Representations and Warranties of Commercial and CWV.............  6

            (a)   Organization...............................................  6
            (b)   Authority..................................................  6
            (c)   Financial Statements.......................................  7
            (d)   Applications...............................................  7
            (e)   Authority to Exchange Shares...............................  7
            (f)   Registered Bank Holding Company............................  8
            (g)   Absence of Certain Changes.................................  8
            (h)   Litigation.................................................  8
            (i)   Absence of Undisclosed or Contingent Liabilities...........  9
            (j)   No Adverse Event...........................................  9
            (k)   SEC Reports................................................  9
            (l)   Capitalization.............................................  9
            (m)   Registration............................................... 10
            (n)   Title to Properties........................................ 10
            (o)   Taxes...................................................... 11
            (p)   Subsidiaries of Commercial................................. 11
            (q)   ERISA...................................................... 11
            (r)   Absence of Defaults and Violation.......................... 12
            (s)   Other Transactions......................................... 13
            (t)   Environmental Concerns..................................... 13
            (u)   Matters Relevant to Tax Treatment.......................... 15

      2.2.  Representation and Warranties of Gateway......................... 17

            (a)   Organization
            (b)   Authority of Gateway....................................... 17
            (c)   Capital Stock of Gateway................................... 18
            (d)   Absence of Certain Changes................................. 18
            (e)   Taxes...................................................... 20
            (f)   Litigation, Etc............................................ 20
            (g)   Absence of Defaults and Violations......................... 21
            (h)   Absence of Undisclosed Assets and of
                  Undisclosed Contingent Liabilities......................... 21
            (i)   Financial Statements....................................... 22
            (j)   Real Property.............................................. 22

                                                                             A-3

            (k)   No Adverse Event........................................... 22
            (l)   Material Contracts......................................... 22
            (m)   ERISA...................................................... 23
            (n)   Regulatory Reports......................................... 24
            (o)   Environmental Concerns..................................... 24

ARTICLE III.  ADDITIONAL AGREEMENTS.......................................... 25

      3.1   Approval of Gateway Shareholders................................. 25
      3.2   Approval of Commercial Shareholders and Sole Shareholder of CWV.. 25
      3.3   Rights of Dissenting Stockholders................................ 25
      3.4   Regulatory Approval.............................................. 25
      3.5   Conduct of Business by Gateway and Its Subsidiary Until Closing.. 26
      3.6   Conduct of Business by Commercial Until Closing.................. 29
      3.7   Proxy Statement.................................................. 31
      3.8   Directors, Independent Bank...................................... 31

            (a)   Board of Directors......................................... 31
            (b)   Independent Bank........................................... 31
            (c)   Commercial Board of Directors.............................. 32

      3.9   Employees of Bank of McMechen.................................... 32


ARTICLE IV.  CONDITIONS...................................................... 33

      4.1   Conditions to Obligations of All Parties......................... 33

            (a)   Shareholder Approval of Transaction........................ 33
            (b)   CWV........................................................ 33
            (c)   Absence of Restraints...................................... 33
            (d)   Governmental Approvals..................................... 33
            (e)   Compliance and Representations............................. 33
            (f)   Securities Law Compliance.................................. 34
            (g)   Confidentiality............................................ 34
            (h)   Accounting Treatment....................................... 34
            (i)   Tax Free Exchange.......................................... 34
            (j)   Execution of Closing....................................... 35

      4.2   Additional Conditions to Obligations of Commercial............... 35

            (a)   Shareholder Approval....................................... 35
            (b)   Counsel's Opinion.......................................... 35
            (c)   Affiliates Agreements...................................... 36

      4.3   Additional Conditions to Obligations of Gateway.................. 37

            (a)   Opinion of Counsel......................................... 37
            (b)   Tax Opinion................................................ 38
            (c)   Fairness Opinion........................................... 39

ARTICLE V.  CLOSING.......................................................... 39

      5.1   Closing.......................................................... 39

ARTICLE VI.  MISCELLANEOUS................................................... 40

      6.1   Termination...................................................... 40
      6.2   Expenses......................................................... 41
      6.3   Survival of Provisions........................................... 41
      6.4   Individual Directors of Gateway.................................. 41
      6.5   Amendment........................................................ 42
      6.6   Assignability.................................................... 42
      6.7   Notices.......................................................... 42
      6.8   Entire Agreement................................................. 43
      6.9   Counterparts..................................................... 43
     6.10   Governing Law.................................................... 43
     6.11   Invalid Provisions............................................... 43
     6.12   Headings and Subheadings......................................... 43
     6.13   Third-Party Beneficiaries........................................ 43

EXHIBIT LIST................................................................. 45
     EXHIBIT A
     EXHIBIT B
     EXHIBIT C
     EXHIBIT D

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of this 15th day of August, 1997, among GATEWAY BANCSHARES, INC., a West Virginia banking corporation ("Gateway"); COMMERCIAL BANCSHARES, INCORPORATED, a West Virginia bank holding company ("Commercial") and CWV HOLDING COMPANY, INC., ("CWV"), a West Virginia banking corporation to be formed as a wholly-owned subsidiary of Commercial.

          WHEREAS, Gateway is a West Virginia corporation organized and existing under the laws of the State of West Virginia with its principal office in McMechen, West Virginia, and a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

          WHEREAS, Gateway owns one hundred percent of the issued and outstanding shares of The Bank of McMechen, a state chartered banking corporation with its main office in McMechen, West Virginia.

          WHEREAS, CWV will be organized as a West Virginia corporation with its principal office located in Parkersburg, West Virginia, and will be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

          WHEREAS, Commercial is a West Virginia corporation with its principal office located in Parkersburg, West Virginia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

          WHEREAS, the parties hereto desire to accomplish the merger of Gateway into CWV with CWV surviving and operating under the name "CWV Holding Company, Inc." (the "Merger");

          WHEREAS, shareholders of Gateway will receive common stock of Commercial ("Commercial stock") equal to $80.00 for each share of Gateway common stock ("Gateway stock") they own as consideration for the Merger; provided, however that no fractional shares of Commercial stock will be issued and in lieu thereof Gateway shareholders will receive cash consideration as provided herein;

          WHEREAS, for federal income tax purposes, the transaction is intended to be treated as a tax free reorganization under Internal Revenue Code
(S)368(a)(2)(D).

          NOW, THEREFORE, for and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Commercial and Gateway do represent, warrant, covenant and agree (and CWV will represent, warrant, covenant and agree) as follows:

                                    ARTICLE I
                                   ----------
                                 PLAN OF MERGER
                                 --------------

          1.1  Parties to Merger and Surviving Bank.  The parties to the Plan of
               ------------------------------------
Merger are Gateway Bancshares, Inc. and CWV. Gateway shall merge with and into CWV under the charter of the latter, pursuant to the laws of West Virginia. At the time of the Merger, Gateway will cease to exist and CWV will be the surviving bank holding company (the "Surviving Bank Holding Company"). The name of the Surviving Bank Holding Company shall be "CWV Holding Company, Inc." and its principal office will be in Parkersburg, West Virginia.

          1.2  Terms of Merger.  The terms and conditions of the Merger are set
               ---------------
forth in this Agreement. Upon satisfaction of all of the terms and conditions set forth herein, the Merger shall be effective upon the date (the "Merger Effective Date") so indicated by the West Virginia Secretary of State ("Secretary of State").

         1.3   Effect of Merger. Upon consummation, the Merger shall have the
               ----------------
following effects:

               (a) The Surviving Bank Holding Company will, upon the time of the Merger and thereafter, possess all of the rights, privileges, immunities and franchises of CWV and Gateway.

               (b) All property, real, personal and mixed; all debts due in whatever amount; all choses in action; and all other rights and interests belonging to or due to CWV and Gateway will be taken and deemed to be transferred to and vested in CWV as the Surviving Bank Holding Company and all such property, real, personal and mixed; all debts due in whatever amount; all choses in action; and all other rights and interests belonging to or due to CWV and Gateway shall remain in the Surviving Bank Holding Company without further act, and the title to any real estate, or any interest therein, vested in Gateway shall not revert or be in any way impaired by reason of the Merger.

               (c) The Surviving Bank Holding Company will be responsible and liable for all of the liabilities and obligations of CWV and Gateway, respectively, and neither the rights of creditors nor liens upon the property of Gateway shall be impaired by the Merger, including, but not limited to, any liability of Gateway arising under its bylaws or the applicable laws of West Virginia in connection with the indemnification of directors and officers of Gateway arising at any time prior to the Merger Effective Date.

               (d) The Surviving Bank Holding Company will have a capital stock account equal to the capital stock account of CWV.

          1.4  Consideration.  As consideration for the Merger, shareholders of
               -------------
Gateway who do not dissent to this transaction will be entitled to receive the number of shares of Commercial common stock equal to $80.00 divided by the average price of Commercial common stock reported on the American Stock Exchange for the twenty (20) trading days preceding Closing; provided, however, that such consideration shall be paid for no more than 66,652 shares of Gateway common stock. The average price shall be calculated by adding the closing prices of Commercial stock reported by the American Stock Exchange on each of the twenty
(20) trading days preceding the Closing and dividing the sum by twenty (20) (the "Average Price"). In the event there are no reported trades on any day during such twenty (20) day period then the closing price for such a day, for purposes of calculating the Average Price, shall be the closing price last reported on a date preceding the date on which no trade occurred. For purposes of this paragraph "trading day" shall mean a day on which the American Stock Exchange is open and conducts business. If the Average Price quotient is less than or equal to 1.742, the exchange ratio will be 1.742 and Gateway shareholders will be entitled to receive 1.742 shares of Commercial common stock for each share of Gateway stock they own. If such quotient is greater than or equal to 2.129, then the exchange ratio will be 2.129 and Gateway shareholders will be entitled to receive 2.129 shares of Commercial common stock for each share of Gateway stock they own.

          No fractional shares of Commercial stock will be issued and in lieu thereof, Gateway shareholders will be entitled to receive cash based upon the Average Price of Commercial stock, without interest. If on or after the date hereof, and prior to the Merger, the outstanding shares of Commercial stock are changed into a different number or class by virtue of any reclassification, split, stock dividend or similar event, then the exchange ratio provided herein will be adjusted proportionately. The issuance of Commercial stock in accordance with Section 2.1(l) will not result in an adjustment to the exchange ratio. From and after the date of the Merger, the holders of certificates representing Gateway shares shall cease to have any rights with respect to such shares (except dissenters' rights) and such shares will thereafter be deemed canceled and void. The sole rights of such shareholders (excluding dissenters' rights) will be to receive the Merger Consideration.

          1.5  Exchange of Shares.  Except for any shares of Gateway as to which
               ------------------
dissenters' rights are exercised pursuant to the West Virginia Corporation Act,
(S) 31-1-122 (the "West Virginia Appraisal Statute"), each holder of certificates representing shares of the stock of Gateway will, upon the surrender to Commercial, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of the common stock of Commercial into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Gateway submitted for exchange for Commercial stock shall be deemed for all corporate purposes to evidence the ownership of the full shares of stock of Commercial into which such shares have been converted by reason of the Merger. Until a Gateway shareholder's outstanding certificates have been surrendered, Commercial may, at its sole discretion, withhold, with respect to such Gateway shareholder, as applicable (i) the certificates representing the shares of its stock into which such Gateway shares are converted by reason of the Merger; and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the stock of Commercial to which the Gateway shareholder is entitled. Upon the delivery to Commercial of the outstanding Gateway certificates by a Gateway shareholder, there will be delivered to the record holder thereof (i) the certificate representing the shares of the stock of Commercial to which the exchanging Gateway holder is entitled, (ii) any dividends and (iii) any payment for fractional shares, all without interest.

          1.6   Articles of Incorporation and Bylaws of Surviving Bank Holding
                --------------------------------------------------------------
Company.  Upon the Merger being consummated, the Articles of Incorporation of
-------
CWV will be the Articles of Incorporation of the Surviving Bank Holding Company and the Bylaws of CWV shall be the Bylaws of the Surviving Bank Holding Company until altered, amended or repealed in accordance with their provisions and applicable law.

          1.7  Additional Requirements.  If at any time the Surviving Bank
               -----------------------
Holding Company shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or conform in the Surviving Bank Holding Company the title to any property or rights of Gateway or are otherwise necessary to carry out the provisions of the Plan of Merger and this Agreement, the proper officers and directors of Gateway, as of the Merger Effective Date, and, thereafter, the officers of the Surviving Bank Holding Company, will execute and deliver any and all property assignments, conveyances, assurances, and other instruments necessary to vest, perfect or confirm title to any such property or rights in the Surviving Bank Holding Company or to otherwise carry out the provisions of this Agreement.


                                   ARTICLE II
                                  -----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          2.1  Representations and Warranties of Commercial and CWV.  Unless
               ----------------------------------------------------
disclosed in Exhibit A hereto , as of the date of this Agreement, and as of the date of the consummation of the transactions contemplated herein, Commercial represents and warrants, and CWV will represent and warrant as of the date it executes the Adoption Agreement contained in Exhibit B hereto and as of the date of consummation of the transactions contemplated herein, the following to
Gateway:

          (a) Organization.  Commercial is a West Virginia corporation duly
              ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. Commercial has the requisite corporate power and authority to own and lease its properties and to conduct its business as currently conducted and as currently contemplated to be conducted. Commercial shall cause CWV to be to be formed, and as of the date of its execution of the Adoption Agreement, it will be a duly organized, validly existing West Virginia bank holding company in good standing under the laws of the State of West Virginia.

          (b) Authority.  Commercial has and CWV will have the power to enter
              ---------
into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Commercial and will be so authorized by the Board of Directors of CWV. Commercial, as sole shareholder of CWV, will vote all shares of CWV in favor of the Merger and the transactions contemplated herein. Upon its execution and delivery, this Agreement will constitute the valid and legally binding obligation of Commercial, and will constitute the valid and legally binding obligation of CWV upon its execution of the Adoption Agreement. Subject to obtaining the permits, approvals, consents and authorizations set forth in
Article IV hereto, the execution and delivery of this Agreement does not and will not, and the consummation of the transaction contemplated herein will not, violate (i) any provisions of the Articles of Incorporation or Bylaws of Commercial or CWV, (ii) any laws of the State of West Virginia, or (ii) any material restriction to which either of them is subject.

          (c) Financial Statements.  Commercial has delivered to Gateway copies
              --------------------
of its audited consolidated financial statements for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the period ended June 30, 1997. Commercial represents and warrants that the financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present its financial position of as of the date thereof and the results of its operations and its cash flows for each of the respective periods specified therein in conformity with generally accepted accounting principles applied on a consistent basis.

          (d) Applications.  Commercial and CWV, with the cooperation of
              ------------
Gateway, will cause to be filed all necessary regulatory applications with the appropriate bank regulators to accomplish the transactions contemplated herein. Commercial will pay all expenses associated with the filing of such regulatory applications, excluding legal, accounting or other expenses incurred by Gateway in connection therewith.

          (e) Authority to Exchange Shares.  The shares of Commercial to be
              ----------------------------
issued pursuant to this Agreement are or will be duly authorized. When issued upon the terms and conditions specified in this Agreement, the shares will be validly issued, fully paid and non-assessable. There are no preemptive or similar rights with regard to the shares of Commercial to be issued in connection with the transactions contemplated herein. The shares of Commercial stock to be issued pursuant to this Agreement to Gateway shareholders will be, when issued, registered with the SEC pursuant to an effective registration on Form S-4.

          (f) Registered Bank Holding Company.  Commercial is a duly registered
              -------------------------------
bank holding company under the Bank Holding Company Act of 1956, as amended. Authority for CWV, as a wholly-owned second-tier bank holding company, will be obtained in the regulatory filings made in connection with the transactions contemplated herein.

          (g) Absence of Certain Changes.  Except as may be disclosed in Exhibit
              --------------------------
A hereto and made a part hereof, since June 30, 1997:

             (i) There has been no material change in the operations, financial condition, or results of operation of Commercial or any subsidiary of Commercial which could have a material adverse effect on the consolidated assets, financial condition, or operations of Commercial, nor has any event or condition occurred which is known to its officers which may result in such a change;

            (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the consolidated assets, financial condition or operations of Commercial;

           (iii) Neither Commercial nor any subsidiary of Commercial has disposed of or agreed to dispose of any properties or assets material to Commercial, nor has it leased to others, or agreed to so lease, any of such material properties or assets; and

            (iv) Commercial has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever, except as set forth on Exhibit A hereto.

          (h) Litigation.  Except as disclosed in Exhibit A, neither Commercial
              ----------
nor any subsidiary of Commercial is a party to, or, to the knowledge of its executive officers, threatened with, any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse effect on Commercial's consolidated assets, financial condition, operations or material contractual rights; and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or materially affecting Commercial or a material portion of any of its consolidated businesses or assets.

          (i) Absence of Undisclosed or Contingent Liabilities.  Except to the
              ------------------------------------------------
extent set forth in the footnotes to the December 31, 1996, consolidated financial statements of Commercial and its subsidiaries delivered to Gateway, or on Exhibit A hereto, there exists no claim, liability, obligation, or any known asserted claim, secured or unsecured (whether accrued, absolute, contingent or otherwise), that would have a material adverse effect on the consolidated operations, financial condition or results of operations of Commercial.

          (j) No Adverse Event.  Since June 30, 1997, there has been no change
              ----------------
or changes, which, individually or in the aggregate, has or have materially and adversely affected the business of Commercial.

          (k) SEC Reports.  The Form 10-K Annual Report to the Securities and
              -----------
Exchange Commission by Commercial for the year ended December 31, 1996, its quarterly filings made during 1997 on Form 10-Q, and its current reports made on Form 8-K made during 1997, if any, do not contain, as of the date hereof or as of their respective dates, any untrue statement of a material fact or omission of any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

          (l) Capitalization.  As of June 30, 1997, the authorized capital stock
              --------------
of Commercial is 2,000,000 shares of common stock, par value of $5.00 per share, of which 1,616,187 are issued and outstanding as of the date hereof and are fully paid and nonassessable, and of which no shares are held in treasury by Commercial. Commercial may issue additional shares or options or similar rights pursuant to its Employee Stock Ownership Plan with 401(K) provisions("KSOP")or in connection with other acquisitions. On May 14, 1997, the shareholders of Commercial approved an amendment to the Articles of Incorporation of Commercial, increasing authorized common stock to 5,000,000 shares. The Amendment to the Articles of Incorporation reflecting this change will be filed in August, 1997. As of June 30, 1997, Commercial has authorized 43,328 shares of cumulative $100 preferred stock, none of which has been issued.

          (m) Registration.  As soon as practicable after the date hereof,
              ------------
Commercial will cause a Registration Statement (or, in the case of State "blue sky" filings, other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, the appropriate state agencies regulating securities, and any other governmental agencies having jurisdiction, with respect to the Commercial stock to be issued pursuant to this Agreement. The Registration Statement (and other appropriate forms) will comply as to form with applicable requirements of law and, except as to the information about Gateway furnished by it in writing for use in the Registration Statement (or other appropriate form), or written information about Gateway contained therein and reviewed by it, the Registration Statement will contain no untrue statement of any material fact required to be stated therein or omission of any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and "blue sky" filings contemplated by this Agreement will be sufficient to ensure that the Commercial stock held by non-affiliates of Gateway may be freely resold without further registration.

                                                                            A-12

          (n) Title to Properties.  Commercial and its subsidiaries have good
              -------------------
and marketable title to all of their property and assets set forth on the consolidated balance sheet of Commercial as of June 30, 1997 subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet, liens which do not materially affect the current use of the property, or liens for ad valorem taxes not yet due and payable, and all of their leases are in full force and effect, and neither Commercial nor any of its subsidiaries is aware of any default thereunder.

          (o) Taxes.  Except as disclosed in Exhibit A hereto, (i) Commercial
              -----
and its subsidiaries have filed all federal income tax returns and all other federal, state, municipal and other tax returns which they are required to file, have paid all taxes shown to be due on such returns and, in the opinion of their respective chief executive and financial officers, have adequately reserved for all current taxes; (ii) neither the Internal Revenue Service ("IRS") nor any other taxing authority is now asserting against Commercial or its subsidiaries, or, to their knowledge, threatening to assert against them, or any of them, any deficiency or claim for additional taxes, interest or penalties; (iii) there is no pending or threatened examination of the federal income tax returns of Commercial or its subsidiaries and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations described in IRC (S) 6501(a), no tax year of Commercial or its subsidiaries remains open to the assessment and collection of additional federal income taxes; and (iv) there is no pending or threatened examination of the West Virginia business and occupation tax returns of Commercial or its subsidiaries and, except for tax years still subject to the assessment and collection of additional business and occupation taxes under the three-year period of limitations described in W.Va. Code (S) 11-10-15, no tax year of Commercial or its subsidiaries remains open to the assessment and collection of additional business and occupation taxes.

          (p) Subsidiaries of Commercial.  The subsidiaries of Commercial
              --------------------------
consist of state banking corporations which are duly organized, validly existing and in good standing under applicable laws. Each has the corporate power, and all necessary Federal, state, and local banking and other authorizations, to own its property and conduct its business as currently conducted and as currently contemplated to be conducted. Commercial owns, free and clear of liens and encumbrances of any nature, 100% of the issued and outstanding stock of its subsidiaries.

          (q) ERISA.  For purposes of this Agreement, Benefit Arrangement means
              -----
(i) any employee welfare benefits plan or employee pension benefit plan within the meaning of section 3(1) or section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (ii) any profit sharing, deferred compensation, bonus, stock option, pension retainer, consulting, retirement, severance, welfare, or incentive plan, agreement, or arrangement; or (iii) any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors, or agents, including, but not limited to benefits relating to automobiles, clubs, vacations, child care, sabbatical, sick leave, medical benefits, dental benefits, hospitalization, life insurance and other types of insurance.

          Each Benefit Arrangement that is subject to (i) the group health care continuation coverage requirements of section 4980B of the Internal Revenue Code of 1986 (the "Code") and sections 601-608 of ERISA; (ii) the secondary payor requirements imposed by section 1862 of the Social Security Act; or (iii) the health insurance portability and anti-discrimination requirements of Part 7 of ERISA (29 U.S.C. (S)(S) 1181-1183), has been operated in all material respects in accordance with those provisions to the extent they apply.

          There have been no acts or omissions relating to any Benefit Arrangement that has resulted or may result in the imposition of fines, penalties, taxes or related charges under ERISA or the Code, including, but not limited to (i) ERISA sections 502(c), (i) or (l); (ii) ERISA section 4071; (iii) the prohibited transaction provisions of ERISA section 406 or Code section 4975;
(iv) or the imposition of a lien pursuant to Code sections 401(a)(29) or 412(n).

          Unless disclosed in Exhibit A, each Benefit Arrangement has been fully operated and administered in all material respects in accordance with its terms. Each Benefit Arrangement that is intended to comply with section 401(a) of the Internal Revenue Code or ERISA complies in all material respects in form, operation and administration with such provisions to the extent they apply.

          All contributions (including all employer contributions and employee salary reductions contributions, if any) which are due have been paid to each Benefit Arrangement.

          (r) Absence of Defaults and Violation.  Except as disclosed in Exhibit
              ---------------------------------
A attached hereto and made a part hereof, neither Commercial nor its subsidiaries (i) are in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which they are a party or by which any of them or any of their properties is bound and which is material to the consolidated financial condition, businesses or operations of Commercial,
(ii) are subject to any decree, order, writ or injunction of any court or authority which materially restricts their operations or requires any material actions, (iii) are in violation of any law, rule or regulation known and applicable to them which could materially affect the consolidated financial condition, assets, businesses or operations of Commercial; or (iv) has received notification from any agency or department of any federal, state or local governmental or regulatory authority or the staff thereof asserting that any of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental or regulatory authority or regulatory authority enforces, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect the consolidated financial condition, assets, business, or operations of Commercial or its subsidiaries.

          (s) Other Transactions.  Nothing herein shall be construed to limit at
              ------------------
any time the ability of Commercial or any of its subsidiaries from entering into other agreements or transactions pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries.

          (t) Environmental Concerns.    Unless otherwise indicated in Exhibit
              ----------------------
A, to the knowledge of their respective chief executive and chief financial officers, neither Commercial nor its subsidiary banks own any property where:

                    1. Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

                    2. Aboveground or underground storage tanks are or have been located;

                    3. Spills, discharges, releases, deposits of material amounts of any Hazardous Substances have occurred;

                    4. Hazardous Substances have been released on adjacent properties which could migrate on to the property of Commercial or any of its subsidiaries;

                    5. An investigation or administrative proceeding by a governmental agency or a lawsuit by a governmental agency or private third party has occurred involving Applicable Environmental Law or where the property contains conditions which would give rise to such an event; or

                    6. Solid waste, as defined in the West Virginia Solid Waste Management Act, West Virginia Code (S) 20-5F-1 et seq., has been
                                                              -- ---
               disposed of.

          To the knowledge of their respective chief executive and chief financial officers, neither Commercial nor any of its subsidiary banks has a loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a claim of violation of Applicable Environmental Law.

          For purposes of this Agreement, (i) the term "Applicable Environmental Law" shall include but shall not be limited to the laws and implementing regulations of the United States Government, the State of West

Virginia and local governments, whether currently in existence or hereafter enacted, that govern: (a) the existence, cleanup and/or remedy of or for hazardous substance contamination on property; (b) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination; (c) the control of hazardous substances and hazardous substance waste; and (d ) the reporting, use, generation, transport, treatment and removal of Hazardous Substances and (ii) the term "Hazardous Substance" shall mean any substance which at any time is toxic, ignitable, reactive or corrosive and that is regulated by any Applicable Environmental Law or which has been or shall be determined at any time by any agency or court to be a toxic, ignitable, reactive or corrosive substance regulated under Applicable Environmental Law or detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous wastes", "extremely hazardous wastes" or a "hazardous substances" pursuant to any Applicable Environmental Law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials and petroleum.

                (u) Matters Relevant to Tax Treatment.
                    ---------------------------------

                  (i) Commercial has no plan or intention to liquidate CWV; to merge CWV with or into another corporation; to sell or otherwise dispose of the stock of CWV; or to cause CWV to sell or otherwise dispose of any of the assets of Gateway acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in I.R.C. Section 368(a)(2)(C).

                  (ii) Following the Merger, CWV will continue the historic business of Gateway or use a significant portion of Gateway's business assets in such business.

                  (iii) Commercial has no plan or intention to reacquire any of its stock issued in the Merger.

                  (iv) Neither Commercial nor CWV has any plan or intention to sell or otherwise dispose of any of the assets of Gateway acquired in the Merger, except for dispositions made in the ordinary course of business, dispositions in arm's length transactions made to avoid duplicative facilities or to comply with regulatory requirements.

                  (v) Prior to the Merger, Commercial will be in control of CWV within the meaning of I.R.C. Section 368(c).

                  (vi) Following the Merger, CWV will not issue additional shares of its stock that would result in Commercial losing control of CWV within the meaning of Section 368(c).

                  (vii) Neither Commercial nor CWV are investment companies, as defined in I.R.C. Section 368(a)(2)(F)(iii) and (iv).

                  (viii) The payment of cash to Gateway shareholders in lieu of fractional shares of Commercial stock is not separately bargained for consideration and is solely for the purpose of saving Commercial the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the Merger to the Gateway shareholders instead of issuing fractional shares of Commercial stock will not exceed 1% of the total consideration to be issued in the transaction to Gateway shareholders in exchange for their shares of Gateway common stock. The fractional share interests of each Gateway shareholder will be aggregated and no Gateway shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Commercial stock.

                  (ix) None of the compensation received by any shareholder-employee of Gateway will be separate consideration for, or allocable to, any of his or her shares of Gateway stock; none of the shares of Commercial stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          2.2. Representation and Warranties of Gateway.  Unless disclosed in
               ----------------------------------------
Exhibit C hereto as of the date of this Agreement and as of the date of the consummation of the transactions contemplated herein, Gateway represents and warrants the following to Commercial and CWV:

              (a) Organization.  Gateway is a West Virginia corporation duly
                  ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. Bank of McMechen is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Each has all of the requisite corporate power and authority to own and lease its properties and to conduct its business as it is now being conducted and as currently contemplated to be conducted.

             (b) Authority of Gateway. Subject to all applicable state and
                 --------------------
federal regulatory approvals and the requisite shareholder approval, Gateway has the power to enter into this Agreement and to cause the transaction contemplated herein to be carried out. The execution and delivery of this Agreement and the consummation of the transaction contemplated herein have been duly authorized by the Board of Directors of Gateway. Except for the ratification, confirmation and approval of this Agreement by Gateway's stockholders, no other acts or proceedings on its part are necessary to authorize the transaction contemplated by this Agreement. Upon its execution and delivery, subject only to shareholder ratification, confirmation and approval, this Agreement constitutes the valid and legally binding obligation of Gateway. Subject to obtaining the permits, approvals, consents and authorizations set forth in

Article IV hereto, the execution and delivery of this Agreement does not, and the consummation of the transaction contemplated herein will not, violate (i) any provision of the Articles of Incorporation or Bylaws of Gateway, (ii) any laws of the State of West Virginia or of the United States of America or (iii) any other material restriction of any kind or character to which Gateway is subject. No acceleration of payment, default, breach or termination will occur in any material respect by virtue of the consummation of the transaction contemplated in this Agreement under any material contract, agreement, deed of trust, note, instrument, order, judgment or decree.

          (c) Capital Stock of Gateway.  Gateway has one class of capital stock
              ------------------------
consisting of 200,000 shares of authorized common stock having a par value of $12.50 per share, 66,652 of which are issued and outstanding. The outstanding shares of Gateway stock have been duly and validly authorized and issued and have not been issued in violation of any preemptive rights of any of its shareholders. Gateway holds 4,628 shares of its stock as treasury stock, none of which has been acquired within the last two (2) years.

          (d) Absence of Certain Changes.  Except as disclosed in Exhibit C
              --------------------------
attached hereto and made a part hereof, since June 30, 1997:

              (i) There has been no change in the assets, consolidated financial condition, or results of operations of Gateway, taken as a whole, which has had, or changes which in the aggregate have had, a materially adverse effect on Gateway's assets, financial condition or operations, nor has any event occurred which is known to the officers of Gateway which may result in such changes.

              (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition or operations of Gateway;

              (iii) Gateway has not disposed of or agreed to dispose of any of its material properties or assets, nor has either leased to others, or agreed to so lease, any of such material properties or assets;

              (iv) There has not been any change in the authorized, issued or outstanding capital stock of Gateway or any material change in the outstanding debt of Gateway, other than changes due to payments in accordance with the terms of such debt and other than the acceptance of deposits by Gateway in the ordinary course of business;

              (v) There has not been, nor will there be, any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the common stock of Gateway except for dividends of up to twenty (20) cents per share per quarter; provided that Gateway shall not pay such a dividend for any quarter for which Gateway shareholders will be entitled to receive a dividend as Commercial shareholders;

              (vi) Gateway has not granted at any time any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever except as granted or agreed to in this Agreement;

              (vii) No change has occurred in the personnel who are key personnel with respect to the operations of Gateway; nor has there been any increase in the compensation or fees payable by Gateway to its directors, officers, employees or former employees, nor has there been any increase in any loans, bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors, officers, employees or former employees;

              (viii) Gateway has not made any loan or advance, other than in the ordinary course of business;

              (ix) Gateway has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of any material capital asset or of capital assets which in the aggregate would be material;

              (x) Except transactions contemplated herein, Gateway has not entered into any other material transaction, contract or lease, or incurred any other material obligation or liability; and

              (xi) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or operations of Gateway, and it has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of Gateway.

          (e) Taxes.  Except as disclosed in Exhibit C  attached hereto
              -----
and made a part hereof:

              (i) Gateway has filed all federal income tax returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all taxes shown to be due on such returns and, in the opinion of its chief executive and chief financial officer, has adequately reserved or recognized for all current and deferred taxes;

              (ii) Neither the IRS nor any other taxing authority is now asserting against Gateway or its subsidiary, or, to its knowledge, threatening to assert against either of them, any material deficiency or material claim for additional taxes, interest or penalties;

              (iii) There is no pending or threatened examination of the federal income tax returns of Gateway and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC (S) 6501(a), no tax year of Gateway remains open to the assessment and collection of additional federal income taxes; and

              (iv) There is no pending or threatened examination or outstanding liability for any West Virginia state taxes, except for tax liabilities not yet due and payable.

          (f) Litigation, Etc.  Except as disclosed in Exhibit C attached
              ---------------
hereto and made a part hereof, neither Gateway nor its subsidiary is a party to, or, to the knowledge of its chief executive officer, threatened with, any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement, or which, individually or in the aggregate, might have a materially adverse affect on its assets, financial condition or operations or on any of its material contractual rights; and there is no outstanding material order, writ, injunction or decree of any court or governmental agency against or affecting Gateway or a material portion its business or assets.

          (g) Absence of Defaults and Violations.  Except as disclosed in
              ----------------------------------
Exhibit C attached hereto and made a part hereof, Gateway and its subsidiary are not (i) in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which it is a party or by which it or its properties are bound and which is material to its financial condition, businesses or operations, (ii) subject to any judgment, decree or order of any court or order, agreement, or similar arrangement with a regulatory authority which materially restricts it operations or requires any material action, (iii) in violation of any law, rule or regulation known and applicable to either of them which then violation of which could materially affect their financial condition, assets, businesses or operations, or (iv) in receipt of notification from any agency or department of any federal, state or local governmental or regulatory authority or the staff thereof asserting that either of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces and which lack of compliance could materially affect the financial condition, assets, business or operations of either of them, or any threat to revoke any license, franchise, permit or governmental or regulatory authorization which could materially affect the financial condition, assets, business or operations of either of them.

          (h) Absence of Undisclosed Assets and of Undisclosed Contingent
              -----------------------------------------------------------
Liabilities.  Except to the extent reflected on the latest financial statements
-----------
of Gateway delivered to Commercial or except as disclosed in Exhibit C attached hereto and made a part hereof, Gateway and its subsidiary have no undisclosed assets, or any material claim, liability, obligation, or any known asserted claim, secured or unsecured, any of which is material (whether accrued, absolute, contingent or otherwise), against either of them or either of their assets.

          (i) Financial Statements.  Gateway has delivered to Commercial copies
              --------------------
of the audited financial statements of Gateway for the year ended December 31, 1996, and unaudited statements for the period ended June 30, 1997, consisting of Balance Sheets, Statements of Income, and Statements of Changes in Stockholders' Equity and Statements of Cash Flows and notes thereto. Gateway represents and warrants that its financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present the financial position of Gateway as of the date thereof and the results of its operations for each period specified therein.

          (j) Real Property.   Gateway or its subsidiary owns  the real property
              -------------
shown on Exhibit C. Except as disclosed on Exhibit C, each is the owner of good and marketable title in fee simple of the real property reflected on its books
and records as being owned  by it.    All real property owned by Gateway or its
subsidiary is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable.

          (k) No Adverse Event.  Since June 30, 1997, there has been no change,
              ----------------
other than changes in the ordinary course of business, which, individually or in the aggregate, has or have materially and adversely affected the financial condition, results of operations or businesses of Gateway.

          (l) Material Contracts.  Except as disclosed in Exhibit C attached
              ------------------
hereto and made a part hereof, Gateway or its subsidiary is not a party to, or bound or affected by, nor receives benefits under (i) any material agreement, arrangement or commitment not cancelable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of business consistent with its past practice and negotiated on an arm's length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer.

          (m) ERISA.  For purposes of this Agreement, Benefit Arrangement means
              -----
(i) any employee welfare benefits plan or employee pension benefit plan within the meaning of section 3(1) or section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (ii) any profit sharing, deferred compensation, bonus, stock option, pension retainer, consulting, retirement, severance, welfare, or incentive plan, agreement, or arrangement; or (iii) any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors, or agents, including, but not limited to benefits relating to automobiles, clubs, vacations, child care, sabbatical, sick leave, medical benefits, dental benefits, hospitalization, life insurance and other types of insurance.

              Each Benefit Arrangement that is subject to (i) the group health care continuation coverage requirements of section 4980B of the Internal Revenue Code of 1986 (the "Code") and sections 601-608 of ERISA; (ii) the secondary payor requirements imposed by section 1862 of the Social Security Act; or (iii) the health insurance portability and anti-discrimination requirements of Part 7 of ERISA (29 U.S.C. (S)(S) 1181-1183), has been operated in all material respects in accordance with those provisions to the extent they apply.

              There have been no acts or omissions relating to any Benefit Arrangement that has resulted or may result in the imposition of fines, penalties, taxes or related charges under ERISA or the Code, including, but not limited to (i) ERISA sections 502(c), (i) or (l); (ii) ERISA section 4071; (iii) the prohibited transaction provisions of ERISA section 406 or Code section 4975;
(iv) or the imposition of a lien pursuant to Code sections 401(a)(29) or 412(n).

              Unless disclosed in Exhibit C, each Benefit Arrangement has been fully operated and administered in all material respects in accordance with its terms. Each Benefit Arrangement that is intended to comply with section 401(a) of the Internal Revenue Code or ERISA complies in all material respects in form, operation and administration with such provisions to the extent they apply.

              All contributions (including all employer contributions and employee salary reductions contributions, if any) which are due have been paid to each Benefit Arrangement.

          (n) Regulatory Reports.  Gateway and its subsidiary have filed all
              ------------------
material reports required to be filed by it with all applicable banking regulators, and with any other regulatory authority to which it must report, and such reports have been completed in accord with applicable regulations and requirements.

          (o) Environmental Concerns.    Unless otherwise indicated in Exhibit
              ----------------------
C, to the knowledge of its chief executive and chief financial officer, Gateway and its subsidiary own or lease no property where:

              (i) Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

              (ii) Aboveground or underground storage tanks are or have been located;

              (iii) Spills, discharges, releases, or deposits of material amounts of any Hazardous Substances have occurred;

              (iv) Hazardous Substances have been released on adjacent properties which could migrate on to the property of Gateway or its subsidiary;

              (v) Any investigation or administrative proceeding by a governmental agency or any lawsuit by a governmental agency or private third party has occurred involving Applicable Environmental Law or where the property contains conditions which would give rise to such an event; or

              (vi) Solid waste, as defined in the West Virginia Solid Waste Management Act , West Virginia Code (S) 20-5F-1 et seq., has been disposed of.

          To the knowledge of its respective chief executive and chief financial officer, Gateway and its subsidiary have no loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a claim of violation of Applicable Environmental Law.


                                   ARTICLE III
                                  ------------
                             ADDITIONAL AGREEMENTS
                             ---------------------

          3.1  Approval of Gateway Shareholders.  Gateway will submit to its
               --------------------------------
shareholders, as part of the proxy materials prepared for its shareholders' consideration, this Agreement, and the transaction contemplated herein, for approval, ratification and confirmation by the holders of at least a majority of the issued and outstanding shares in accordance with law.

          3.2  Approval of Commercial Shareholders and Sole Shareholder of CWV.
               ---------------------------------------------------------------
Commercial will vote all its shares in CWV in favor of the Merger of Gateway into CWV.

          3.3  Rights of Dissenting Stockholders.  Any shareholder of Gateway
               ---------------------------------
who properly perfects his or her right to dissent under West Virginia Code (S) 31-1-123 (the "West Virginia Appraisal Statute") shall be entitled to the fair value of such shares as determined in the West Virginia Appraisal Statute.

          3.4  Regulatory Approval.  Commercial and CWV, with Gateway's
               -------------------                     -
cooperation and assistance, will prepare and file with the Board of Governors of the Federal Reserve System ("FRB"), the West Virginia Board of Banking and Financial Institutions and any other applicable regulatory authority all applications required to seek approval of the Merger. The parties hereto agree to expeditiously, continuously and aggressively pursue regulatory approval of the transactions contemplated herein. Commercial shall provide Gateway with copies of all correspondence, applications, and other documents submitted in the regulatory approval proceedings.

          3.5  Conduct of Business by Gateway and Its Subsidiary Until Closing.
               ---------------------------------------------------------------
Gateway acknowledges and agrees that the obligations contained in this Section
3.5 are an integral part of the consideration for this Agreement and that Commercial's commitments herein are conditioned upon performance of these operational covenants. Unless the prior written consent of Commercial is obtained, or unless otherwise provided for herein, Gateway, between the date of this Agreement and the Merger Effective Date will:

               (a) Take no action, and not permit any action to be taken, which will have a material adverse effect upon Gateway or its subsidiary, or their respective properties, financial condition, businesses or operations, including, without limitation, the commencement of any new branch banking operation.

               (b) Take no action or do anything (i) which will cause Gateway or its subsidiary to be, as of the Merger Effective Date, in violation of any of their respective representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in this Agreement.

               (c) Take no action to reclassify or alter Gateway's authorized stock, to issue shares of capital stock, debt instruments, or other securities, or to amend the Articles of Incorporation or Bylaws of Gateway or its subsidiary.

               (d) Not pay or declare any dividend or make any other distribution in respect of Gateway's shares of common stock or acquire for value any of such shares or pay any dividend, except as permitted herein.

               (e) Take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or other encumbrance any of Gateway's material assets; to dispose of any material assets; or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted.

               (f) Afford to the officers, attorneys, accountants, and other authorized representatives of Commercial full access to the respective properties, books, tax returns and records of Gateway and its subsidiary, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Gateway and its subsidiary as Commercial deems necessary or advisable. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the transaction contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information any of them learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to them or third parties, including all copies thereof. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

                   The parties hereto shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transaction contemplated hereby.

               (g) Promptly advise Commercial of any material adverse change in the financial condition, assets, businesses or operations of Gateway or its subsidiary and of any material breach of any representation, warranty, covenant or agreement made by Gateway or its subsidiary set forth in this Agreement.

               (h) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect Gateway or its subsidiary against losses for which insurance protection can be obtained at reasonable cost.

               (i) Take no action, and take such reasonable steps as are practicable to avoid any action to be taken to change the senior management of Gateway; to increase any compensation, benefits, or fees payable by Gateway to their respective directors and officers, employees, or former employees; or to increase any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors, employees; provided, however, that Gateway and its subsidiary may: (i) make such increases in salary or wages as may be required by law and (ii) at the time of its regular periodic compensation adjustments, make increases in salaries and wages in amounts not to exceed three percent (3%) of any individual's salary or wage rate.

               (j) Take no action (i) to acquire, or to be acquired by, to merge or merge with, any company or business;, (ii) to sell substantially all of Gateway or its subsidiary's assets, or to enter into any similar transaction other than pursuant to the provisions of this Agreement; or (iii) to acquire any branch, or, except in the ordinary course of business, any material assets of any other company or business.

               (k) Take no material action, and not permit any material action to be taken, whatsoever with respect to its properties, assets, businesses or operations, other than in the ordinary course of its business.

               (l) Not permit the loan loss reserve to be less than $225,000 before the Merger Effective Date, less any amounts recovered from previously charged-off loans; and in addition, Gateway agrees that it will (i) properly and timely charge-off any loan losses, as required by any applicable regulatory agency and prudent banking practices, and (ii) at the time of any such charge-off, Gateway will make a provision to the loan loss reserve equal to the amount of the loss, less the specific amount allocated in the reserve, if any, relating to the charged-off loan (such specific amounts having been previously identified in writing by loan and amount). The requirements of this subparagraph (l) are qualified in that Gateway is not obligated to take the actions set forth if such action will cause Gateway to report a loss in any quarter; in which case Gateway shall fulfill the foregoing requirements to the extent possible without producing a loss. The requirements of this subparagraph shall not be construed to preclude the payment of bonuses otherwise expressly authorized herein.

               (m) Make no loans including but not limited to any extension, renewal, modification or refinancing of an existing loan, in excess of $150,000, without Commercial's prior written consent, which consent will not be unreasonably withheld.

               (n) Not sell, trade or purchase any securities in its investment portfolio without prior consent of Commercial's Chief Financial Officer, which will not be unreasonably withheld.

          3.6  Conduct of Business by Commercial Until Closing.  Commercial, as
               -----------------------------------------------
a bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, Commercial may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of this Agreement. In the event that Commercial should reach an understanding with another entity regarding a merger, purchase or consolidation, Commercial may proceed with a merger, purchase or consolidation concurrently with the acquisition by merger contemplated by this Agreement.

               Notwithstanding the prior paragraph of this Section 3.6 to the contrary, unless the prior written consent of Gateway is obtained, Commercial, between the date hereof and the Effective Time of the Merger, shall:

               (a) Take no action, and not permit any action to be taken, by it or its subsidiaries, which will have a material adverse effect upon any of their properties, financial conditions, businesses or operations.

               (b) Take no action or do anything (i) which will cause Commercial or CWV to be in violation of their representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement.

               (c) Promptly advise Gateway of any material adverse change in the financial condition, assets, businesses or operations of Commercial and any breach of any representation, warranty, covenant or agreement made by Commercial or CWV in this Agreement.

               (d) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect fully Commercial and its subsidiaries against losses for which insurance protection can reasonably be obtained.

               (e) Afford to the officers, attorneys, accountants, and other authorized representatives of Gateway full access to the respective properties, books and records of Commercial and its subsidiaries, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Commercial and its subsidiaries as they deem necessary or advisable. The parties hereto and their respective affiliates shall use all information that any of them obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to it or to any third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

          3.7  Proxy Statement.  It is understood that as an integral part of
               ---------------
the transaction contemplated by this Agreement, proxy materials must be prepared and sent to Gateway shareholders presenting certain disclosures about Commercial, Gateway and the transaction contemplated herein. Gateway agrees to assist in the due diligence related thereto, and to cooperate fully in the preparation of the proxy materials to be sent to the shareholders of Gateway. The proxy materials sent to shareholders of Gateway shall be subject to prior review and approval by of the management of Gateway.

          3.8  Directors, Independent Bank. In order to assure continuity, the
               ---------------------------
parties agree as follows:

               (a) Board of Directors. Commercial and CWV agree that the current
                   ------------------
Board of Directors of The Bank of McMechen (designated on the signature page, the "Current Board") will continue to constitute a majority of its Board of Directors for at least two (2) years from the Closing, unless any such member shall resign, die or be removed for cause. Commercial shall select up to two (2) additional representatives to serve on the Board of Directors, and the parties hereto shall cause to be made any amendments to the Articles of Incorporation or Bylaws of The Bank of McMechen necessary to increase the size of its Board of Directors.

               (b) Independent Bank. Further, The Bank of McMechen shall remain
                   ----------------
an independent subsidiary bank for a period of not less than two (2) years from the Closing; provided, however, that The Bank of McMechen need not remain an independent subsidiary bank for said two (2) year period if (i) a majority of the Current Board then serving on The Bank of McMechen Board of Directors, approve a merger, consolidation or other restructuring or (ii) all of the existing seven (7) subsidiary banks currently owned by Commercial are merged, consolidated or otherwise combined into a single subsidiary. In the event the transaction contemplated by the preceding subparagraph (ii) is consummated, the Current Board (as defined above) shall be entitled (a) to serve as members of an advisory board to the surviving subsidiary bank for the remainder of the two (2) year period referred to herein and (b) to receive directors fees equal to an amount that is not less than the fees received by the Current Board as of the date of this Agreement.

               (c) Commercial Board of Directors.  The continuing members of the
                   -----------------------------
Current Board, after the Closing, shall nominate a representative to the Board of Directors of Commercial. Commercial agrees, in turn, to elect the nominee to its Board of Directors, effective as of the Closing and to include the nominee among its slate of directors at the next annual meeting of its shareholders.

          3.9  Employees of Bank of McMechen.  Commercial anticipates that all
               -----------------------------
employees of Bank of McMechen will continue their employment following the Closing. If, however, Commercial finds it necessary to terminate any current employee of the Bank of McMechen due to a reduction in staff during the first twelve months after Closing, it will provide severance for those terminated employees. Severance will equal one week's base pay for each full year of continuous service as an employee of the Bank of McMechen as of the severance date. Any officer of the Bank of McMechen (excluding Michael E. Moore) who is terminated will receive severance equal to two weeks' base pay for each full year of continuous service as an employee of the Bank of McMechen as of the severance date. Severance will be in addition to any payment for accumulated vacation. Severed employees will be offered health benefits paid for entirely by the employee under COBRA. Notwithstanding the foregoing, in no event shall the severance to which an employee or officer is entitled exceed fifty-two (52) weeks of base pay.

                                   ARTICLE IV
                                  -----------
                                   CONDITIONS
                                   ----------

          4.1  Conditions to Obligations of All Parties.  Subject to the
               ----------------------------------------
respective right of each party to waive any condition required to be met by the other party or parties hereto by this Section 4.1, the parties are not obligated to consummate, or to cause to be consummated, the transactions contemplated by this Agreement unless:

               (a) Shareholder Approval of Transaction. Before the Closing,
                   -----------------------------------
Gateway shall have obtained the approval, ratification and confirmation of this Agreement and the transaction contemplated herein by the requisite vote of its shareholders, as required by law and by any applicable provision of its articles of incorporation and bylaws.

               (b) CWV. Commercial shall have caused the organization and
                   ---
chartering of CWV and CWV shall have executed the Adoption Agreement.

               (c) Absence of Restraint. No order to restrain, enjoin or
                   --------------------
otherwise prevent the consummation of the transaction contemplated in this Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date.

               (d) Governmental Approvals. There shall have been obtained by the
                   ----------------------
Merger Effective Date any and all permits, approvals and consents of every governmental body or regulatory authority which are necessary or appropriate so that consummation of the transaction contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those the FRB, the Board of Banking and Financial Institutions and any other governmental or regulatory authority with jurisdiction over the transaction.

               (e) Compliance with Representations, Warranties and Additional
                   ----------------------------------------------------------
Agreements.  All of the representations and warranties of the parties contained
----------
in this Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated and permitted by this Agreement or otherwise consented to in writing by the appropriate party to this Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in this Agreement to be performed by it at or before the Merger Effective Date. At the Closing of the transaction contemplated herein, each party shall have received from the other party to this Agreement, a certificate, in affidavit form, dated as of the date of the Closing, signed by the other party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this Section 4.1(e) are true and correct to the best of their knowledge and belief.

               (f) Securities Law Compliance. The Registration Statement to be
                   -------------------------
filed by Commercial with the Securities and Exchange Commission pursuant to
Section 2.1(m) hereof, shall be declared effective on or before the date of the Closing. No order suspending the effectiveness thereof shall have been issued which remains in effect on the date of the Closing, and no proceedings for that purpose shall, before the Closing, have been initiated or, to the best knowledge of Commercial, threatened. All state securities and "blue sky" permits or approvals required to carry out the transaction contemplated in this Agreement shall have been received to permit free trading of the Commercial stock issued to the non-affiliate Gateway shareholders.

               (g) Confidentiality. Commercial and Gateway shall each execute
                   ---------------
mutually agreed upon confidentiality agreements.

               (h) Accounting Treatment. All criteria for the Merger to be
                   --------------------
accounted for under the pooling of interests method of accounting shall have been met, and no party hereto shall knowingly take any action which would have the effect of disqualifying the Merger under the pooling of interests method of accounting.

               (i) All criteria to assure the tax-free exchange of Gateway shares for Commercial shares shall have been met.

               (j) Commercial and/or The Bank of McMechen, as appropriate, shall have negotiated, for execution as of Closing: (1) an employment agreement with change of control provisions for a term of not more than three (3) years from the date of the Closing, with Michael E. Moore, President and (2) a change of control agreement with Linda Miller, Chief Operating Officer; both of which must be, in form and substance, satisfactory to Commercial.

          4.2  Additional Conditions to Obligations of Commercial.
               --------------------------------------------------

               (a) Shareholder Approval. Holders of an aggregate of greater than
                   --------------------
10% of the issued and outstanding shares of Gateway shall not have perfected their rights to dissent to the transaction contemplated herein.

               (b) Counsel's Opinion. Commercial shall have received an opinion
                   -----------------
of counsel for Gateway dated as of the Merger Effective Date, to the effect that:

                   (i) Gateway is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of West Virginia;

                   (ii) The authorized capital stock and the number of shares issued and outstanding of Gateway are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Gateway. As of such date, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Gateway.

                   (iii) Gateway has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Gateway and constitutes the legal, valid and binding obligation of Gateway, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

                   (iv) The Affiliate's agreements in the form of Exhibit D executed on or prior to the Merger Effective Date have been duly executed and delivered by the Gateway directors and constitute the legal, valid and binding obligation of the respective directors and are enforceable in accordance with their terms.

                   (v) All necessary corporate proceedings have been duly and validly taken by Gateway, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Gateway and the consummation of the transaction contemplated herein.

                   (vi) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to Gateway contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

                   (vii) The consummation of the transaction contemplated herein will not violate or result in a breach of, or constitute a default under, the articles of incorporation or bylaws of Gateway, or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of Gateway, and to which it is a party or by which it or any of its property is bound.

               (c) Affiliates Agreements.  Commercial shall have received an
                   ---------------------
agreement, in the form of Exhibit D hereto, executed and delivered by each shareholder of Gateway who, in the reasonable opinion of Commercial, may be deemed an "affiliate" of Gateway, as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission.

             4.3  Additional Conditions to Obligations of Gateway.
                  -----------------------------------------------

               (a) Opinion of Counsel.  Gateway shall have
                   ------------------
received the opinion of counsel to Commercial to the effect that:

                   (i) Commercial is a West Virginia corporation, validly existing and in good standing under the laws of West Virginia and is duly authorized to own its properties and to conduct its business as presently conducted. CWV is validly existing and in good standing under the laws of the State of West Virginia is duly authorized to own its properties and to conduct its business as presently conducted.

                   (ii) All necessary corporate proceedings have been duly taken by Commercial and CWV to the extent required by law, their respective articles of incorporation, bylaws or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Commercial and CWV (once it executes the Adoption Agreement) and is enforceable against them in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally.

                   (iii) All regulatory approvals of federal or state banking authorities and regulators necessary to consummate the transactions contemplated herein have been obtained.

                   (iv) Counsel has reviewed the proxy statement described herein with respect to all information relating to the Merger and to Commercial and CWV contained therein, and knows of no respect in which the proxy statement contained any false or misleading statement of any material fact or of any failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to the financial statements and other financial data as to which counsel expresses no opinion.

               (b)  Tax Opinion.  On or before the Closing, Gateway shall have
                    -----------
received an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C., Charleston, West Virginia in a form reasonably satisfactory to Gateway's counsel to the effect that:

                   (i) The statutory merger of Gateway with and into CWV will constitute a tax-free reorganization within the meaning of IRC Section 368(a)(1)(A) and IRS Section 368(a)(2)(D);

                   (ii) Except as provided in (iii) immediately below, no gain or loss will be recognized by a Gateway shareholder as a result of the exchange of the stock owned by Gateway in the Bank of McMechen in exchange for the Commercial stock by Gateway and the subsequent liquidation of Gateway and distribution of the stock held by Gateway in Commercial to the shareholders of Gateway in exchange for their stock in Gateway.

                   (iii) The shareholders of Gateway will recognize gain or loss on the receipt of cash, if any, received in lieu of fractional shares. The provisions of IRC Section 302 will govern whether the character of the gain will be ordinary income or capital gain.

                   (iv) The tax basis of the shares of Commercial received by each shareholder of Gateway will equal the tax basis of such shareholder's shares of Gateway (reduced by any amount allocable to fractional share or interests for which cash is received) exchanged in the merger.

                   (v) The holding period for the shares of Commercial received by each shareholder of Gateway will include the holding period for the shares of Gateway of such shareholder exchanged in the merger.

                   (vi) Commercial will not recognize any gain or loss as a result of the merger.

                   (vii) Bank of McMechen will not recognize any gain or loss as a result of the merger.

                   (viii) Gateway will not recognize any gain or loss as a result of the merger and its subsequent liquidation.

                   (ix) A Gateway shareholder who dissents from the transaction and receives solely cash in exchange for his stock in Gateway will be treated as having received such cash in redemption of his or her Gateway stock subject to the provisions of IRC (S)(S) 302 and 318.

               (c) Fairness Opinion. The board and shareholders of Gateway shall
                   ----------------
have received the opinion of Charles Webb & Company that the transaction is fair, from a financial perspective, to the shareholders of Gateway.


                                    ARTICLE V
                                   ----------
                                    CLOSING
                                    -------

          5.1  Closing.   The closing (the "Closing") of each merger transaction
               -------
shall take place at the principal office of Commercial, or such other place as may be agreeable to the parties hereto, shall consist of the exchange of items required hereby and the filing of the Articles of Merger. The parties will use their best efforts to close on or about December 31, 1997. The payment of the Merger Consideration will commence as soon as possible after the Merger Effective Date.


                                   ARTICLE VI
                                  -----------
                                 MISCELLANEOUS
                                 -------------

          6.1  Termination.  This Agreement may be terminated and canceled, and
               -----------
the transaction contemplated herein may be abandoned, notwithstanding shareholder authorization, at any time before the Merger Effective Date as follows:

               (a) By mutual consent of the Board of Directors of Commercial and Gateway as evidenced by a majority vote of each of their respective Boards of Directors; or

               (b) By Commercial, if any of the conditions required to be satisfied by Gateway specified in Sections 4.1 and 4.2 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

               (c) By Gateway, if any of the conditions required to be satisfied by Commercial specified in Section 4.1 and 4.3 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

               (d) By any party, if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

          In any event, the obligations of the parties under this Agreement shall terminate March 31, 1998, if the Closing has not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.

          In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other parties hereto all documents, work papers and other material obtained from it or any of its subsidiaries relating to the transaction contemplated herein, whether obtained before or after the execution hereof, and will continue to treat as confidential all such information in the same manner as it treats similar confidential information of its own and shall cause its and its subsidiaries' employees, agents and representatives, to keep all such information confidential except for such disclosures that are required by law or regulation or by rule, order or decree or any court or government agency.

          6.2  Expenses.  Each of the parties to this Agreement agrees to pay,
               --------
without a right to reimbursement from the other party hereto and whether or not the transaction contemplated in this Agreement shall be consummated, all of the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the transaction contemplated herein.

          6.3  Survival of Provisions.  The representations, warranties,
               ----------------------
obligations and other agreements contained in all sections of Article I and
Article II and Sections 3.5(f) and 6.2 of this Agreement shall survive the consummation of the transactions contemplated herein and shall be and remain strictly enforceable thereafter in accordance with the terms thereof for the period of three (3) years after the date each merger transaction is consummated. Except as aforesaid, and except as may be otherwise explicitly provided in this Agreement, the respective representations, warranties, obligations and other agreements of the parties hereto shall not survive the Closings.

          6.4  Individual Directors of Gateway.  The Directors of Gateway have
               -------------------------------
executed this Agreement solely to evidence their assent hereto and for the express purpose of binding them, to the extent consistent with and not in violation of their fiduciary duty, to the fulfillment of each of the terms and conditions hereof by the respective parties and the diligent, expeditious and good faith pursuit and timely consummation of the transaction contemplated herein. The Directors of Gateway further agree to cooperate fully with the parties hereto, their employees, representatives and agents, in consummating the transaction as proposed and each agrees to vote the shares he or she beneficially owns and the shares as to which he or she controls or exercises voting authority or power in favor of the Merger. The Directors of Gateway agree to take no action inconsistent with this Agreement or the consummation of the Merger; provided, that each Director shall act at all times in a manner consistent with his or her fiduciary responsibilities. Any shares beneficially acquired by a Gateway Director or as to which each such Director acquires control or the right to vote, will, without further action, be subject to the agreements contained in this paragraph 6.4.

          Each Director further acknowledges and agrees that his or her agreement to vote his or her shares in favor of the Merger is necessary to fulfill certain conditions precedent to consummation of the Merger.

          6.5  Amendment.  This Agreement may be amended by mutual consent of
               ---------
the Board of Directors of Commercial and Gateway, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. This Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.

          6.6  Assignability.  This Agreement shall inure to the benefit of and
               -------------
be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

          6.7  Notices.  Any notice or other communication required or permitted
               -------
under this Agreement shall be made in writing and shall be deemed to have been duly given or received if delivered in person or if sent by certified mail, with postage prepaid, addressed as follows:

TO COMMERCIAL:                            TO GATEWAY:

Larry Johnson                             Michael E. Moore
Commercial BancShares, Inc.               Bank of McMechen
415 Market Street                         700 Marshall Street
P. O. Box 1427                            P. O. Box 68
Parkersburg, West Virginia  26102-1427    McMechen, West Virginia  26040

COPY TO:                                  COPY TO:

Sandra M. Murphy, Esq.                    Evans L. King, Jr., Esq.
BOWLES RICE MCDAVID GRAFF                 STEPTOE & JOHNSON
         & LOVE, P.L.L.C.                 Bank One Center
600 Quarrier Street                       P. O. Box 2190
P. O. Box 1386                            Clarksburg, West Virginia  26302
Charleston, WV  25325-1386

          6.8    Entire Agreement.  This Agreement, together with all exhibits
                 ----------------
attached hereto, constitutes the entire agreement among the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the transaction contemplated herein and may not be changed except by amendment pursuant to the provisions of
Section 6.5 of this Agreement.

          6.9    Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed an original; but all of which shall constitute one and the same instrument.

          6.10   Governing Law.  Subject to the applicable law of the United
                 -------------
States of America, this Agreement shall be governed and construed in all respects, including, but not limited to, validity, interpretation and effect, pursuant to the laws of the State of West Virginia.

          6.11 Invalid Provisions.  The invalidity or unenforceability of any
               ------------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          6.12   Headings and Subheadings.  The headings and subheadings used in
                 ------------------------
this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

          6.13 Third-Party Beneficiaries.  Nothing in this Agreement shall be
               -------------------------
construed as and this Agreement shall not be deemed to be for the benefit of any third party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their corporate officers thereunto duly authorized.


Attest:                                  COMMERCIAL BANCSHARES, INCORPORATED


By /s/ Larry G. Johnson                  By /s/ William E. Mildren, Jr.
   -----------------------------            --------------------------------
         Larry G. Johnson                       William E. Mildren, Jr.
Its Secretary                            Its President
    ----------------------------             --------------------------------


Attest:                                  GATEWAY BANCSHARES, INC.

By /s/ Robert E. Durig                   By /s/ Michael E. Moore
   -----------------------------            --------------------------------
         Robert E. Durig                        Michael E. Moore
Its Chairman                             Its President
    ----------------------------            --------------------------------


                                         DIRECTORS OF GATEWAY BANCSHARES, INC.*



/s/ Dr. Robert E. Durig, Chairman        /s/Donald Eddy, Vice Chairman
---------------------------------        -----------------------------------
Dr. Robert E. Durig, Chairman            Donald Eddy, Vice Chairman


/s/ Dr. Thomas O. Dickey, Secretary      /s/Robert Munn, Jr.
-----------------------------------      -----------------------------------
Dr. Thomas O. Dickey, Secretary          Robert Munn, Jr.

/s/ Michael E. Moore                     /s/Linda Miller
-----------------------------------      -----------------------------------
Michael E. Moore                         Linda Miller



*[The Directors of Gateway have signed this Agreement solely to acknowledge their individual agreements contained in Sections 4.1(h) and 6.4.]

                                  EXHIBIT LIST



               Exhibit A -  Commercial Disclosures

               Exhibit B -  Adoption Agreement

               Exhibit C -  Gateway Disclosures

               Exhibit D -  Form of Affiliates Agreement

                                   EXHIBIT  A



                      COMMERCIAL BANCSHARES, INCORPORATED
                              DISCLOSURE SCHEDULE

                      COMMERCIAL BANCSHARES, INCORPORATED
                              DISCLOSURE SCHEDULE



          2.1(g)(iv) The Commercial BancShares, Incorporated Employee Stock Ownership Plan with 401(k) provisions ("KSOP") periodically purchases Commercial stock on behalf of participants of the KSOP.


          2.1(o)         Commercial has not filed its 1996 Federal income tax
return, but has been granted a six-month automatic extension of time to file. Commercial will file its return by the extension due date.

                                       35

                                   EXHIBIT B


                               ADOPTION AGREEMENT


          This Adoption Agreement is made and entered into as of __________________________, 1997, among CWV Holding Company, Inc. ("CWV"),
Gateway Bancshares, Inc. ("Gateway") and Commercial BancShares, Incorporated ("Commercial").

          WHEREAS, Commercial and Gateway have entered into that certain Agreement and Plan of Merger dated July ____, 1997 (the "Merger Agreement"), the provisions of which are incorporated herein by reference and made a part of this Adoption Agreement;

          WHEREAS, it is provided in Section 2.1 of the Merger Agreement that as soon as possible after the chartering of CWV, Commercial shall cause CWV to execute and enter into this Adoption Agreement to cause CWV to be bound by the applicable terms and conditions of the Merger Agreement;

          WHEREAS, the charter of CWV has now been issued;

          NOW THEREFORE, for and in consideration of the premises and mutual agreements of the parties, CWV, Gateway and Commercial do hereby agree as follows:

          1. CWV hereby joins in and agrees to be bound by the terms, representations, warranties, covenants, conditions and other provisions of the Merger Agreement applicable to it, to the same extent, as if it were an original party thereto.

          2. CWV agrees that it shall use its best efforts and good faith to take or cause to be taken as soon as practicable all actions on its part required to be taken to permit the consummation of the Merger Agreement and the Merger, as defined therein, and it shall cooperate fully with Gateway and Commercial to that end.

          3.   CWV also represents and warrants that:

               (a) CWV is a corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia.

               (b) CWV has the corporate power to execute and deliver this Adoption Agreement and has taken all action required by law, its charter, its bylaws or otherwise, to authorize the execution and delivery of this Adoption Agreement, the consummation of the Merger and the transaction contemplated in the Merger Agreement.

               (c) The Merger Agreement is the valid and binding obligation of CWV.

          IN WITNESS WHEREOF, CWV, Gateway Bank, Inc. and Commercial BancShares, Inc. have caused this Adoption Agreement to be duly executed as of the date first written above.

                              CWV HOLDING COMPANY, INC.


                              By:
                                  --------------------------------
                              Its:
                                  --------------------------------

                              GATEWAY BANCSHARES, INC.


                              By:
                                  --------------------------------
                              Its:
                                  --------------------------------



                              COMMERCIAL BANCSHARES, INCORPORATED


                              By:
                                  --------------------------------
                              Its:
                                  --------------------------------

                                   EXHIBIT  C



                 GATEWAY BANCSHARES, INC. REQUIRED DISCLOSURES

                 GATEWAY BANCSHARES, INC. REQUIRED DISCLOSURES


          2.2(d)(vii) Gateway Bancshares, Inc. granted a two percent (2%) increase in salaries for four of its executive officers effective July 1, 1997. The individuals who received salary increases are: Michael E. Moore, Chief Executive Officer; Linda Miller, Chief Operating Officer; Nancy Angalich, Vice President; and Larry Randolph, Assistant Vice President.


          2.2(f)       Litigation and (h) Absence of Undisclosed Assets and of
Undisclosed Contingent Liabilities

Becker, et al. v. The Bank of McMechen
--------------------------------------
Civil Action No. 96-C-40K
Circuit Court of Marshall County, West Virginia

          Thirteen customers whose names were used in an embezzlement scheme in 1992 by a former loan officer filed a complaint against The Bank of McMechen on counts of fraud, negligence, breach of fiduciary duty, conversion and outrage, and they seek punitive and compensatory damages.

          At a later date, nine of the plaintiffs dismissed their claims. The attorney for the remaining plaintiffs has informed The Bank of McMechen's attorneys that he intends to withdraw from the case. The Bank of McMechen is informed he has filed a motion to be allowed to withdraw, but the Court has not acted on it.

White, et al. v. Hall, et al.
-----------------------------
Civil Action No. 95-C-104K
Circuit Court of Marshall County, West Virginia

          The Bank of McMechen made a loan to Hall during November, 1994, using real estate as collateral which was deeded to Hall by her father, Hugh White. Mr. White is now deceased, and the executor is asking for a declaratory judgment to split the property among five children, claiming Mr. White's reduced judgment at the time the property was deeded to Hall. As lienholder, the Bank has been named in the complaint. The plaintiffs seek an order voiding the deed of trust.

The Bank of McMechen (Ohio Casualty Insurance Company)
------------------------------------------------------
v. Progressive Casualty Company
-------------------------------
Civil Action No. 97-C-1M
Circuit Court of Marshall County, West Virginia

          A complaint has been filed due to Progressive Casualty Company's failure to defend The Bank of McMechen in a prior lawsuit arising from the embezzlement referred to in the Becker case. Ohio Casualty Insurance Company is
                                ------
seeking recovery for its disbursements in an earlier case, which has been settled. Under certain agreements with the insurance company, The Bank of McMechen has the right to participate, in a fractional amount, in any recovery, and The Bank of McMechen also may have to pay, in a fractional amount, any attorney's fees and litigation costs and expenses incurred in this civil action.


          2.2(j)         The Bank of McMechen owns the following real estate:

                                                       Square Footage
                      Description            Building       Land       Total
                      -------------          ---------------------------------
1.   Main Bank        Lot 30 & N Pt. Lot 31  112,600       12,000     124,600
     700 Marshall     Doyle & Bloyd Addn.
     McMechen         &  1/2 abandoned E 7th
     Deed Book 121    St. McMechen Corp.
          page 452

2.   Loan Dept.       Lot 32 & Pt. Lot 31     60,400        6,700      67,100
     704 Marshall     Doyle & Bloyd Addn.
     McMechen         McMechen Corp.
     Deed Book 442
          page 183

3.   Drive -In        Pt Lts 30-31-32        108,500        3,500     122,000
     613 Marshall     Marshall St
     McMechen         BB McM Addn.
     Deed Book 463
          page 295

4.   Parking Lot      Lots 28-29 D & B       None           7,000       7,000
     (between bank    Addn. & 1/2 aband.
     & Reilley Bldg.) E. 7th St.
     & Bookkeeping    McMechen Corp.
     Deed Book 397
          page 278

5.   Benwood -        Lots 1-2-3 Tappe Addn.  85,900        4,800      90,700
     Banking Ctr.     Benwood Corp.
     43 Marshall St.
     Benwood
     Deed Book 520
          page 379

6.   Vacant Lot -     N  1/2 Lt. 6 Sq. 2      None          5,100       5,100
     Benwood          Hanlan Addn.
     25 Marshall St.  Benwood Corp.
     Benwood
     Deed Book 554
          page 474




7.   Vacant Lot -     Pt Lt 5 Hanlan Addn.  None        4,600          4,600
     Benwood          Sq 2 Add
     23 Marshall St.  Benwood Corp.
     Benwood
     Deed Book 554
          page 474

8.   Vacant Lot -     Pt Lt 5 Sq. 2         None        4,600          4,600
     Benwood          Hanlan Addn.
     21 Marshall St.  Benwood Corp.
     Benwood          (from Tusina)
     Deed Book 555
          page 378



Gateway owns the following real estate:

1.   Reilley Bldg.    Lot 27 D & B Addn.      23,000    2,500         25,500
     614 Marshall     McMechen Corp.
     McMechen         (owned by Gateway Bancshares)
     Deed Book 525
          page 180


          2.2(l)         Gateway is a party to a Software Maintenance Agreement
dated as of June 1, 1996 (the "Agreement") with Midwest Software, Inc. ("Midwest Software"). Under the Agreement, Midwest Software agrees to provide to Gateway maintenance services and updates of all enhancements and improvements and corrections developed and/or implemented by Midwest Software for a period of one year. Gateway believes the Agreement may be terminated with thirty (30) days prior written notification to Midwest Software. Maintenance service charges on a monthly basis are $440.

                                   EXHIBIT D


                             AFFILIATE'S AGREEMENT

                            _______________________
                                      Date



Gentlemen:

          Reference is made to the Agreement and Plan of Merger (the "Plan") dated the ____ day of __________________, 1997 by and among Commercial BancShares, Incorporated ("Commercial"), Gateway Bancshares, Inc. ("Gateway") and CWV Holding Company, Inc., providing for the merger of Gateway into a wholly-owned subsidiary of Commercial, CWV Holding Company, Inc. As a result of the merger, Commercial will acquire all of the issued and outstanding common stock of Gateway in exchange for shares of the common stock of Commercial. As a result of the merger, CWV will survive the Merger. The undersigned stockholder has been identified as one who may be an "affiliate" of Gateway for the purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transaction contemplated by the Plan, the affiliate will receive shares of Commercial stock. In consideration for the receipt of such shares, the affiliate represents, warrants and covenants to Commercial as follows:

               (1) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145, the affiliate will not sell, assign or transfer any of the affiliate shares except (a) within the limits and in accordance with the applicable provisions of Rule 145 or (b) upon receipt by Commercial of an opinion of counsel, in form and substance satisfactory to Commercial and its counsel, to the effect that such disposition complies with the Act.

               (2) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145(d), each certificate for the affiliate may bear a restrictive legend in substantially the following form:

               The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act.


                              Very truly yours,

                              __________________________________


Accepted this ____ day of _______________, 1997, by:


                              COMMERCIAL BANCSHARES, INCORPORATED



                              By:
                                  -------------------------------------
                              Its:
                                  -------------------------------------

                           FIRST AMENDMENT AGREEMENT

          THIS FIRST AMENDMENT AGREEMENT (the "Amended Agreement") is made and entered into as of the 30th day of September, 1997, among GATEWAY BANCSHARES, INC., a West Virginia bank holding corporation ("Gateway"), COMMERCIAL BANCSHARES, INCORPORATED, a West Virginia bank holding company ("Commercial"), CWV HOLDING COMPANY, INC., a West Virginia corporation to be formed as a wholly owned subsidiary of Commercial ("CWV") and WESBANCO, INC., a West Virginia corporation ("WesBanco").

          WHEREAS, Gateway and Commercial heretofore entered into an Agreement and plan of Merger dated the 15th day of August, 1997 (the "Agreement"), which provides for the merger of Gateway with and into CWV in accordance with the terms and conditions therein set forth, and

          WHEREAS, subsequent to the date of said Agreement, Commercial and Wes Banco have entered into a binding Letter of Agreement dated September 12,1 997 ("Letter of Agreement"), and intend to enter into a definitive Agreement and Plan of Merger, providing for the merger of Commercial with and into CBI Holding Company ("CBI"), a corporation to be formed under the laws of the State of West Virginia as a wholly owned subsidiary of WesBanco solely for the purpose of affecting the merger contemplated by the Letter of Intent (the "Merger"), and

          WHEREAS, pursuant to the provisions of Section 6.5 of said Agreement, Commercial and Gateway reserved the right to amend said Agreement, and

          WHEREAS, the parties desire to make certain amendments to said Agreement in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That for and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1.        Section 3.8  Directors, Independent Bank of said Agreement is hereby
                       ---------------------------
     deleted in its entirety and the following substituted therefore:

          3.8  Directors Bank Merger.  It is anticipated that the wholly owned
               ---------------------
     subsidiary of Gateway, The Bank of McMechen, will be merged as of the effective date of the merger between Commercial and CBI with and into WesBanco Bank Wheeling, a wholly owned banking subsidiary of WesBanco. In order to assure the continuity, the parties agree that the current Board of Directors of The Bank of McMechen set forth on the attached Exhibit A shall be entitled to serve as members of an Advisory Board to WesBanco Bank Wheeling for a two year period, meeting periodically. Each such director shall be entitled to receive a monthly director fee while serving on the Advisory Board equal to the monthly amount currently being received by such director as set forth on the attached Exhibit A.

2.        Section 3.9  Employees of The Bank of McMechen is hereby rescinded
                       ---------------------------------
     in its entirety and the following Section 3.9 is substituted therefore:

          3.9  Employees of The Bank of McMechen.  Commercial and WesBanco (upon
               ---------------------------------
     consummation of the merger between Commercial and CBI) will endeavor to continue in employment as many employees of The Bank of McMechen as are economically feasible, and to transfer such other employees as WesBanco may determine appropriate to provide for an efficient operation of its facilities. If, however, Commercial or WesBanco find it necessary to terminate any current employee of The Bank of McMechen due to a reduction in staff during the first 12 months after closing, it will provide severance for those terminated employees. Severance will equal one week's base pay for each full year of continuous service as an employee of The Bank of McMechen as of the severance date. Any officer of The Bank of McMechen (excluding Michael E. Moore) who is terminated will receive severance equal to two weeks base pay for each full year of continuous service as an employee of The Bank of McMechen as of the severance date. Severance will be in addition to any payment for accumulated vacation. Severed employees will be offered health benefits paid for entirely by the employee under COBRA. Notwithstanding the foregoing, in no event shall the severance to which an employee or officer is entitled exceed 52 weeks of base pay.

3. Section 4.1(j) is deleted in its entirety and the following is substituted therefore:

          (j) At the time of closing under the Agreement, Commercial will enter into an Employment Continuity Agreement with Michael E. Moore in the form of Exhibit B hereto and enter into a Change of Control Agreement with Linda Miller in the form of Exhibit C hereto. Commercial and WesBanco agree and acknowledge that the acquisition of Commercial by WesBanco will constitute a Change in Control under the above-mentioned agreements. It is further agreed that upon consummation of WesBanco's acquisition of Commercial, Michael E. Moore will be President of the Marshall County branches of WesBanco reporting to the CEO or COO of WesBanco Bank Wheeling and Linda Miller will be Vice President of the Marshall County branches of WesBanco reporting to Mr. Moore, with such officers performing substantially the same functions, duties and responsibilities as are currently being performed by them for The Bank of McMechen.

          WITNESS the following signatures:

                                           GATEWAY BANCSHARES, INC.

                                           By      /s/  Michael E. Moore
                                               ---------------------------------
                                           Its            President
                                               ---------------------------------

                                           COMMERCIAL BANCSHARES, INCORPORATED
--------------------------------
                                           By     /s/ William E. Mildren, Jr.
                                               ---------------------------------
                                           Its        Chairman, President & CEO
                                               ---------------------------------

                                           CWV HOLDING COMPANY, INC.
--------------------------------
                                           By
                                               ---------------------------------
                                           Its
--------------------------------               ---------------------------------

                                           WESBANCO, INC.
--------------------------------
                                           By   /s/  E. M. George
--------------------------------               ---------------------------------
                                           Its       President
--------------------------------               ---------------------------------

                                   EXHIBIT  A


                           MONTHLY  DIRECTORS'  FEES


                          Dr. Durig      $475.00
                          Dr. Dickey     $425.00
                          Mr. Eddy       $425.00
                          Mr. Munn       $425.00
                          Mr. Moore      $500.00
                          Mrs. Miller    $500.00

                           SECOND AMENDMENT AGREEMENT
                           --------------------------


          This Second Amendment Agreement (the "Second Amendment"), is made and entered into as of this 15th day of December, 1997, among GATEWAY BANCSHARES, INC., a West Virginia Bank holding company ("Gateway")and COMMERCIAL BANCSHARES, INCORPORATED, a West Virginia Bank holding company ("Commercial");

          WHEREAS, Gateway and Commercial heretofore entered into an Agreement and Plan of Merger dated the 15th day of August, 1997 (the "Agreement"), which provides for the merger of Gateway with and into CWV HOLDING COMPANY, INC., a West Virginia corporation, wholly-owned subsidiary to be formed by Commercial to facilitate the Merger, in accordance with the terms and conditions therein set forth, and

          WHEREAS, subsequent to the date of said Agreement, Commercial has determined that the name "CWV Holding Company, Inc." is not available from the Secretary of State's office;

          WHEREAS, pursuant to the provisions of Section 6.5 of the Agreement, Commercial and Gateway reserved the right to amend the Agreement;

          WHEREAS, the parties desire to amend the Agreement to provide for the substitution of the name "CBG Holding Company, Inc." for CWV Holding Company, Inc.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto intending to be legally bound hereby covenant and agree as follows:

4.        Substitution of name, CBG Holding Company, Inc.:  Gateway and
          -----------------------------------------------
          Commercial agree that in all places in the Agreement that the name CWV Holding Company, Inc., appears, there will be substituted in its place the name CBG Holding Company, Inc.

5.        All other Terms in Full Force and Effect:  Except as amended herein or
          ----------------------------------------
          by another properly executed amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, Gateway Bancshares, Inc., and Commercial BancShares, Incorporated, have caused this Second Amendment to be duly executed as of the date first written above.

Attest:                             GATEWAY BANCSHARES, INC.


By /s/ Linda Miller                 By  /s/ Michael E. Moore
   -----------------------------       ---------------------------------

Its Vice President                  Its /s/ President
   -----------------------------       ---------------------------------

Attest:                             COMMERCIAL BANCSHARES, INCORPORATED


By /s/Larry G. Johnson              By  /s/ William E. Mildren, Jr.
   -----------------------------       ---------------------------------

Its Secretary                       Its President
   -----------------------------       ---------------------------------

                                    ANNEX B

August 15, 1997



Board of Directors
Gateway Bancshares/The Bank of McMechen
700 Marshall Street
McMechen, WV  26040

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Gateway Bancshares, Inc. ("Gateway", "Bank of McMechen", or the "Company"), of the consideration to be received by such stockholders in the merger (the "Merger") between the Company and Commercial BancShares, Inc., a West Virginia bank holding company ("Commercial"). We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated August 15, 1997, by and among the Company and Commercial (the "Agreement"), at the effective time of the Merger, Commercial will acquire all of the Company's issued and outstanding shares of common stock.. The holders of Company common stock will receive, in exchange for each share of Company common stock, shares of common stock of Commercial based on an Exchange Ratio which equates to a $80.00 per share price, within a certain range, for each share of Company common stock. For calculation purposes, the Exchange Ratio will be determined based upon $80 divided by the average Commercial stock price. "Average Commercial Stock Price" means the average closing price of Commercial common stock on the American Stock Exchange for the twenty (20) days immediately prior to closing. If the quotient of the Exchange Ratio calculation is less than or equal to 1.742, then the Exchange Ratio will be 1.742. If such quotient is greater than 2.129, then the Exchange Ratio will be 2.129. The Agreement provides additional details regarding the consideration provisions for the merger. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion, we reviewed certain financial and other business data supplied to us by the Company and certain other information we deemed relevant. We discussed with senior management and the board of directors of the Company the position and prospective outlook for the Company. We considered historical data as well as the prices of recorded transactions in the Company's common stock since January 1992. We reviewed financial and stock market data of other savings institutions, particularly in the midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of banks and savings institutions or proposed changes of control of comparably situated companies.

For Commercial, we reviewed the audited financial statements for the fiscal years ended December 31, 1996, 1995 and 1994, quarterly and annual filings required by the Securities Exchange Commission, proxy statements, and certain other information deemed relevant.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by the Company and Commercial and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from the Company, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the Company's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of the Company or Commercial. We have further relied on the assurances of management of the Company and Commercial that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature, or the ability of the Merger as set forth in the Agreement to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a majority of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement by the Company in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of the Company used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,


/s/ Charles Webb & Company
----------------------------------------------------
Charles Webb & Company
A Division of Keefe, Bruyette & Woods, Inc.

                                    ANNEX C

                    WEST VIRGINIA DISSENTERS' RIGHTS STATUTE


31-1-122. Rights of shareholders to dissent.

          Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:

          (a) Any plan of merger or consolidation to which the corporation is a party; or

          (b) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

          A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

31-1-123. Rights of dissenting shareholders; procedure for purchasing of dissenting shareholders' shares; civil action for determining value of shares; procedure for transferring of such shares to corporation and payment therefor.

          (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [(S) 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

          (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

          (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

          (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares.
Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

          (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4 (e) (2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraiser shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

          The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

          The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any and all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexations or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any part to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

          (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

          (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                    ANNEX D

                                  Bowles Rice
                        McDavid Graff & Love, p.l.l.c.
                               ATTORNEYS AT LAW


 1000 TECHNOLOGY DRIVE,                          600 QUARRIER STREET
      SUITE 1330                                 POST OFFICE BOX 1386                     1200 VINE CENTER TOWER
FAIRMONT, WEST VIRGINIA                   CHARLESTON, WEST VIRGINIA 25325-1386             333 WEST VINE STREET
         26554                                  TELEPHONE 304-347-1100                   LEXINGTON, KENTUCKY 40507
TELEPHONE 304-368-4000                          FACSIMILE 304-343-2867                     TELEPHONE 606-225-8700

 105 WEST BURKE STREET
   MARTINSBURG, WEST
    VIRGINIA 25401
 TELEPHONE 304-263-0836


   206 SPRUCE STREET                                                                         633 STARKS BUILDING
   MORGANTOWN, WEST                                                                        455 SOUTH FOURTH STREET
    VIRGINIA 26505                                                                        LOUISVILLE, KENTUCKY 40202
TELEPHONE 304-284-4013

   601 AVERY STREET                                                                        ONE DAVE COWENS DRIVE
   PARKERSBURG, WEST                                                                    ONE RIVERFRONT PLACE, SUITE
    VIRGINIA 26102                                                                                  950
TELEPHONE 304-485-8500                      January 15, 1998                             NEWPORT, KENTUCKY 41071
                                                                                          TELEPHONE 606-581-8700

WRITER'S DIRECT DIAL                                                                              E-MAIL
347-1132 * Fax 343-3058                                                                   mmontele@bowlesrice.com


  Gateway Bancshares, Inc.
  Bank of McMechen
  700 Marshall Street
  P.O. Box 68
  McMechen, West Virginia  26040


                             Ladies and Gentlemen:

       You have requested our opinion on certain federal income tax consequences relating to the merger (the " Merger") of Gateway Bancshares, Inc.("Gateway") with and into CBG Holding Company, Inc. ("CBG"), a wholly- owned subsidiary of Commercial Bancshares, Incorporated ("Commercial").

      The relevant facts concerning the Merger are set forth in the Agreement and Plan of Merger executed by the above parties. A description of the transaction set forth therein is incorporated herein by reference. For purposes of this opinion, the acquisition of the Purchased Shares will be treated as though it occurred as part of the Merger transaction.

                                Representations
                                ---------------

      In addition to the general statement of facts set forth in the Registration Statement, and exhibits attached thereto, you have made the following representations concerning the proposed transaction:

                                  BOWLES RICE
                        MCDAVID GRAFF & LOVE, P.L.L.C.

Commercial Bancshares, Incorporated and
Gateway Bancshares, Inc.
January 15, 1998
Page 2


          (1) The fair market value of the Commercial stock and other consideration to be received by each Gateway shareholder will be approximately equal to the fair market value of the Gateway common stock surrendered in the exchange.

          (2) There is no plan or intention by the shareholders of Gateway who own one percent (1%) or more of the Gateway stock, and to the best of the knowledge of the management of Gateway, there is no plan or intention on the part of the remaining shareholders of Gateway to sell, exchange or otherwise dispose of a number of shares of Commercial stock received in the transaction that would reduce the Gateway shareholder's ownership of Commercial stock to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all the formerly outstanding stock of Gateway as of the same date. For purposes of this representation, shares of Gateway stock exchanged for cash or other property, surrendered by dissenters, exchanged for cash in lieu of fractional shares of Commercial stock, and the Purchased Shares already owned by Commercial will be treated as outstanding Gateway stock on the date of the transaction. Moreover, shares of Gateway stock and shares of Commercial stock held by Gateway shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making its representation.


         (3) CBG will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Gateway immediately prior to the transaction. For purposes of this representation, amounts paid by Gateway to dissenters, amounts paid by Gateway to shareholders who receive cash or other property, capital assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Gateway immediately preceding the transfer, will be included as assets of Gateway held immediately prior to the transaction.


         (4) Prior to the transaction, Commercial will be in control of CBG within the meaning of Section 368(c) of the Internal Revenue Code.

         (5) Following the transaction, CBG will not issue additional shares of its stock that would result in Commercial losing control of CBG within the meaning of Section 368(c) of the Internal Revenue Code.

         (6) Commercial has no plan or intention to reacquire any of its stock issued in the transaction.

         (7) Commercial has no plan or intention to liquidate CBG; to merge CBG with and into another corporation; to sell or otherwise dispose of the stock of CBG; or to cause CBG to sell or otherwise dispose of any of the assets of Gateway acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code.

                                  BOWLES RICE
                        MCDAVID GRAFF & LOVE, P.L.L.C.


Commerical Bancshares, Incorporated and
Gateway Bancshares, Inc.
January 15, 1998
Page 3


         (8) The liabilities of Gateway assumed by CBG and the liabilities to which the transferred assets of Gateway are subject were incurred by Gateway in the ordinary course of its business .


         (9) Following the transaction, CBG will continue the historic business of Gateway or use a significant portion of Gateway's historic business assets in a business.

         (10) Commercial, CBG, Gateway and the shareholders of Gateway will pay their respective expenses, if any, incurred in connection with the transaction.

         (11) There is no intercorporate indebtedness existing between Commercial and Gateway or between Gateway and CBG that was issued, acquired, or will be settled at a discount.

         (12) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (13) Gateway is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (14) The fair market value of the assets of Gateway transferred to CBG will equal or exceed the sum of the liabilities assumed by CBG plus the amount of liabilities, if any, to which the transferred assets are subject.

        (15) The payment of cash in lieu of fractional shares of Commercial stock is solely for the purpose of avoiding the expense and inconvenience to Commercial of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Gateway shareholders instead of issuing fractional shares of Commercial will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Gateway shareholders in exchange for their shares of Gateway stock. The fractional share interests of each Gateway shareholder will be aggregated, and no Gateway shareholder will receive cash in an amount equal to or greater than the value of one (1) full share of Commercial stock.

         (16) No stock of CBG will be issued in the transaction.

                                    Opinion
                                    -------

         Based solely upon the information submitted and on the representations set forth above, we are of the opinion that:

                                  BOWLES RICE
                        MCDAVID GRAFF & LOVE, P.L.L.C.

Commercial Bancshares, Incorporated and
Gateway Bancshares, Inc.
January 15, 1998
Page 4

         (a) The Merger of Gateway with and into CBG should constitute a tax-free reorganization within the meaning of I.R.C. Section 368(a)(1)(A) and I.R.C.
Section 368(a)(2)(D).

         (b) The gain, if any, realized by a Gateway shareholder upon receipt of cash for fractional shares should be recognized, but not in an amount in excess of the cash received as part of the merger transaction. The provisions of I.R.C.
Section 302 will govern whether the character of the gain will be ordinary income or capital gains. Each shareholder should consult his or her own tax advisor with respect to the determination of whether the exchange has the effect of a redemption or the distribution of a dividend.

         (c) The holding period of the Commercial common stock received by each holder of Gateway's common stock will include the period during which the stock of Gateway surrendered in exchange therefor was held, provided such stock was a Gateway asset in the hands of the shareholder at the time of the effective date of the merger.


         (d) A Gateway shareholder who dissents from the merger and receives solely cash in exchange for his or her stock in Gateway, should be treated as having received all such cash in redemption of his or her Gateway stock subject to the provisions of I.R.C. Sections 302 and 318.


         It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts or representations stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, some or all of the opinions expressed in this letter may become inapplicable.
         Please note further that Treas. Reg. Section 1.368-3 requires certain records to be kept and information to be filed with the federal income tax returns of each corporation which is a party to the reorganization. This same regulation requires each Gateway shareholder who received Commercial shares in connection with the reorganization to attached to his or her federal income tax return for the year in which such shares are received a statement disclosing the exchange of Gateway stock for shares of Commercial and reporting the cost or other basis of the Gateway stock given up and the number and value of Commercial shares received.

                                  BOWLES RICE
                        MCDAVID GRAFF & LOVE, P.L.L.C.

Commerical Bancshares, Incorporated and
Gateway Bancshares, Inc.
January 15, 1998
Page 5


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference of our firm in the Registration Statement.

                                    Sincerely,

                                    BOWLES RICE McDAVID GRAFF & LOVE, P.L.L.C.



                                    By /s/ Marc A. Monteleone
                                       ----------------------------------------
                                           Marc A. Monteleone

MAM/ms

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 31-1-9 of the West Virginia Code of 1931, as amended, permits indemnification of present or former officers or directors who are named or threatened to be named as parties to a legal action arising out of their activities as officers or directors under certain circumstances.

     The Bylaws of Commercial BancShares, Incorporated, as amended, contain the following provision with regard to the indemnification of its directors and officers:

     Each director and officer or former director and officer of this corporation, shall be indemnified against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the performance of duty to the corporation. A conviction or judgment (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the performance of duty to the corporation if such director or officer acted in good faith in what he considered to be the best interest of the corporation and with no reasonable cause to believe that the action was illegal. If in the judgment of the board of directors a settlement of any claim so arising is deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

     Exhibits required to be filed with this Registration Statement by Item 601 of Regulations S-K follow the execution pages of the Registration Statement. The required exhibit index precedes these documents. Required exhibits which are a part of the preceding Prospectus and Proxy Statement are incorporated by reference to their location.

Item 22.  Undertakings.

     1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by other Items of the applicable form.

     2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (230.415), will be filed as a part of an amendment is effective, and that, for purposes of determining any liability of the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

     6.  The undersigned registrant hereby undertakes:

         a. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, present a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         b. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

         c. To remove from the registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   Signatures

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly issued this registration statement or amendment thereto to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Parkersburg, State of West Virginia, on the 2nd day of February, 1998.

                              COMMERCIAL BANCSHARES, INCORPORATED


                              By    /s/ William E. Mildren, Jr.
                                    ----------------------------







Signature                        Date                  Signature                       Date
---------                        ----                  ---------                       ----

/s/ Bruce Bingham*               February 2, 1998
-----------------------------    ----------------
Bruce Bingham


/s/ A. Vernon Criss, III*        February 2, 1998        /s/ Gary R. Davis*            February 2, 1998
-----------------------------    ----------------        -----------------------       ----------------
A. Vernon Criss, III                                     Gary R. Davis


/s/ Wilson Davis*                February 2, 1998        /s/ Carl E. Dollman*          February 2, 1998
-----------------------------    ----------------        -----------------------       ----------------
Wilson Davis                                             Carl E. Dollman


/s/ James A. Meagle, Jr.*        February 2, 1998        /s/ David L. Mendenhall*      February 2, 1998
-----------------------------    ----------------        ------------------------      ----------------
James A. Meagle, Jr.                                     David L. Mendenhall


/s/ William E. Mildren, Jr.*     February 2, 1998        /s/ Jack F. Poe*              February 2, 1998
-----------------------------    ----------------        -----------------------       ----------------
William E. Mildren, Jr.                                  Jack F. Poe
(Chief Executive Officer)

/s/ Robert E. Richardson, Sr.*   February 2, 1998        /s/ W. S. Ritchie, Jr.*       February 2, 1998
-----------------------------    ----------------        -----------------------       ----------------
Robert E. Richardson, Sr.                                W. S. Ritchie, Jr.



/s/ Susan S. Ross*               February 2, 1998      /s/ Donald L. Scothorn*       February 2, 1998
----------------------           ----------------      -----------------------       ----------------
Susan S. Ross                                          Donald L. Scothorn


/s/ Thomas N. Webster*           February 2, 1998      /s/ Larry G. Johnson*         February 2, 1998
----------------------           ----------------      ----------------------        ----------------
Thomas N. Webster                                      Larry G. Johnson
                                                       (Chief Financial Officer)



*Sign pursuant to power of attorney.

                      COMMERCIAL BANCSHARES, INCORPORATED
                      -----------------------------------
                                    FORM S-4
                               INDEX TO EXHIBITS

                                                                     S-B Item 601
                                                                          Table             Exhibit
Description                                                             Reference           Number
-----------                                                             ---------           ------
Underwriting agreement                                                    (1)                 N/A

Agreement and Plan of Merger                                              (2)

Articles of Incorporation and Bylaws:                                     (3)
     (a)  Articles of Incorporation of Commercial
            BancShares, Incorporated as last amended
            and restated September 4, 1997                                                 Exhibit 3(a)*
     (b)  Bylaws of Commercial BancShares, Incorporated
            as last amended, effective May  8, 1996                                        Exhibit 3(b)*

Instruments Defining the Rights of Security Holders                       (4)                 (a)

Opinions Re:  Legality                                                    (5)              Exhibit 5

Opinion Re: Liquidation Preference                                        (7)                 N/A

Opinion Re: Tax Matters and Consent                                       (8)               Annex D

Voting Trust Agreement                                                    (9)                 N/A

Material Contracts                                                        (10)                (b)


10.1  Change in Control Agreement between Commercial
      BancShares, Incorporated, and William E. Mildren,
      Jr., dated November 1, 1996.

10.2  Change in Control Agreement between Commercial                                          (c)
      BancShares, Incorporated, and Larry G. Johnson,
      dated November 1, 1996.

10.3  Change in Control Agreement between Gary R.                                         Exhibit 10.3*
      Davis, Hometown Bancshares, Inc., and Union Bank
      of Tyler County, dated August 11, 1993   (filed
      herewith)

10.4  Change in Control Agreement between Patty S.                                        Exhibit 10.4*
      Poling, Hometown Bancshares, Inc., and The
      Community Bank of Pennsboro, Inc., dated August
      17, 1993   (filed herewith)

10.5  Change in Control Agreement between David L.                                        Exhibit 10.5*
      Mendenhall, Hometown Bancshares, Inc., and The
      Bank of Paden City, dated August 10, 1993   (filed
      herewith)

10.6  Agreement and Plan of Merger with WesBanco, Inc.                                        (d)

Statement Re: Computation of Per Share Earnings                           (11)                N/A

Annual Report to Security Holders, et al.                                 (13)                N/A

Material Foreign Patents                                                  (14)                N/A

Letter Re: Unaudited Interim Financial Information                        (15)                N/A

Letter Re: Changes in Certifying Accountant                               (16)                N/A

Subsidiaries of the Registrant                                            (21)            Exhibit 21*

Consents:

  (a)      Consent of Harman Thompson Mallory & Ice                       (23)            Exhibit 23(a)
  (b)      Consent of Glatz, Ibecny & Company, PLLC                       (23)            Exhibit 23(b)
  (c)      Consent of Charles Webb & Company, L.P.                        (23)            Exhibit 23(c)
  (d)      Consent of Bowles Rice McDavid Graff & Love,                   (23) included in Exhibit 5
           P.L.L.C.                                                            included in Annex D

Power of Attorney                                                         (24)

Statement of Eligibility of Trustee                                       (25)                N/A

Invitation for Competitive Bids                                           (26)                N/A

Financial Data Schedule                                                   (27)

Information From Reports Furnished To State Insurance                     (28)                N/A
Regulatory Authorities

Additional Exhibits:                                                      (29)
  (a)  Form of Agreement Regarding
          Affiliates                                                                       Exhibit 99*
  (b)  Form of Proxy                                                                       Exhibit 99(a)

* Previously Filed


Footnotes:
----------

 (a) Incorporated herein by reference to Exhibit 1 of Commercial's Registration Statement on Form 8-A filed with the SEC on April 18, 1995.

 (b) Incorporated herein by reference to Exhibit 10.1 of Commercial's Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 28, 1997.

 (c) Incorporated herein by reference to Exhibit 10.2 of Commercial's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 28, 1997.

 (d) Incorporated herein by reference to Exhibit 1 of Commercial's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed on November 14, 1997.